                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


         Filed by the Registrant                    [X]
         Filed by a Party other than the Registrant [_]

Check the appropriate box:

 [_] Preliminary Proxy Statement
 [_] Confidential, for Use of the Commission only (as permitted by
     Rule 14a-6(e)(2))
 [X] Definitive Proxy Statement
 [_] Definitive Additional Materials
 [_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       UNIVERSAL HOSPITAL SERVICES, INC.
               (Name of Registrant as Specified in its Charter)

                       UNIVERSAL HOSPITAL SERVICES, INC.
                       ---------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [_] No fee required.
 [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
 [X] Fee paid previously with preliminary materials.
 [_] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1) Amount Previously Paid: ___________________________________________________

 (2) Form, Schedule or Registration Statement No.: _____________________________

 (3) Filing Party: _____________________________________________________________

 (4) Date Filed: _______________________________________________________________

[UHS Letterhead]


                                                                 March 19, 1997

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Universal Hospital Services, Inc. ("UHS"), to be held on Friday, April 4, 1997 at the Radisson South, 7800 Normandale Boulevard, Bloomington, Minnesota, commencing at 9:00 a.m., Central Time (the "Special Meeting").

     At the Special Meeting, you will be asked to consider and vote on a proposal to approve the merger (the "Merger") of UHS with a newly formed wholly-owned indirect subsidiary of MEDIQ Incorporated ("MEDIQ"), in which UHS will become a wholly-owned indirect subsidiary of MEDIQ and shareholders of UHS will receive $17.50 per share in cash in exchange for their UHS common stock (together with the associated Rights (as defined in the accompanying Proxy Statement) other than (i) shares as to which dissenters' rights are perfected as described in the Proxy Statement and (ii) any shares owned directly or indirectly by MEDIQ).

     The Special Committee of the Board of Directors of UHS (the "Special Committee") has unanimously adopted and approved the Merger and unanimously recommends that you vote in favor of the Merger at the Special Meeting. The Special Committee has received a written opinion from Piper Jaffray Inc., its financial advisor, to the effect that the merger consideration of $17.50 per share to be paid to the UHS shareholders is fair from a financial point of view as of March 18, 1997.

     The Merger and certain related matters are described in detail in the accompanying Proxy Statement. See "THE MERGER" in the Proxy Statement. A copy of the Agreement and Plan of Merger is attached as Appendix A to the Proxy Statement.

     Approval of the matters related to the Merger to be voted on at the Special Meeting requires the affirmative vote of the holders of a majority of the outstanding shares of UHS common stock. Accordingly, failure to vote or abstentions will have the effect of a vote against the Merger for the purpose of determining whether approval by the holders of a majority of the outstanding shares of UHS common stock is obtained. Moreover, brokers cannot vote at the Special Meeting without instructions from shareholders entitled to vote at the Special Meeting. Shareholders whose shares are held in brokerage accounts ("street names") are urged to instruct their brokers to vote their shares in favor of the Merger.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. YOUR SHARES OF UHS COMMON STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU HAVE GIVEN IN YOUR PROXY. IF NO INSTRUCTIONS ARE GIVEN ON YOUR PROXY, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AT THE SPECIAL MEETING FOR APPROVAL OF THE MERGER AND IN ACCORDANCE WITH THE PROXY STATEMENT ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IF YOU DO NOT RETURN THE ACCOMPANYING FORM OF PROXY, YOUR SHARES WILL NOT BE VOTED IN FAVOR OF APPROVAL OF THE MERGER AND WILL HAVE THE SAME EFFECT AS A NO VOTE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.


                                  Thomas A. Minner
                                  Chairman of the Board and Chief
                                   Executive Officer

                       UNIVERSAL HOSPITAL SERVICES, INC.
                             1250 Northland Plaza
                             3800 West 80th Street
                       Bloomington, Minnesota 55431-4442

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    To Be Held on Friday, April 4, 1997


To the Shareholders of Universal Hospital Services, Inc.:

     Notice is hereby given that a Special Meeting of the shareholders of Universal Hospital Services, Inc. ("UHS") will be held at 9:00 a.m., Central Time, on Friday, April 4, 1997, at the Radisson Hotel South, 7800 Normandale Boulevard, Bloomington, Minnesota, for the following purposes:

          (1) to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of February 10, 1997 (the "Merger Agreement") in which (a) PRN Merger Corporation ("Merger Sub"), a Minnesota corporation and a wholly-owned indirect subsidiary of MEDIQ Incorporated, a Delaware corporation ("MEDIQ"), will be merged with and into UHS (the "Merger"), and
     (b) each outstanding share of UHS's common stock, $.01 par value per share ("UHS Common Stock"), together with the associated Rights (as defined in the accompanying Proxy Statement) (other than (i) shares as to which dissenters' rights are perfected and (ii) any shares owned directly or indirectly by MEDIQ), will be converted into the right to receive $17.50 per share in cash (the "Merger Consideration"); and

          (2) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     A copy of the Proxy Statement relating to the Special Meeting (which includes as Appendix A thereto a copy of the Merger Agreement) is attached to this Notice and incorporated herein by reference.

     Only holders of record of UHS Common Stock at the close of business on February 26, 1997 are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. The affirmative vote of the holders of a majority of the outstanding shares of UHS Common Stock is necessary to approve the Merger.

     THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS AND THE FULL BOARD OF DIRECTORS OF UHS EACH UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER.

     Holders of UHS Common Stock who do not vote their shares in favor of the Merger Agreement and who strictly comply with Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the "MBCA") have the right to dissent from the Merger Agreement and make written demand for payment of the "fair value" of their shares ("Dissenting Shares"). For a description of the rights of holders of Dissenting Shares, see Section 302A.471 of the MBCA, a copy of which is included in Appendix C to the accompanying Proxy Statement. In addition, a description of the procedures to be followed in order to obtain payment for Dissenting Shares is set forth under the caption "RIGHTS OF DISSENTING SHAREHOLDERS" in the Proxy Statement.

     Your attention is directed to the Proxy Statement and the Appendices for more complete information regarding the Merger Agreement and UHS.

                                    By Order of the Board of Directors,


                                    /s/ Paul W. Larsen

                                    Paul W. Larsen
                                    Secretary


March 19, 1997



     YOUR VOTE IS IMPORTANT. ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                      To Be Held on Friday, April 4, 1997


     This Proxy Statement is being furnished to the shareholders of Universal Hospital Services, Inc. ("UHS" or the "Company") in connection with a special meeting of shareholders of UHS (the "Special Meeting") to be held on Friday, April 4, 1997 at 9:00 a.m., Central Time, at the Radisson Hotel South, 7800 Normandale Boulevard, Bloomington, Minnesota. The accompanying proxy is being solicited by UHS's Board of Directors and is to be voted at the Special Meeting or at any adjournments or postponements thereof.

     At the Special Meeting, holders of shares of common stock of UHS, $.01 par value per share ("UHS Common Stock"), will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of February 10, 1997 (the "Merger Agreement"), by and among UHS, MEDIQ Incorporated, a Delaware corporation ("MEDIQ"), and PRN Merger Corporation, a Minnesota corporation and a wholly-owned indirect subsidiary of MEDIQ ("Merger Sub"), which approval and adoption will also constitute approval of the transactions contemplated thereby. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement.

     The Merger Agreement provides that Merger Sub will be merged with and into UHS (the "Merger"), with UHS being the surviving corporation after the Merger. In the Merger, each outstanding share of UHS Common Stock (together with the associated Rights (as defined herein) and other than (i) shares to which dissenters' rights are perfected and (ii) any shares owned directly or indirectly by MEDIQ) will be converted into the right to receive a cash payment of $17.50 (the "Merger Consideration"). As a result of the Merger, UHS will become a wholly-owned indirect subsidiary of MEDIQ, and the UHS shareholders who do not perfect dissenters' rights shall receive the Merger Consideration, without interest, in exchange for their shares of UHS Common Stock.

     Approval of the matters related to the Merger to be voted on at the Special Meeting requires the affirmative vote of the holders of a majority of the outstanding shares of UHS Common Stock. Accordingly, failure to vote or abstentions will have the effect of a vote against the Merger for the purpose of determining whether approval by the holders of a majority of the outstanding shares of UHS Common Stock is obtained. Moreover, brokers cannot vote at the Special Meeting without instructions from shareholders entitled to vote at the Special Meeting. Shareholders whose shares are held in brokerage accounts ("street names") are urged to instruct their brokers to vote their shares in favor of the Merger. Certain members of UHS management, who collectively own approximately 16.0% of the outstanding shares of UHS Common Stock, have agreed to vote all of their shares in favor of the Merger at the Special Meeting.

     HOLDERS OF UHS COMMON STOCK WHO COMPLY WITH THE REQUIREMENTS OF SECTIONS 302A.471 AND 302A.473 OF THE MINNESOTA BUSINESS CORPORATION ACT (THE "MBCA") ARE ENTITLED TO ASSERT DISSENTERS' RIGHTS WITH RESPECT TO THE PROPOSED MERGER AND TO OBTAIN PAYMENT OF THE FAIR VALUE OF THEIR SHARES IF THE PROPOSED MERGER IS CONSUMMATED. IN ORDER TO PERFECT DISSENTERS' RIGHTS, A SHAREHOLDER MUST SEND A NOTICE TO THE CORPORATION BEFORE THE DATE OF THE VOTE AND MUST NOT VOTE IN FAVOR OF THE MERGER BY PROXY OR OTHERWISE. A COPY OF SECTIONS 302A.471 AND 302A.473 OF THE MBCA IS ATTACHED TO THE PROXY STATEMENT AS APPENDIX C. SEE "RIGHTS OF DISSENTING SHAREHOLDERS."

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UHS OR MEDIQ. THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH SOLICITATION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UHS OR MEDIQ SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. NEITHER UHS NOR MEDIQ UNDERTAKES ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE HEREOF.

     On February 10, 1997, the high and low sales prices for UHS Common Stock as reported on the Nasdaq Stock Market were $12.50 and $12.00, respectively, and the closing price on such date was $12.38 per share.

     Only holders of record of UHS Common Stock at the close of business on February 26, 1997 are entitled to notice of and to vote at the Special Meeting. At the close of business on February 26, 1997, a total of 5,372,421 shares of UHS Common Stock were outstanding, each being entitled to one vote. This Proxy Statement is first being sent to shareholders on or about March 19, 1997.

     Officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone or in person. The Company has also retained Morrow & Co., Inc. to solicit proxies, by mail, in person or by telephone, at an estimated cost of $5,000 plus reimbursement of reasonable out-of-pocket expenses. Expenses in connection with the solicitation of proxies will be paid by the Company.


             THE DATE OF THIS PROXY STATEMENT IS MARCH 19, 1997.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY.................................................................    1
   Universal Hospital Services, Inc.....................................    1
   MEDIQ Incorporated; PRN Merger Corporation...........................    1
   Matters to be Considered at the Special Meeting; Vote Required.......    1
   The Special Meeting; Record Date; Quorum.............................    1
   Structure of the Merger..............................................    2
   Recommendation of the Special Committee and
       the Board of Directors...........................................    2
   Opinion of UHS Financial Advisor.....................................    2
   Reasons of UHS for the Merger........................................    2
   Reasons of MEDIQ and Merger Sub for the Merger.......................    3
   Certain Effects of the Merger........................................    3
   Conduct of Business if the Merger is Not Consummated.................    3
   Interests of Certain Persons in the Merger...........................    4
   The Support/Voting Agreements........................................    4
   Dissenters' Rights...................................................    4
   Certain Federal Income Tax Consequences of the Merger................    4
   Effective Time of the Merger.........................................    4
   Conditions to Consummation of the Merger.............................    4
   Termination of the Merger Agreement..................................    5
   Regulatory Approvals.................................................    5
   Market Price for UHS Common Stock....................................    5
   Payment Agent; Surrender of Stock Certificates.......................    6
   Accounting Treatment.................................................    6

SELECTED FINANCIAL DATA.................................................    7

THE SPECIAL MEETING.....................................................    8
   Introduction.........................................................    8
   Matters to be Considered at the Meeting..............................    8
   Voting Information...................................................    8
   Solicitation, Revocation and Use of Proxies..........................    9

THE MERGER..............................................................    9
   Background of the Merger.............................................    9
   Reasons for the Merger and Recommendation of the
       Special Committee and Board of Directors.........................   13
   Opinion of UHS Financial Advisor.....................................   14

THE MERGER AGREEMENT....................................................   19
   General..............................................................   19
   Effective Time.......................................................   19
   Consideration to be Received by Shareholders.........................   20
   Payment for Shares...................................................   20
   Payment of Stock Options and Rights..................................   21
   Representations and Warranties.......................................   21
   Operations of UHS Prior to the Merger................................   22
   Restriction on Solicitation..........................................   24
   Conditions to Consummation of the Merger.............................   24

   Employment Matters...................................................   25
   Indemnification of Officers and Directors............................   25
   Termination..........................................................   26
   Expenses.............................................................   26

CERTAIN EFFECTS OF THE MERGER...........................................   27

REGULATORY APPROVALS....................................................   27

ACCOUNTING TREATMENT....................................................   28

INTERESTS OF CERTAIN PERSONS IN THE MERGER..............................   28
   UHS Stock Options....................................................   28
   Employee Stock Purchase Plan.........................................   28
   Change in Control Agreements.........................................   29
   Indemnification of Officers and Directors............................   29
   Certain Relationships................................................   29

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................   30

RIGHTS OF DISSENTING SHAREHOLDERS.......................................   31

FINANCING THE MERGER....................................................   34

UHS FINANCIAL PROJECTIONS...............................................   35

THE SUPPORT/VOTING AGREEMENTS...........................................   37

STOCK OWNERSHIP OF MANAGEMENT AND
   CERTAIN BENEFICIAL OWNERS............................................   37

MARKET PRICE AND DIVIDEND INFORMATION
   FOR UHS COMMON STOCK.................................................   39

DESCRIPTION OF UHS CAPITAL STOCK........................................   40
   UHS Common Stock.....................................................   40
   Undesignated Preferred Stock.........................................   40
   Provisions of the Company's Restated Articles and Bylaws
        and the Minnesota Business Corporation Act......................   40
   Rights and Junior Preferred Shares...................................   41
   Transfer Agent and Registrar.........................................   42

SHAREHOLDER PROPOSALS...................................................   42

OTHER MATTERS...........................................................   42

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
   EXCHANGE ACT OF 1934.................................................   42

INDEPENDENT ACCOUNTANTS.................................................   42

AVAILABLE INFORMATION...................................................   43

DOCUMENTS INCLUDED IN APPENDIX D........................................  43

APPENDIX A--Agreement and Plan of Merger................................  A-1

APPENDIX B--Opinion of Piper Jaffray Inc................................  B-1

APPENDIX C--Sections 302A.471 and 302A.473 of the Minnesota Business
              Corporation Act--Dissenters' Appraisal Rights.............  C-1

APPENDIX D--Universal Hospital Services, Inc. Annual Report on
              Form 10-K for the year ended December 31, 1996............  D-1

                                    SUMMARY

     The following is a summary of certain information contained in this Proxy Statement. This summary is not intended to be complete and is qualified in its entirety by the more detailed information and financial data appearing elsewhere in this Proxy Statement and the appendices hereto. Shareholders are urged to review carefully the entire Proxy Statement and the appendices hereto.

Universal Hospital Services, Inc.

     UHS is a Minnesota corporation with its principal offices at 1250 Northland Plaza, 3800 West 80th Street, Bloomington, Minnesota 55431-4442. UHS provides movable medical equipment to hospitals and other healthcare providers through equipment management programs utilizing Pay-Per-Use/TM/ as the system for charging customers only for actual equipment usage.

MEDIQ Incorporated; PRN Merger Corporation

     MEDIQ is a Delaware corporation. Its principal executive offices are located at One MEDIQ Plaza, Pennsauken, New Jersey 08110-1460. MEDIQ, through its wholly-owned subsidiary, MEDIQ/PRN Life Support Services, Inc., operates the largest moveable critical care and life support medical equipment rental business in the United States. MEDIQ is a public company whose stock is traded on the American Stock Exchange under the symbol "MED."

     PRN Merger Corporation ("Merger Sub") was organized under the laws of the state of Minnesota on February 6, 1997 as a wholly-owned indirect subsidiary of MEDIQ for the purposes of entering into the Merger Agreement and effecting the Merger. Merger Sub has conducted no business. Its principal executive offices are located at One MEDIQ Plaza, Pennsauken, New Jersey 08110-1460.

Matters to be Considered at the Special Meeting; Vote Required

     At the Special Meeting, shareholders will be asked to consider and vote on a proposal to approve the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of UHS Common Stock. See "THE SPECIAL MEETING-Matters to be Considered at the Meeting" and "-Voting Information."

The Special Meeting; Record Date; Quorum

     The Special Meeting of Shareholders of UHS will be held on April 4, 1997, 9:00 a.m., Central Time, at the Radisson Hotel South, 7800 Normandale
Boulevard, Bloomington, Minnesota. Only holders of record of UHS Stock at the close of business on February 26, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting. On that date, there were 5,372,421 shares of UHS Common Stock outstanding, with each share entitled to cast one vote. The presence (in person or by proxy) of the holders of a majority of the outstanding shares of UHS Common Stock is necessary to constitute a quorum at the Special Meeting. Abstentions and broker nonvotes are counted for purposes of determining whether a quorum exists at the Special Meeting. However, abstentions, broker nonvotes and proxies that are not returned will have the same effect as a "no" vote with respect to the Merger because approval by the holders of a majority of the outstanding shares is required to appr ove the Merger Agreement. See "THE SPECIAL MEETING-Voting Information."

Structure of the Merger

     Pursuant to the Merger Agreement, Merger Sub will merge with and into UHS, with UHS being the surviving corporation after the Merger (the "Surviving Corporation"). Each outstanding share of UHS Common Stock, together with the associated Rights (other than (i) shares as to which dissenters rights are perfected and (ii) any shares owned directly or indirectly by MEDIQ) will be converted into the right to receive the Merger Consideration, without interest. Each outstanding share of common stock of Merger Sub will be exchanged for one share of the stock of the Surviving Corporation. See "THE MERGER AGREEMENT-General," "-Consideration to be Received by Shareholders" and "-Payment for Shares."

Recommendation of the Special Committee and the Board of Directors

     The Special Committee of the UHS Board of Directors (the "Special Committee"), as well as the full Board of Directors of UHS, each has unanimously determined, based upon factors it deemed relevant, that the terms of the Merger Agreement are fair to, and in the best interests of, UHS and its shareholders, and each has unanimously approved and adopted the Merger Agreement and unanimously recommends that the UHS shareholders vote FOR the proposal to approve and adopt the Merger Agreement. See "THE MERGER-Background of the Merger" and "-Reasons for the Merger and Recommendation of the Special Committee and Board of Directors."

Opinion of UHS Financial Advisor

     Piper Jaffray, Inc. ("Piper Jaffray"), an investment banking firm, has rendered a written opinion to the Special Committee to the effect that as of the effective date of such opinion, and subject to the assumptions, factors and limitations set forth therein, the Merger Consideration is fair to the UHS shareholders from a financial point of view. The full text of the written opinion of Piper Jaffray, which sets forth the assumptions made, procedures followed, matters considered and limits of review, is attached as Appendix B to this Proxy Statement. SHAREHOLDERS ARE URGED TO AND SHOULD READ THE OPINION OF PIPER JAFFRAY CAREFULLY. See "THE MERGER-Opinion of UHS Financial Advisor."

Reasons of UHS for the Merger

     The decision of the Special Committee and the Board of Directors to approve and recommend the Merger Agreement was the product of the Special Committee's lengthy evaluation process described under "THE MERGER-Background of the Merger." This process involved (a) consideration of the alternatives available to the Company; (b) the implementation of a controlled auction process coordinated by Piper Jaffray to generate the highest, bona fide acquisition proposals for the Company and review of such proposals by the Special Committee with the assistance of its financial and legal advisors; and (c) numerous meetings of the Special Committee at which the Special Committee considered various acquisition proposals and strategic alternatives with the advice and assistance of its outside financial and legal advisors.

     In determining to approve and recommend the Merger Agreement, the Special Committee considered a number of factors, including the following: (a) the fact that the Merger Consideration represents a substantial premium over trading prices for the UHS Common Stock during the months preceding the announcement of the Merger; (b) the Special Committee's review of strategic alternatives to enhance shareholder value and the Special Committee's belief that the Merger presents the best opportunity to achieve such objective; (c) the unlikelihood that any other bidder would emerge to make a superior offer; (d) information with respect to the financial condition, results of operations, business and prospects of the Company; (e) the terms and conditions of the Merger Agreement, which terms and conditions the Special Committee believed increased the likelihood that the Merger would be consummated; (f) the presentations of Piper Jaffray at numerous meetings of the Special Committee and the opinion of Piper Jaffray as of February 10, 1997 that the Merger Consideration is fair, from a financial point of view, to the Company's shareholders; and (g) that the Merger Agreement permits the Company to terminate the Merger Agreement in response to an unsolicited Superior Proposal (as defined herein) provided that UHS pays a $3,000,000 Break-Up Fee (as defined in the Merger Agreement). See "THE MERGER-Reasons for the Merger and Recommendation of the Special Committee and Board of Directors."

Reasons of MEDIQ and Merger Sub for the Merger

     MEDIQ has determined that the Merger is in its best interests because it expects to be able to take advantage of the synergies and economies of scale that are expected to result from combining and consolidating the field operations of MEDIQ and UHS, together with the savings that are expected to result from the elimination of duplicate administrative expenses. In addition, MEDIQ expects to be able to reduce capital expenditures through the consolidation of the equipment rental pools of MEDIQ and UHS. Finally, MEDIQ expects the combination of MEDIQ and UHS to result in an expansion of MEDIQ's customer base.

Certain Effects of the Merger

     As a result of the Merger, UHS will become a wholly-owned indirect subsidiary of MEDIQ, and the current shareholders of UHS will no longer have any continuing interest in UHS. As of the Effective Time, UHS Common Stock will no longer be traded on the Nasdaq Stock Market, and the registration of UHS Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act") will be terminated.

     After the Merger, UHS's Board of Directors will be composed of individuals designated by MEDIQ, and the officers of Merger Sub at the effective time of the Merger (the "Effective Time") will be the initial officers of UHS after the Merger until their respective successors are duly appointed or elected and qualified.

     Upon consummation of the Merger, the maturity date of certain UHS indebtedness will be accelerated. See "CERTAIN EFFECTS OF THE MERGER."

Conduct of Business if the Merger is Not Consummated

     If the Merger does not occur, UHS will continue its current operations. However, for the reasons discussed under the caption "THE MERGER-Background of the Merger," UHS may continue to explore strategic alternatives, including a business combination or sale of UHS.

     If the Merger is not consummated, MEDIQ may, with the consent of UHS, purchase UHS Common Stock from time to time subject to availability at prices deemed acceptable to MEDIQ, pursuant to a merger transaction, tender offer, open market or privately negotiated transactions or otherwise on terms more or less favorable to UHS shareholders than the terms of the Merger. However, MEDIQ has made no determination as to any future transactions if the Merger is not consummated. See "THE MERGER-Conduct of Business if the Merger is Not Consummated."

Interests of Certain Persons in the Merger

     In considering the recommendation of the Special Committee of the Board of Directors of UHS with respect to the Merger Agreement, the shareholders of UHS should be aware that certain members of UHS's management and Board of Directors have interests in the Merger that are different from, or in addition to, the interests of UHS shareholders generally, including, but not limited to, rights to severance payments in the event of employment termination under certain circumstances. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

The Support/Voting Agreements

     MEDIQ has entered into Support/Voting Agreements with certain members of UHS management, specifically, Thomas A. Minner, Paul W. Larsen, Michael W. Bohman, and Duane R. Wenell (collectively, the "Supporting Stockholders"), pursuant to which they have agreed to vote all of their shares in favor of the Merger. As of the Record Date, the Supporting Stockholders beneficially owned in the aggregate 858,907 shares of UHS Common Stock, or approximately 16.0% of the shares outstanding as of the Record Date. See "THE SPECIAL MEETING-Voting Information."

Dissenters' Rights

     Under the Minnesota Business Corporation Act (the "MBCA"), any holder of UHS Common Stock who does not vote in favor of the Merger and who strictly complies with the procedural requirements of Section 302A.473 of the MBCA, the full text of which is included in Appendix C to this Proxy Statement, will have the right to dissent to the Merger Agreement and make written demand for the payment of "fair value" of such holder's shares of UHS Common Stock. See "RIGHTS OF DISSENTING SHAREHOLDERS."

Certain Federal Income Tax Consequences of the Merger

     The receipt of cash for UHS Common Stock in the Merger will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and also may be a taxable transaction under applicable state, local, foreign and other tax laws. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

Effective Time of the Merger

     The Merger will become effective upon the filing of Articles of Merger with the Secretary of State of the State of Minnesota. The filing will occur promptly after all conditions to the Merger contained in the Merger Agreement have been satisfied or waived, which UHS and MEDIQ currently contemplate will occur on or about April 4, 1997. See "THE MERGER AGREEMENT-General" and "-Effective
Time."

Conditions to Consummation of the Merger

     The Merger is subject to various closing conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the requisite approval of UHS shareholders. See "THE MERGER AGREEMENT-Conditions to Consummation of the Merger."

Termination of the Merger Agreement

     The Merger Agreement may, under specified circumstances, be terminated and the Merger abandoned at any time prior to filing Articles of Merger with the Minnesota Secretary of State, notwithstanding approval of the Merger Agreement by the shareholders of UHS.

     The Merger Agreement may be terminated by UHS upon approval by the UHS Board of Directors of a Superior Proposal (as defined in the Merger Agreement) and payment by UHS to MEDIQ of the $3,000,000 Break-Up Fee. In addition, UHS is required to pay the $3,000,000 Break-Up Fee to MEDIQ upon termination of the Merger Agreement by MEDIQ if the UHS Board of Directors or the Special Committee
(i) has withdrawn, modified or changed its recommendation regarding the approval of the Merger Agreement or the Merger in a manner adverse to MEDIQ; (ii) has recommended to the UHS shareholders any Acquisition Proposal (as defined in the Merger Agreement); (iii) has taken any action under the Rights Agreement (as defined herein) to exclude any person or entity (other than MEDIQ, Merger Sub or their affiliates) from the definition of "Acquiring Person" (as defined in the Rights Agreement) or to redeem the Rights; (iv) has taken any action under
Section 302A.673 of the MBCA to approve any "business combination" (as defined in the MBCA) with an "interested shareholder" (as defined in the MBCA) (other than MEDIQ, Merger Sub or their affiliates) prior to such shareholder's "share acquisition date" (as defined in the MBCA) or the acquisition of shares by such shareholder; (v) has taken any action to provide that an Acquisition Proposal (as defined herein) shall be exempt from the provisions of Section 302A.671 of the MBCA; or (vi) has resolved to do any of the foregoing.

     UHS is also obligated to pay the $3,000,000 Break-Up Fee to MEDIQ if (i) the Merger Agreement is terminated because of a failure to receive the requisite shareholder approval of the Merger and, prior to the Special Meeting, UHS had entered into discussions or negotiations with any other person or entity with respect to an Acquisition Proposal and the Board of Directors of UHS had not reaffirmed its Merger recommendation to the UHS shareholders by the time of the Special Meeting or (ii) the Merger Agreement is terminated because of a wilful breach by UHS of its obligations under the Merger Agreement and within twelve months after such termination, a merger, consolidation or other business combination involving UHS or an acquisition of 50% or more of an equity interest in UHS is consummated with any other person or entity. See "THE MERGER AGREEMENT-Termination."

Regulatory Approvals

     Under the HSR Act, the Merger may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice and the Federal Trade Commission. UHS and MEDIQ submitted the filings required under the HSR Act on or before March 11, 1997 and such filings are currently pending. See "REGULATORY APPROVALS."

Market Price for UHS Common Stock

     On February 10, 1997, the last full trading day prior to the public announcement of the Merger Agreement, the high and low sales prices reported for shares of UHS Common Stock on the Nasdaq Stock Market were $12.50 and $12.00, respectively, and the closing price was $12.38. On March 18, 1997, the closing price for shares of UHS Common Stock, as reported on the Nasdaq Stock Market, was $17.125. See "MARKET PRICE AND DIVIDEND INFORMATION FOR UHS COMMON STOCK."

     SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THEIR SHARES OF UHS COMMON STOCK.

Payment Agent; Surrender of Stock Certificates

     Norwest Bank Minnesota, N.A. (161 North Concord Exchange, South St. Paul, Minnesota 55075 ((612) 450-4064) will act as the payment agent (the "Payment Agent") for the Merger. Promptly after the Effective Time, but in no event later than five business days thereafter, the Payment Agent will send to each UHS shareholder (other than those shareholders holding shares as to which dissenters' rights have been perfected) a letter of transmittal advising as to the procedures for surrendering certificates representing shares of UHS Common Stock in exchange for the Merger Consideration. Certificates should not be surrendered until the letter of transmittal is received. As soon as practicable following receipt from the shareholder of a duly executed letter of transmittal, together with certificates formerly representing UHS Common Stock and any other items specified by the letter of transmittal, the Payment Agent will pay the Merger Consideration to such shareholder, by check or draft less any amount required to be withheld under applicable federal income tax regulations. See "THE MERGER AGREEMENT-Payment for Shares."

Accounting Treatment

     MEDIQ will account for the Merger under the "purchase" method of accounting, in accordance with generally accepted accounting principles.

                            SELECTED FINANCIAL DATA

     The selected financial data presented below under the captions "Statement of Operations Data" and "Balance Sheet Data" for and as of each of the years in the five-year period ended December 31, 1996 are derived from the audited financial statements of UHS. The financial statements as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 are included elsewhere herein. The selected financial data presented below are qualified in their entirety by, and should be read in conjunction with, the financial statements and notes thereto and other financial information included herein.


                                                          Years Ended December 31,
                                        ------------------------------------------------------------
                                         1996           1995        1994         1993         1992
                                        -------        ------      -------      -------      -------
Statement of Operations Data:                (in thousands, except per share and operating data)
Revenues:
 Equipment rentals..................... $50,743       $45,870      $38,980      $36,162      $36,813
 Sales of supplies and equipment.......   5,555         6,585        7,826        9,543       11,291
 Other.................................     642           581          483          450          410
                                        -------       -------      -------      -------      -------
  Total revenues.......................  56,940        53,036       47,289       46,155       48,514
Costs and expenses:
 Cost of equipment rentals.............  13,332        11,841       10,018        9,052        8,064
 Rental equipment depreciation.........  12,603        10,800        9,527        8,699        8,381
 Cost of supplies and equipment
  sales................................   4,422         5,352        6,419        7,872        9,508
 Disposal of DPAP inventory............   2,213             -            -            -            -
 Selling, general and administrative...  20,001        18,560       16,561       15,769       14,730
 Interest..............................   2,518         1,784        1,268        1,071        2,147
                                        -------       -------      -------      -------      -------
  Total costs and expenses.............  55,089        48,337       43,793       42,463       42,830
                                        -------       -------      -------      -------      -------
Income before income taxes and
 extraordinary loss....................   1,851         4,699        3,496        3,692        5,684
Income taxes...........................     919         1,949        1,499        1,522        2,352
                                        -------       -------      -------      -------      -------
Income before extraordinary loss.......     932         2,750        1,997        2,170        3,332
Extraordinary loss, net of taxes(1)....       -             -            -            -          154
                                        -------       -------      -------      -------      -------
Net income.............................     932         2,750        1,997        2,170        3,178
Redeemable preferred stock
 dividends.............................       -             -            -            -          101
Accretion of redemption premium
 on redeemable preferred stock.........       -             -            -            -           92
                                        -------       -------      -------      -------      -------
Net income available to common
 shareholders.......................... $   932       $ 2,750      $ 1,997      $ 2,170      $ 2,985
                                        =======       =======      =======      =======      =======
Earnings per common share
 before extraordinary loss(2).......... $  0.17       $  0.50      $   .37      $   .40      $   .70
Extraordinary loss per common
 share, net of taxes...................       -             -            -            -         (.03)
 Earnings per common share(2).......... $  0.17       $  0.50      $   .37      $   .40      $   .67
                                        =======       =======      =======      =======      =======
 Weighted average common
  shares outstanding...................   5,495         5,502        5,449        5,393        4,481
                                        =======       =======      =======      =======      =======
Balance Sheet Data (at period end):
Working capital........................ $ 6,812       $ 2,258      $ 3,954      $ 4,493      $ 5,151
Total assets...........................  79,707        66,849       53,184       46,152       44,675
Total long-term debt (excluding
 current maturities)...................  35,193        20,788       15,735       12,950       14,707
Common shareholders' equity(3)......... $29,128       $28,712      $26,035      $23,883      $21,504
Operating Data (at period end):
Offices................................      46            43           39           36           33
Customers..............................   3,152         2,775        2,561        2,224        2,098

                         (Footnotes on following page)

(1) As a result of refinancing and early retirement of debt, UHS wrote off $153,760 (net of tax benefit of $108,000) of deferred debt placement costs during 1992.

(2) Earnings per share of UHS Common Stock is calculated by dividing net income, less redeemable preferred stock dividends and the increase in the redeemable preferred stock redemption premium, by the weighted average of common and common equivalent shares outstanding during the year. Common equivalent shares include the dilutive effect of stock options. The increases in the redeemable preferred stock redemption premium and the amount of redeemable preferred stock dividends were $193,094 and $1,063,270 for the years ended December 31, 1992 and 1991, respectively. The redeemable preferred stock was retired during 1992.

(3)  No UHS Common Stock cash dividends have been declared or paid by UHS.


                              THE SPECIAL MEETING

Introduction

   This Proxy Statement is being furnished to the shareholders of UHS in connection with the solicitation of proxies by the Board of Directors of UHS for use at the Special Meeting to be held on April 4, 1997 at 9:00 a.m., Central Time, at the Radisson Hotel South, 7800 Normandale Boulevard, Bloomington, Minnesota, and at any adjournments or postponements thereof.

Matters to be Considered at the Meeting

   At the Special Meeting, the shareholders of UHS will be asked to consider and vote on a proposal to approve the Merger Agreement, as well as any other matters that may properly come before the Special Meeting and any postponements or adjournments thereof. In addition to approval of the Merger Agreement, shareholders may be asked to approve a proposal to adjourn the Special Meeting to permit further solicitation of proxies if there are not sufficient affirmative votes at the time of the Special Meeting to approve the Merger Agreement. A proxy voting against the proposal to approve the Merger Agreement will not be voted to approve a proposal to adjourn the Special Meeting. It is not anticipated that any other matters will be brought before the Special Meeting. However, if other matters should properly come before the Special Meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion, unless such authority is withheld.

Voting Information

   Holders of record of UHS Common Stock at the close of business on February 26, 1997 are entitled to vote at the Special Meeting. On that date, 5,372,421 shares of UHS Common Stock were outstanding and held by approximately 1,200 shareholders. Each outstanding share of UHS Common Stock is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of UHS Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at such meeting. Abstentions and broker nonvotes are counted for purposes of determining whether a quorum exists at the Special Meeting. However, proxies that reflect abstentions and broker nonvotes and proxies that are not returned will have the same effect as a "no" vote with respect to the Merger because the affirmative vote of the holders of a majority of the outstanding shares of UHS Common Stock is required to approve the Merger Agreement.

   As of February 26, 1997, 5,372,421 shares of UHS Common Stock were outstanding. Accordingly, the affirmative vote of at least 2,686,211 shares of UHS Common Stock is a condition to the consummation of the Merger. Certain members of the management of UHS (the "Supporting Shareholders") owning in the aggregate 858,907 shares of UHS Common Stock have agreed, pursuant to

Support/Voting Agreements dated as of February 17, 1997 between MEDIQ and each such management person, to vote such shares of UHS Common Stock in favor of the Merger and the Merger Agreement. See "THE MERGER-Background of the Merger."

Solicitation, Revocation and Use of Proxies

     UHS will pay the costs of soliciting proxies from its shareholders and the costs of reporting and mailing this Proxy Statement, the enclosed proxy and any other material furnished to its shareholders in connection with the Special Meeting. In addition to the solicitation of proxies by mail, certain UHS directors, officers and employees may solicit proxies by telephone, telecopy and personal contact, without separate compensation for such activities. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of UHS Common Stock, and such persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. The Company has also retained Morrow & Co., Inc. to solicit proxies, by mail, in person or by telephone, at an estimated cost of $5,000 plus reimbursement of reasonable out-of-pocket expenses.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing with the Secretary of UHS an instrument of revocation or a duly executed proxy bearing a later date. Such filing must be made to the attention of the Secretary of UHS by mailing or delivering such filing to the principal executive offices of UHS located at 1250 Northland Plaza, 3800 West 80th Street, Bloomington, Minnesota 55431-4442, Attention: Secretary. The proxy may also be revoked by affirmatively electing to vote in person while attending the meeting. However, a shareholder who attends the meeting need not revoke his or her proxy and vote in person unless he or she wishes to do so. All valid proxies will be voted at the meeting in accordance with the instructions given. If no instructions are given, the shares represented by the proxy will be voted at the Special Meeting FOR approval of the Merger Agreement and in accordance with this Proxy Statement on any other business that may properly come before the Special Meeting and any postponements or adjournments thereof.


                                  THE MERGER

     At a special meeting held on February 10, 1997, the Special Committee unanimously determined that the Merger is fair to, and in the best interests of, the shareholders of UHS, approved the Merger Agreement and the transactions contemplated thereby, and determined to recommend to the UHS shareholders that they vote for approval and adoption of the Merger Agreement. Thereafter, at a special meeting of the full Board of Directors of UHS, the Board unanimously ratified the actions of the Special Committee and approved the Merger Agreement and such transactions. Following these meetings, on February 10, 1997, UHS, MEDIQ and Merger Sub entered into the Merger Agreement. The following discussion sets forth certain information relating to the background of the discussions and meetings leading up to the Merger.

Background of the Merger

     Since the Company's initial public offering in 1992, the Board of Directors and management of the Company have evaluated and considered various alternatives for enhancing shareholder value. Over the last few years the Board of Directors has generally believed that the trading prices of the UHS Common Stock have not reflected the potential value of the Company. The Company believes that the market price for the UHS Common Stock has been adversely affected by several factors. First, the number of shares of UHS Common Stock in the public float has historically been relatively limited. Second, the average daily trading volume of the UHS Common Stock, which is traded on the Nasdaq Stock Market, has been low historically, restricting the level of interest in the UHS Common Stock. Third, since the initial public offering in 1992, the Company has had a very limited number of market makers and investment banking firms preparing research reports with respect to the Company. Fourth, the Company believes that its medical equipment rental business does not fit squarely within any particular investment sector (i.e., either the healthcare or financial services segment) and that there are very few comparable public companies engaged in similar businesses in relation to which investors may assess the Company's performance. Fifth, the Company experienced a number of earnings disappointments over the last several years due to the effect on the Company's business of customer uncertainty over healthcare reform and the resulting deferral by those customers of medical equipment procurement decisions.

     In recent years, UHS has initiated or explored a number of efforts aimed at enhancing shareholder value, such as strategic partnerships with medical equipment manufacturers, acquisitions and, more recently, measures aimed at improving operating margins, such as salary and work force reductions and deferral of new office openings. To date, the Company does not believe that these efforts have had any significant positive effect on improving share price. In addition, although the secondary offering in late 1995 by a selling shareholder of shares representing approximately 30% of the outstanding UHS Common Stock increased the public float of the UHS Common Stock, the UHS Common Stock has remained thinly traded.

     As a result of these factors and the actions of certain of the Company's investors described below, the Company intensified its efforts to explore strategic alternatives to enhance shareholder value during the second half of 1996. During this period, a number of the Company's significant shareholders expressed their concerns that the then current market prices for UHS Common Stock did not reflect the intrinsic value of the Company and indicated their belief that the Company should take immediate steps to enhance shareholder value. On October 7, 1996, Peter H. Kamin and Peak Investment Limited Partnership (together, "Peak") filed a Schedule 13D reporting that Peak had acquired shares of UHS Common Stock representing 7.8% of the Company's reported outstanding UHS Common Stock, that Peak intended to review its investment and that Peak may propose one or more actions to enhance shareholder value or to effect a change of control of the Company. During September 1996, members of the Company's management met with representatives of Piper Jaffray to discuss ways to enhance shareholder value.

     At the October 29, 1996 regular meeting of the Board of Directors the concerns of the Company's investors were discussed. Based upon preliminary discussions between members of the Company's management and representatives of Piper Jaffray in September 1996, the Company asked Piper Jaffray to make a presentation to its full Board of Directors. At the October 29, 1996 meeting, the Board met with Piper Jaffray to discuss in general terms ways to enhance shareholder value and the possible engagement of Piper Jaffray to assist in the Company's efforts. In addition, representatives of each of Piper Jaffray and outside counsel to the Company presented certain information to the Company regarding the potential benefits of adopting a shareholder rights plan in order to provide the Board of Directors the opportunity to adequately review the Company's strategic alternatives. At the October 29, 1996 Board meeting the directors determined to schedule a November 8, 1996 meeting to further discuss the benefits of adopting a shareholder rights plan.

     On October 30, 1996, Private Capital Management (together with its affiliates, "PCM"), a significant shareholder of UHS which had previously reported in a Schedule 13G that it had acquired shares of UHS Common Stock for investment purposes, filed a Schedule 13D stating that it believed that the then current market price of UHS Common Stock did not reflect the intrinsic value of the Company, that the Company should consider taking proactive steps to enhance shareholder value (including, among other things, a possible business combination with a strategic or financial buyer), and that PCM intended to review its investment in the Company on a continuing basis and may consider taking such actions as it believed would facilitate the enhancement of shareholder value.

     On October 31, 1996, Thomas A. Minner, the Company's Chief Executive Officer, received a telephone call from Thomas E. Carroll, President of MEDIQ indicating MEDIQ's interest in acquiring the Company. On that occasion, Mr. Minner indicated to Mr. Carroll that the Company was not currently for sale, but that he would inform the Company's Board of Directors of MEDIQ's interest.

     On November 5, 1996, the Company received a letter from MEDIQ indicating MEDIQ's interest in acquiring the Company for an unspecified consideration "in the range of" $10.50 per share.

     On November 7, 1996, the Company engaged Piper Jaffray to assist the Company in analyzing its strategic alternatives and to assist the Board of Directors in evaluating, and potentially implementing, a shareholder rights plan. Karen M. Bohn, a director of UHS, is a Managing Director and Chief Administrative Officer of Piper Jaffray Companies, Inc., the parent of Piper Jaffray. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER-Certain Relationships."

     On November 8, 1996, the Board of Directors of UHS met with Piper Jaffray and the Company's outside counsel to discuss the process of exploring alternatives to enhance shareholder value and the merits of implementing a shareholder rights plan during such a process. Representatives of Piper Jaffray and outside counsel to the Company made presentations regarding shareholder rights plans generally and the proposed form of rights agreement to be adopted by the Company. At that meeting, after a thorough discussion and analysis, the Board of Directors approved the Rights Agreement dated as of November 8, 1996 (the "Rights Agreement") between the Company and Norwest Bank Minnesota, N.A., as rights agent. Under the Rights Agreement, rights to purchase shares of Series A Junior Participating Preferred Stock of UHS (the "Rights") were distributed as a dividend to shareholders of record of UHS Common Stock as of the close of business on November 21, 1996. For a description of the terms of the Rights see "DESCRIPTION OF UHS CAPITAL STOCK-Rights" below.

     At the November 8, 1996 Board meeting, the Board also authorized Piper Jaffray to initiate a process of exploring its strategic alternatives, including the possible sale of the Company or continuing to operate the Company as an independent entity, and to contact potential buyers. On November 11, 1996, the Company issued a press release announcing the initiation of this process, the engagement of Piper Jaffray, the receipt of the letter referred to above from MEDIQ (without naming MEDIQ or the price range set forth in the letter), and the Company's adoption of the Rights Agreement.

     Thereafter, the Company and Piper Jaffray received calls from the representatives of various entities interested in an acquisition of the Company. During the course of the next several weeks, Piper Jaffray also initiated contact with a number of potential acquirors of the Company, some of whom had informally expressed a possible interest in such a transaction prior to November 1996. Over the course of its engagement, Piper Jaffray contacted a total of 30 potentially interested parties representing both strategic and financial buyers for purposes of soliciting proposals for potential acquisitions, mergers or other strategic alliances. Piper Jaffray and the Company prepared a confidential information memorandum and distributed the memorandum to 23 interested parties, each of whom each signed a confidentiality agreement.

     On November 22, 1996, representatives of Smith Barney Inc., on behalf of MEDIQ, met with representatives of Piper Jaffray to discuss the process announced by the Company and to express again the strong interest of MEDIQ in acquiring the Company. No price or other specific terms of a transaction were discussed.

     At a December 9, 1996 special meeting of the Board of Directors, the Board established a special committee (the "Special Committee") comprised of the Company's non-employee directors to carry out the process of exploring alternatives to enhance shareholder value and to make a recommendation to the full Board of Directors. On December 12, 1996, the Company announced the establishment of the Special Committee.

     In response to a request from Piper Jaffray for preliminary proposals, on or prior to December 13, 1996 the Company received eight preliminary indications of interest. Of the eight indications of interest, five expressed interest in a purchase of the Company, one proposed a strategic alliance between the Company and a major medical products company, one proposed the sale to UHS of a subsidiary of another company and one proposed financing a self-tender by the Company for a portion of its shares which would be accompanied by a change in management of the Company. All of the five acquisition proposals (including a proposal from MEDIQ) involved a cash acquisition of all of the UHS Common Stock with cash consideration to the Company's shareholders in the range of $11.50 to $14.00 per share. David E. Dovenberg, the Company's Chief Financial Officer, was participating in two of the acquisition proposals.

     On December 18, 1996, the Special Committee held a meeting to review each of these indications of interest as well as the other strategic alternatives that were being evaluated. At this meeting, the Special Committee's legal advisors and Piper Jaffray reviewed the process by which the proposals had been solicited and the terms of each of the proposals received. Piper Jaffray also analyzed other strategic alternatives available to the Company such as pursuing a strategy of growth through acquisitions, the declaration of a special dividend and the self-tender proposal. Based on this review, the Special Committee determined that each of the five acquisition proposals should be given further consideration by the Company. In addition, the Special Committee requested that Piper Jaffray, together with certain members of the Company's management, continue to assist the Special Committee in further assessing the strategic alliance proposal. Based on the presentations and analysis of its financial and legal advisors, the Special Committee determined that it would not then pursue further the self-tender proposal, the proposed acquisition by the Company of the subsidiary of another company, the strategy of pursuing growth through acquisitions generally or the declaration of a special dividend. On December 19, 1996, the Company issued a press release announcing that it had received at least four preliminary indications of interest from qualified parties and a preliminary indication of interest from a major healthcare company concerning a possible a strategic alliance.

     Over the next six weeks, Piper Jaffray and senior management of the Company met with representatives of the five potential acquirors referred to above (including MEDIQ) and engaged in a telephone conference with representatives of the healthcare company that submitted the strategic alliance proposal. Piper Jaffray and the Company's senior management assisted these potential acquirors in their conduct of a due diligence review of the Company.

     On or before January 27, 1997, four of the five potential acquirors of the Company (including MEDIQ) submitted revised proposals to acquire the Company, including their changes to a form of acquisition agreement supplied by the Company. All four of the second round proposals involved a cash acquisition (through tender offer or merger) of all of the UHS Common Stock. Two of the proposals involved a price per share of $14.00 and two of the proposals involved a price per share of $15.00.

     On January 30, 1997, the Special Committee held a meeting to review each of these four proposals as well as the strategic alliance alternative. At this meeting, the Special Committee's legal advisors and Piper Jaffray reviewed the process by which the proposals had been solicited and the terms of each of the proposals received. Piper Jaffray again provided the Special Committee with its valuation analysis of the Company as an independent publicly-traded company, which analysis had not materially changed from its presentations at prior meetings. (For a discussion of the valuation analysis of Piper Jaffray, see "THE MERGER-Opinion of UHS Financial Advisor" below.) The Special Committee concluded that each of the four second round proposals compared favorably to Piper Jaffray's valuation analysis. In addition, the Special Committee, together with its legal and financial advisors, reviewed the strategic alliance proposal, an analysis of the impact such an alliance would have on the financial performance of the Company, the time such an alliance would take to be implemented and the uncertainty regarding the future potential of such an alliance. Based on these factors, the Special Committee concluded that the second round acquisition proposals appeared to present a greater opportunity to enhance shareholder value.

     After evaluating the alternatives for enhancing shareholder value, in consultation with its legal and financial advisors, the Special Committee determined to recommend to the Board of Directors of the Company that the Company pursue a sale of the Company on terms acceptable to the

Company and its shareholders. Immediately following the meeting of the Special Committee, on January 30, 1997, the Board of Directors met and reviewed this recommendation of the Special Committee. The full Board of Directors unanimously ratified and approved the recommendation of the Special Committee and further authorized the Special Committee to proceed with the negotiation and approval of a sale of the Company on terms approved by the Special Committee.

     Thereafter, three of the four bidders modified their proposals. On February 5, 1997, the Special Committee met and, together with its financial and legal advisors, reviewed the three third round proposals, which proposals all continued to involve a cash acquisition of all of the UHS Common Stock with a per share price in the range of $14.50 to $17.50. Based on this review, the Special Committee concluded that the proposal from MEDIQ (which offered a transaction priced at $17.50 per share of UHS Common Stock) provided price and other terms sufficiently more favorable to the Company and its shareholders than any other proposal. The Special Committee authorized its financial advisors and legal counsel (including legal counsel to the Company) to negotiate a sale of the Company to MEDIQ on substantially the terms outlined in MEDIQ's third round bid.

     Following the February 5, 1997 meeting of the Special Committee, representatives of the Company and of MEDIQ continued their discussions and negotiations regarding the terms of the Merger Agreement. These further discussions and negotiations continued throughout the period from February 5 to February 10, 1997. The Merger Agreement in substantially its definitive form was discussed with members of the Special Committee at a telephonic meeting on February 9, 1997. The definitive Merger Agreement was approved by both the Special Committee and the Board of Directors of the Company at a special meeting held on February 10, 1997, and was signed by the Company and MEDIQ on February 10, 1997.

Reasons for the Merger and Recommendation of the Special Committee and Board of Directors

     The Special Committee, at a special meeting held on February 10, 1997, unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. The Board of Directors, at a special meeting held immediately thereafter, ratified the actions of the Special Committee and also unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. The Special Committee and the Board of Directors have determined that the Merger Agreement is in the best interest of the shareholders of the Company and recommend that the Company's shareholders vote FOR the authorization and adoption of the Merger Agreement.

     The decision of the Special Committee and the full Board to approve and recommend the Merger Agreement was the product of the Special Committee's lengthy evaluation process described under "THE MERGER-Background of the Merger." This process involved (a) consideration of the alternatives available to the Company, namely (i) a sale of the Company, (ii) pursuing other strategic alternatives such as a strategic alliance with a major healthcare company, pursuing a strategy of growth through acquisitions, engaging in a self-tender or declaring a special dividend, and (iii) the maintenance of the operations of the Company as an independent public company; (b) the implementation of a controlled auction process coordinated by Piper Jaffray to generate the highest, bona fide acquisition proposals for the Company and review of such proposals by the Special Committee with the assistance of its legal and financial advisors; and
(c) numerous meetings of the Special Committee held from mid-December through early February, at which the Special Committee considered the various acquisition proposals and strategic alternatives with the advice and assistance of its outside financial and legal advisors.

     In determining to approve and recommend the Merger Agreement, the Special Committee considered a number of factors, including the following:

          (a) the fact that the Merger Consideration of $17.50 per share represents a premium of approximately 125.8% over the $7.75 closing price per share on November 8, 1996 (the trading day prior to the announcement by the Company that it had retained Piper Jaffray as financial advisor to assist the Board in evaluating strategic alternatives, including the possible sale of the Company) and a premium of approximately 41.4% over the closing sales price of $12.38 per share for the UHS Common Stock as reported on the Nasdaq Stock Market on February 10, 1997 (the last full trading day prior to the announcement of the execution of the Merger Agreement);

          (b) the Special Committee's review of the potential strategic alternatives to enhance shareholder value and the Special Committee's belief that the Merger presents the best opportunity to achieve such objective (see "THE MERGER-Background of the Merger");

          (c) that the Company had publicly announced that it was potentially for sale, that the execution of the Merger Agreement followed a controlled auction process and, in light of the process that had been followed, the unlikelihood that any other bidder would emerge to make a superior offer;

          (d) information with respect to the financial condition, results of operations, business and prospects of the Company, including the prospects of the Company if it were to remain independent, and current industry, economic and market conditions;

          (e) the terms and conditions of the Merger Agreement, including that the Merger Agreement does not include a financing condition to the obligations of MEDIQ and Merger Sub to consummate the Merger, which terms and conditions the Special Committee believed increased the likelihood that the Merger would be consummated;

          (f) the presentations of Piper Jaffray at numerous meetings of the Special Committee and the opinion as of February 10, 1997 of Piper Jaffray that the Merger Consideration is fair, from a financial point of view, to the Company's shareholders (see "THE MERGER-Background of the Merger" and "--Opinion of UHS Financial Advisor"); and

          (g) that the Merger Agreement permits the Company to terminate the Merger Agreement or take certain other actions in response to an unsolicited Acquisition Proposal if the Board, in the exercise of its fiduciary obligations (as determined in good faith by the Board based on the advice of its outside counsel), determines that such Acquisition Proposal is a Superior Proposal and pays the $3,000,000 Break-Up Fee (see "THE MERGER AGREEMENT-Restriction on Solicitation" and "-Termination").

     In view of the wide variety of factors considered in connection with its evaluation of the terms of the Merger, the Company's Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its conclusions.

     The Special Committee evaluated the factors described above in light of their knowledge of the business and operations of the Company, and their business judgment, and concluded that the $17.50 per share in cash as Merger Consideration was in the best interests of the Company and its shareholders.

Opinion of UHS Financial Advisor

     Pursuant to engagement letters dated November 7 and 13, 1996, the Board of Directors of UHS retained Piper Jaffray to review and analyze a variety of strategic alternatives available to UHS to enhance shareholder value. On December 12, 1996, the UHS Board of Directors announced the formation and appointment of the Special Committee to consider UHS's strategic alternatives. Pursuant to an engagement letter dated January 3, 1997 (the "Engagement Letter"), the Special

Committee retained Piper Jaffray to act as financial advisor to the Special Committee and, if requested, to render an opinion as to the fairness, from a financial point of view, to UHS shareholders of the consideration to be received by such shareholders in any proposed transaction.

     At a meeting of the Special Committee on January 30, 1997, Piper Jaffray made a presentation summarizing the process by which proposals to acquire UHS had been solicited, summarizing and comparing the four second-round proposals to acquire UHS and analyzing the proposals (in a manner similar to that summarized below) and summarizing and analyzing the proposal concerning a strategic alliance. At a meeting of the Special Committee on February 10, 1997, Piper Jaffray delivered its written opinion to the Special Committee to the effect that, as of such date, and subject to the assumptions, factors and limitations set forth therein, the consideration to be received by the UHS shareholders pursuant to the Merger Agreement is fair, from a financial point of view, to the UHS shareholders. On March 18, 1997, in connection with the mailing of the Proxy Statement, Piper Jaffray reaffirmed its opinion as of such date. A copy of Piper Jaffray's written opinion dated March 18, 1997, which sets forth the assumptions made, matters considered and limits on the review taken, is attached as Appendix B to this Proxy Statement and is incorporated herein by reference (the "Piper Jaffray Opinion"). The February 10, 1997 opinion of Piper Jaffray is substantially identical to the Piper Jaffray Opinion attached as Appendix B. UHS shareholders are urged to read the Piper Jaffray Opinion in its entirety. The description of the Piper Jaffray Opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. The Piper Jaffray Opinion is directed only to the financial terms of the Merger Agreement and does not constitute a recommendation to any UHS shareholder as to how such shareholder should vote at the UHS Special Meeting.

     In arriving at its opinion, Piper Jaffray reviewed and analyzed, among other things, (i) the Merger Agreement; (ii) certain publicly available information concerning UHS; (iii) certain financial forecasts and projections prepared by UHS's management; (iv) the historical stock prices and trading volumes of UHS Common Stock; (v) publicly available financial data of publicly held companies which it deemed generally comparable to UHS; and (vi) the financial terms of certain other recent business combinations, which it deemed generally relevant. In addition, Piper Jaffray held discussions with members of the management of UHS concerning the financial condition, current operating results and business outlook for UHS and the background and rationale of the proposed Merger. Piper Jaffray visited UHS's headquarters and Minneapolis district office, and performed such other studies, analyses, inquiries and investigations as it deemed appropriate.

     In connection with its review, Piper Jaffray relied upon and assumed the accuracy and completeness of the financial and other information provided to it by UHS or otherwise made available to Piper Jaffray, and did not attempt independently to verify such information. Piper Jaffray assumed, in reliance upon the assurances of the management of UHS, that the information provided to Piper Jaffray by UHS was prepared on a reasonable basis in accordance with industry practice and, with respect to financial planning data, reflected the best currently available estimates and judgments of UHS's management as to the expected future financial performance of UHS, and that the management of UHS was not aware of any information or facts that would make the information provided to Piper Jaffray incomplete or misleading. Piper Jaffray also assumed that there were no material changes in UHS's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to Piper Jaffray. In addition, Piper Jaffray did not assume responsibility for performing any appraisals or valuations of specific assets or liabilities of UHS and was not furnished with any such appraisals or valuations. Further, the Piper Jaffray Opinion was based on economic, monetary and market conditions existing on, and the information made available to Piper Jaffray as of, March 18, 1997.

     Set forth below is a summary of selected analyses Piper Jaffray relied upon in rendering its opinion:

     Stock Trading History

     Piper Jaffray reviewed the stock trading history of UHS Common Stock. Piper Jaffray presented the following stock price data for UHS relative to specified periods before and after announcement that the Board had determined to review strategic alternatives, including a possible sale of the Company, and relative to prices since the announcement:

           1 day prior to announcement (11/8/96)           $ 7.75
           30 trading day pre-announcement average
               (10/8/96 to 11/8/96)                          7.16
           60 trading day pre-announcement average
               (9/8/96 to 11/8/96)                           7.06
           52 week (11/8/95 to 11/8/96)
               high                                         10.50
               low                                           5.73
           Initial public offering price (IPO) (6/9/92)      8.00
           Since IPO (6/9/92 to 11/8/96)
               high                                         10.75
               low                                           5.00
           30 trading day average 12/30/96 to 2/7/97        11.39

     Piper Jaffray also presented stock price and volume performance data for UHS Common Stock for specified periods, and the relationship between movements in the trading prices of UHS Common Stock and movements in trading prices of MEDIQ common stock and the Standard & Poor's 500 Composite Index and Nasdaq Composite Index.

     Comparable Transaction Analysis

     Piper Jaffray reviewed and analyzed certain financial data from a group of five selected mergers and acquisitions in the medical equipment rental business completed between June 1987 and September 1996 and deemed comparable to the Merger. For these transactions, Piper Jaffray analyzed the ratio of target company value (market capitalization plus debt less cash) to target latest twelve months ("LTM") sales; target company value to LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"); and target equity value (market capitalization) to LTM net income. For these transactions, this analysis showed that the ratio of target company value to target LTM sales ranged from 1.3 to 2.3, with a mean of 1.6 and median of 1.4, compared with a multiple of 2.3 for UHS based on the Merger Consideration; the ratio of target company value to LTM EBITDA ranged from 4.1 to 7.2, with a mean of 5.0 and a median of 4.8, compared with a multiple of 6.3 for UHS based on the Merger Consideration; and the ratio of target equity value to LTM net income ranged from 13.5 to 26.5, with a mean of 19.2 and a median of 17.6, compared with a multiple of 46.0 for UHS based on the Merger Consideration. All LTM numbers for UHS were pro forma numbers as of September 30, 1996 adjusted to reflect the acquisition by UHS of Biomedical Equipment Rentals & Sales, Inc. ("BERS") as if it had occurred on October 1, 1995 and adding back an inventory write down of $1.03 million.

     Premiums Paid Analysis

     Piper Jaffray also reviewed and analyzed the premiums paid in recent acquisitions of a group of publicly held companies. The analysis examined the difference between the proposed acquisition offer price and the target's price per share at various times prior to the announcement of a possible transaction. In selecting comparable transactions for the premiums paid analysis, Piper Jaffray only included cash transactions in which 100% of the target's shares were acquired, transactions with a value between $35 million and $300 million, and transactions completed between January 1, 1996 and January 27, 1997. This analysis revealed 32 completed transactions that Piper Jaffray deemed to be comparable. For these transactions, the implied premiums paid, based on the target share price four weeks prior to the announcement of a possible transaction compared with the proposed acquisition offer price, ranged from (-17.5%) to 148.3%, with a mean of 39.1% and a median of 31.8%, compared with a premium of 150.0% for this transaction; based on the target share price one week prior to announcement compared with the proposed acquisition offer price, ranged from (-30.5%) to 125.0%, with a mean of 35.2% and a median of 27.2%, compared with a premium of 129.5% for this transaction; and based on the target share price one day prior to announcement compared with the proposed acquisition offer price, ranged from (-26.7%) to 132.3%, with a mean of 26.1% and a median of 22.4%, compared with a premium of 125.8% for this transaction. For purposes of its analysis, Piper Jaffray assumed an announcement date for this transaction of November 11, 1996. On that date, UHS announced that it had received an acquisition proposal from another company, that it had hired Piper Jaffray to explore strategic alternatives and that it was implementing a shareholder rights plan.

     Discounted Cash Flow Analysis

     Using a discounted cash flow analysis, Piper Jaffray calculated a range of theoretical per share values for UHS, based on the net present value of implied future cash flows of UHS and a terminal value assuming UHS is sold in 2001 at a multiple of EBITDA. Piper Jaffray used internal financial planning data prepared by management of UHS for 1997 through 2001 that reflect UHS as a standalone entity. From 1993, the first full year after the initial public offering, through 1996, UHS's cash flow grew at a compounded annual rate of 2.73%. From 1997 through 2001, the projected years used in the discounted cash flow analysis, UHS's implied future cash flow was projected by management in its
internal planning data to grow at a compounded annual rate of 33.7%.   Piper
Jaffray calculated the range of net present values for UHS based on a range of discount rates of 15% to 19% and a range of terminal value multiples of forecasted 2001 EBITDA of 4.0x to 6.0x. This analysis yielded a range of estimated present values for UHS of between $8.33 per share and $17.70 per share.

     Comparable Company Analysis

     Piper Jaffray compared selected financial data and ratios for UHS to the corresponding data and ratios for two groups of companies deemed comparable to UHS, all of which are publicly traded companies whose primary business is small equipment rental, with the first comparable group of two companies healthcare related, and the second group of eight companies non-healthcare related. The financial data and ratios compared as part of this analysis included the stock price as a percentage of the 52-week high; the multiple of company value to LTM EBITDA; the multiple of market price to LTM earnings per share; the multiple of market price to estimated 1996 earnings per share; the multiple of market price to estimated 1997 earnings per share; EBITDA margin (LTM); EBIT margin (LTM); net margin (LTM); and three-year historical revenue growth.

     This analysis showed that this group of equipment rental companies had a stock price as a percentage of the 52-week high ranging from 75.6% to 98.2% for healthcare related companies (72.9% to 99.5% for non-healthcare related companies), with a mean of 86.9% and a median of 86.9% for healthcare related companies (88.7% and 90.2%, respectively, for non-healthcare related companies); a multiple of company value to LTM EBITDA ranging from 4.9 to 6.6 for healthcare related companies (2.8 to 11.0 for non-healthcare related companies), with a mean of 5.8 and a median of 5.8 for healthcare related companies (5.5 and 5.3, respectively, for non-healthcare related companies); a multiple of market price to LTM earnings per share ranging from 18.9 to 19.6 for healthcare related companies (12.0 to 25.6 for non-healthcare related companies), with a mean of
19.2 and a median of 19.2 for healthcare related companies (17.2 and 15.9, respectively, for non-healthcare related companies); a multiple of market price to estimated 1996 earnings per share ranging from 17.3 to 19.6 for healthcare related companies (12.1 to 26.6 for non-healthcare related companies), with a mean of 18.4 and a median of 18.4 for healthcare related companies (18.3 and 16.8, respectively, for non-healthcare related companies); a multiple of market price to estimated 1997 earnings per share ranging from 13.8 to 18.3 for healthcare related companies (9.7 to 22.2 for non-healthcare related companies), with a mean of 16.0 and a median of 16.0 for healthcare related companies (15.5 and 15.2, respectively, for non-healthcare related companies); EBITDA margin (LTM) ranging from 8.7% to 42.5% for healthcare related companies (21.5% to 90.9% for non-healthcare related companies), with a mean of 25.6% and a median of 25.6% for healthcare related companies (51.5% and 54.8%, respectively, for non-healthcare related companies); EBIT margin (LTM) ranging from 5.2% to 20.3% for healthcare related companies (11.6% to 33.8% for non-healthcare related companies), with a mean of 12.8% and a median of 12.8% for healthcare related companies (22.5% and 22.0%, respectively, for non-healthcare related companies); net margin (LTM) ranging from 1.7% to 6.8% for healthcare related companies (4.7% to 18.5% for non-healthcare related companies), with a mean of 4.3% and a median of 4.3% for healthcare related companies (9.5% and 7.3%, respectively, for non-healthcare related companies); and three-year historical revenue growth ranging from 6.8% to 29.2% for healthcare related companies (1.9% to 33.4% for non-healthcare related companies), with a mean of 18.0% and a median of 18.0% for healthcare related companies (14.7% and 12.1%, respectively, for non-healthcare related companies).

     By comparison, Piper Jaffray determined that the transaction price represented by the Merger Consideration yielded a stock price as a percentage of the 52-week high of 167%; a ratio of company value to LTM EBITDA of 6.3 for UHS; a multiple of market price to LTM earnings per share for UHS of 46.0; a multiple of market price to estimated 1996 earnings per share for UHS of 39.8; a multiple of market price to estimated 1997 earnings per share for UHS of 27.8; EBITDA margin (LTM) for UHS of 36.3%; EBIT margin (LTM) for UHS was 11.4%; net margin
(LTM) for UHS of 3.6%; and three-year historical revenue growth for UHS of 7.2%. All LTM numbers for UHS were pro forma numbers as of September 30, 1996 adjusted to reflect the acquisition of BERS as if it had occurred on October 1, 1995 and adding back an inventory write down of $1.03 million.

     Although the summary set forth above does not purport to be a complete description of the analyses performed by Piper Jaffray, the material analyses performed by Piper Jaffray in rendering its opinion have been summarized above. The preparation of a fairness opinion is not, however, necessarily susceptible to partial analysis or summary description. Piper Jaffray believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting part or all of the above summary, without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in the Piper Jaffray Opinion. In addition, Piper Jaffray may have given various analyses more or less weight than other analyses but no analysis was given materially more weight than any other analysis. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

     In performing its analyses, Piper Jaffray made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of UHS. The analyses performed by Piper Jaffray are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Piper Jaffray's analysis of the fairness of the consideration to be paid in connection with the Merger to UHS shareholders. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, the Piper Jaffray Opinion was one of many factors taken into consideration by the Special Committee in making its determination to approve the Merger Agreement.

     Piper Jaffray was selected by UHS on the basis of its experience in valuing securities in connection with mergers and acquisitions and its knowledge of UHS. Piper Jaffray is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. Piper Jaffray was initially retained to act as financial advisor to the Board of Directors, and since January 3, 1997 has acted as financial advisor to the Special Committee. Although Piper Jaffray assisted the Special Committee in certain of the negotiations leading to the Merger Agreement, Piper Jaffray was not asked to, and did not, propose the specific Merger Consideration. The Merger Consideration was determined by arms-length negotiations between UHS and MEDIQ after consultation by each of the parties with their respective financial advisors as to various matters, including preliminary ranges of value.

     Piper Jaffray has from time to time issued research reports and recommendations on the UHS Common Stock and, in the ordinary course of business, has acted as a market maker in UHS Common Stock. Karen M. Bohn, a Managing Director and the Chief Administrative Officer of Piper Jaffray Companies, Inc., the parent of Piper Jaffray Inc., is a director of UHS and a member of the Special Committee.

     Pursuant to the Engagement Letter, for acting as financial advisor to the Special Committee, UHS has agreed to pay Piper Jaffray (i) a fee of $125,000 due under the initial engagement letter dated November 7, 1996; (ii) $275,000 in cash upon Piper Jaffray rendering an opinion to the Special Committee as to the fairness, from a financial point of view, of the consideration to be received by UHS shareholders in connection with a transaction such as the Merger; (iii) $25,000 in cash upon Piper Jaffray rendering an updated opinion at the time of mailing of this Proxy Statement to the UHS shareholders; and (iv) in the event a sale or merger of UHS, including the Merger, is consummated pursuant to an agreement or commitment which is entered into before January 3, 2000, a success fee payable in cash equal to 1.8% of the consideration paid in such transaction for the equity of UHS, including options, less the fees paid under (i), (ii) and
(iii) above. To date, Piper Jaffray has been paid an aggregate of $425,000 of fees pursuant to the Engagement Letter. Whether or not the Merger is consummated, UHS has also agreed to reimburse Piper Jaffray for its reasonable out-of-pocket expenses and to indemnify it against certain liabilities relating to or arising out of services performed by Piper Jaffray as financial advisor to UHS.


                             THE MERGER AGREEMENT

     The description of the Merger Agreement contained in this Proxy Statement does not purport to be complete and is qualified in its entirety by, and made subject to, the more complete information set forth in the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

General

     UHS, MEDIQ and Merger Sub entered into the Merger Agreement as of February 10, 1997. If the shareholders of UHS approve the Merger Agreement, Merger Sub will be merged with and into UHS, and the separate corporate existence of Merger Sub will then cease. UHS will be the Surviving Corporation and will become an indirect wholly-owned subsidiary of MEDIQ. At the Effective Time, the UHS Common Stock will be converted automatically into the right to receive the Merger Consideration, as described below. See "THE MERGER AGREEMENT-Payment for Shares" and " -Payment of Stock Options and Rights." The shares of UHS Common Stock will no longer be listed or traded on the Nasdaq Stock Market, and the registration of the UHS Common Stock under the Exchange Act will be terminated.

Effective Time

      If the Merger Agreement is adopted by the requisite vote of UHS shareholders, the Merger will be consummated and become effective upon the filing of articles of merger with the Secretary of State of the State of Minnesota. It is currently contemplated that the Effective Time will occur on or about April 4, 1997, subject to satisfaction of all conditions to the Merger, including receipt of all required regulatory approvals as of such date. There can be no assurance that all conditions to the Merger will be satisfied. See "THE MERGER AGREEMENT-Conditions to Consummation of the Merger."

Consideration to be Received by Shareholders

     In connection with the Merger, each share of UHS Common Stock outstanding immediately prior to the Effective Time (other than (i) dissenting shares and (ii) any shares owned directly or indirectly by MEDIQ), together with the associated Rights, will be converted into the right to receive $17.50 in cash, without interest (the cash consideration to be paid to UHS's shareholders in the Merger being sometimes referred to herein as the "Merger Consideration"). Dissenting shares will be converted to cash in the manner described under the caption "RIGHTS OF DISSENTING SHAREHOLDERS."

Payment for Shares

     Norwest Bank Minnesota, N.A. (the "Payment Agent") will act as the agent for payment of the Merger Consideration to the holders of UHS Common Stock. Instructions with regard to the surrender of certificates formerly representing shares of UHS Common Stock, together with the letter of transmittal to be used for that purpose, will be mailed to shareholders as soon as practicable after the Effective Time, but in no event later than five business days thereafter. As soon as practicable following receipt from the shareholder of a duly executed letter of transmittal, together with certificates formerly representing UHS Common Stock and any other items specified by the letter of transmittal, the Payment Agent will pay the Merger Consideration to such shareholder, by check or draft less any amount required to be withheld under applicable federal income tax regulations.

     After the Effective Time, the holder of a certificate formerly representing UHS Common Stock will cease to have any rights as a shareholder of UHS, and such holder's sole right will be to receive the Merger Consideration with respect to such shares (or, in the case of dissenting shares, the statutorily determined "fair value"). If payment is to be made to a person other than the person in whose name the surrendered certificate is registered, it will be a condition of payment that the certificates so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment pays any transfer or other taxes required by reason of such payment or establishes to the satisfaction of the Payment Agent that such taxes have been paid or are not applicable. No transfer of shares of UHS Common Stock outstanding immediately prior to the Effective Time will be made on the stock transfer books of the Surviving Corporation after the Effective Time. Other than as described above, no service charges, brokerage commissions or transfer taxes will be payable by UHS shareholders in connection with the surrender of their shares of UHS Common Stock.

     To the extent permitted by law, the appointment of the Payment Agent will be terminated after 12 months following the Effective Time. Any portion of the Merger Consideration remaining undistributed upon termination of the Payment Agent's appointment will be returned to the Surviving Corporation, and any holders of theretofore unsurrendered UHS Common Stock certificates may thereafter surrender to the Surviving Corporation such stock certificates and (subject to abandoned property, escheat or similar laws) receive in exchange therefor the Merger Consideration to which they are entitled.

     In no event will holders of shares of UHS Common Stock be entitled to receive payment of any interest on the Merger Consideration.

     SHAREHOLDERS OF UHS SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE PAYMENT AGENT WITHOUT A LETTER OF TRANSMITTAL, AND SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

Payment of Stock Options and Rights

     Upon the consummation of the Merger, each option to acquire shares of UHS Common Stock outstanding immediately prior to the Effective Time under UHS's 1992 Long-Term Incentive and Stock Option Plan, as amended (the "ISO Plan"), and UHS's 1992 Directors' Stock Option Plan, as amended (the "Directors' Plan"), whether vested or unvested (each, an "Option," and collectively, the "Options") will automatically become immediately vested and exercisable and each holder of an Option will have the right to receive from MEDIQ a cash payment (less applicable withholding taxes) in an aggregate amount equal to the difference between the Merger Consideration and the exercise price per share applicable to such Option for all shares subject to the Option as expressly stated in the applicable stock option agreement or other agreement (the "Option Consideration"). Under the Merger Agreement, UHS has agreed to take such actions as are necessary to fully advise holders of Options of their rights under the Merger Agreement and the Options. After the Effective Time, no holder of an Option shall have any rights other than to receive payment for such holder's Options equal to the Option Consideration. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER-UHS Stock Options."

     Under the Merger Agreement, any outstanding purchase rights under UHS's 1992 Employee Stock Purchase Plan, as amended (the "ESPP"), will be exercised upon the earlier of the next scheduled purchase date under the ESPP or immediately before the Effective Time. If immediately before the Effective Time any purchase right is still outstanding, such rights will be exercised immediately. At that time, each participant in the ESPP will be issued shares which shall be canceled at the Effective Time and converted into the right to receive the Merger Consideration. The ESPP shall terminate with such exercise date, and no purchase rights shall be subsequently granted or exercised under the ESPP. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER-Employee Stock Purchase Plan."

Representations and Warranties

     The Merger Agreement contains various representations and warranties of UHS and its subsidiary, Biomedical Equipment Rentals & Sales, Inc. (the "Subsidiary"), relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specific exceptions and generally apply only to facts and circumstances existing as of February 10, 1997, the date of the Merger Agreement): (i) the due organization, power, authority and good standing of UHS and the Subsidiary; (ii) the governmental authorizations, certificates, licenses, consents and approvals required to carry on the business of UHS and the Subsidiary; (iii) the absence of direct or indirect beneficial ownership of any other business association or entity; (iv) the absence of any voting trusts, proxies or similar agreements to which UHS or the Subsidiary are a party; (v) the due authorization of the Merger Agreement by the Board of Directors of UHS and the due execution and delivery of the Merger Agreement by UHS; (vi) the validity and enforceability of the Merger Agreement; (vii) the capital structure of UHS and the Subsidiary, including but not limited to the valid issuance of the capital stock of UHS and the Subsidiary; (viii) the absence of any violation of the articles of incorporation and bylaws of UHS and the Subsidiary or any applicable law; (ix) except for requirements under the HSR Act, the MBCA, the state securities or "Blue Sky" laws or regulations (the "Blue Sky laws"), the Nasdaq Stock Market or the Exchange Act, the absence of any other consent, approval, order or authorization to be obtained in order to consummate the Merger; (x) the completeness and accuracy of annual reports and proxy statements of UHS filed pursuant to the Exchange Act; (xi) the preparation and presentation of the financial statements of UHS and the Subsidiary; (xii) the absence of certain changes or events having a material adverse effect on the assets, financial position, results of operations, prospects or business of UHS or the Subsidiary; (xiii) the conduct of the business in the ordinary course and in a manner consistent with past practice; (xiv) the absence of pending or threatened litigation; (xv) the absence of any declaration or payment of dividends with respect to capital stock; (xvi) the receipt of a fairness opinion from Piper Jaffray; (xvii) certain tax matters; (xviii) the absence of undisclosed liabilities which are material to the business, assets, operations, prospects or financial condition of UHS; (xix) compliance with all applicable laws and regulations including environmental laws and regulations; (xx) certain contracts to which UHS or the Subsidiary is a party; (xxi) the absence of any broker's or finder's fees in connection with the transactions contemplated by the Merger Agreement;
(xxii) the employee benefits plans of UHS and the Subsidiary; (xxiii) absence of rights which could be triggered by the Merger; (xxiv) the absence of any untrue statement of material fact in the representations and warranties contained in the Merger Agreement or of any omission to state a material fact necessary to make a statement in such representations or warranties not misleading; (xxv) compliance with Minnesota state takeover laws; (xxvi) intellectual property; (xxvii) the absence of unlawful contributions or payments; (xxviii) insurance policies; (xxix) condition of property owned or leased; (xxx) the vote of UHS shareholders required to approve the Merger; and (xxxi) the accuracy of information relating to the Proxy Statement.

     The Merger Agreement contains various representations and warranties of MEDIQ and the Merger Sub relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specific exceptions and generally apply only to facts and circumstances existing as of February 10, 1997, the date of the Merger Agreement): (i) the due organization, power, authority and good standing of MEDIQ and the Merger Sub; (ii) the governmental authorizations, certificates, licenses, consents and approvals required to carry on the business of MEDIQ and the Merger Sub; (iii) the due authorization of the Merger Agreement by the Board of Directors of MEDIQ and the due execution and delivery of the Merger Agreement by MEDIQ; (iv) the validity and enforceability of the Merger Agreement; (v) the capital structure of MEDIQ and the Merger Sub, including but not limited to the valid issuance of the capital stock of MEDIQ and the Merger Sub; (vi) the absence of any violation of its certificate of incorporation and bylaws or any applicable law; (vii) except for requirements under the HSR Act, the MBCA, the Blue Sky laws, the Nasdaq Stock Market or the Exchange Act, the absence of any other consent, approval, order or authorization to be obtained to consummate the Merger; (viii) the completeness and accuracy of annual reports and proxy statements of MEDIQ filed pursuant to the Exchange Act; (ix) the absence of certain changes or events having a material adverse effect on the assets, financial position, results of operations or business of MEDIQ and the Merger Sub; (x) the absence of pending or threatened litigation; (xi) the existence of adequate financing to consummate the Merger; (xii) the absence of any untrue statement of material fact in the representations and warranties contained in the Merger Agreement or of any omission to state a material fact necessary to make a statement in such representations or warranties not misleading; and (xiii) the accuracy of information supplied by MEDIQ specifically for inclusion in the Proxy Statement.

Operations of UHS Prior to the Merger

     Under the Merger Agreement, UHS has agreed that, prior to the Effective Time, the business of UHS and the Subsidiary will be conducted in accordance with certain restrictions set forth in the Merger Agreement. Among other things, UHS has agreed that UHS and the Subsidiary will operate only in the ordinary course of business in substantially the same manner as the business of each has historically been conducted, and UHS will, and will cause the Subsidiary to: (a) maintain insurance coverage and its books, accounts and records in the usual manner consistent with prior practices; (b) comply in all material respects with all laws, ordinances and regulations of governmental entities applicable to UHS and its Subsidiary; (c) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and
(d) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would result in a material adverse effect on UHS.

     Under the Merger Agreement, UHS has agreed that UHS and the Subsidiary will not do any of the following without MEDIQ's prior written consent prior to the Effective Time: (a) sell or pledge or agree to sell or pledge any capital stock owned by it in the Subsidiary; (b) amend its articles of incorporation or bylaws; (c) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for shares of, capital stock of UHS, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property; (d) directly and/or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of UHS's capital stock; (e) except as required by the Merger Agreement and pursuant to option agreements outstanding on the date of the Merger Agreement or under the ESPP as in effect on the date of the Merger Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, any indebtedness or any options, rights or warrants to acquire, or securities convertible into, shares of capital stock; (f) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business; (g) incur additional indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case in the ordinary course of business (and in the case of incurring additional indebtedness, in any event in an amount not more than $600,000 in excess of the amount reflected on the latest balance sheet, as provided pursuant to the Merger Agreement) in the aggregate; (h) acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase or lease of assets from suppliers or vendors in the ordinary course of business consistent with past practice); (i) enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, distribution or manufacturing rights of any type or scope for any period extending beyond the Effective Time with respect to any products or services of UHS or the Subsidiary; (j) release any third party from its obligations under any existing standstill agreement or arrangement relating to any Acquisition Proposal or otherwise under any confidentiality, non-competition or other similar agreement; (k) change any of its methods of accounting in effect at December 31, 1995; (l) make or rescind any express or deemed election relating to and federal, state, county, local or foreign tax or make any election relating to such tax, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1995, (except, in the case of clause (k) or clause (l), as may be required by law or generally accepted accounting principles); (m) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy; or (n) enter into any contract, agreement, commitment, arrangement or understanding to do any of the things described in clauses (a) through (m) above.

     In addition to the above restrictions, except for certain permitted exceptions described in the Merger Agreement, UHS has agreed that UHS and the Subsidiary will not do any of the following (except as required to comply with applicable law): (a) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee; (b) increase in any manner the compensation or fringe benefit of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in such employee's benefits or compensation relative to the level in effect prior to such amendment); (c) pay any benefit not provided under any existing plan or arrangement; (d) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or employee benefit plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder) (other than such plans and arrangements which are made in the ordinary course of business consistent with past practice); (e) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or employee benefit plan other than in the ordinary course of business consistent with past practice; or (f) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing.

Restriction on Solicitation

     UHS has agreed that, prior to the Effective Time it will not, and will cause the Subsidiary not to, and will use its best efforts to cause the officers, directors, employees, representatives and agents of UHS and the Subsidiary not to, directly or indirectly, solicit, initiate or encourage any inquiry, proposal, offer or indication of interest from any person that constitutes or would reasonably be expected to lead to any Acquisition Proposal, or enter into discussions or negotiate with any person or entity in furtherance of any such inquiries or to obtain or approve any Acquisition Proposal, or agree to or endorse any Acquisition Proposal. As agreed, UHS will immediately notify MEDIQ of all relevant terms of any such inquiries or proposals received by UHS or the Subsidiary or by any such officer, director, employee, representatives or agents, relating to any of such matters, any material change in the details (including any amendments or proposed amendments) of any such inquiries or proposals, the identity of each of the persons or entities making such inquiries or proposals, and, if such inquiry or proposal is in writing, UHS will immediately deliver or cause to be delivered to MEDIQ a copy of such inquiry or proposal. However, if, prior to the Effective Time, UHS receives an unsolicited Acquisition Proposal that the Board of Directors of UHS, based upon the advice of its legal counsel, reasonably believes that it has a fiduciary duty to consider, then UHS, without violating the Merger Agreement, may thereafter furnish information to and enter into discussions or negotiations with such third party. Nothing contained in the Merger Agreement prevents the Special Committee or the Board of Directors of UHS, after receiving an opinion of outside counsel to the effect that the Board of Directors is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the UHS shareholders an unsolicited, bona fide written Acquisition Proposal which the Board of Directors of UHS determines in good faith (after consultation with its financial advisors) (A) would result in a transaction more favorable to UHS shareholders than the transaction contemplated by the Merger Agreement and (B) is made by a person financially capable of consummating such Acquisition Proposal (such an Acquisition Proposal is referred to in the Merger Agreement as a "Superior Proposal"). If the Board of Directors resolves to accept or accepts a Superior Proposal, then upon written notice to MEDIQ, UHS may terminate the Merger Agreement, provided that UHS must pay MEDIQ the $3,000,000 Break-Up Fee. An "Acquisition Proposal" is defined in the Merger Agreement as any proposal for a merger, consolidation or other business combination involving UHS or the acquisition of any equity interest in, or a substantial portion of the assets of UHS or the Subsidiary, other than the transactions contemplated by the Merger Agreement.

Conditions to Consummation of the Merger

     The Merger will occur only if the Merger Agreement is approved and adopted by the requisite votes of the holders of the UHS Common Stock. Consummation of the Merger also is subject to the satisfaction of certain other conditions specified in the Merger Agreement, unless such conditions are waived (to the extent such waiver is permitted by law). The failure of any such condition to be satisfied, if not waived, would prevent consummation of the Merger.

     The obligations of MEDIQ to consummate the Merger are subject to satisfaction of, among others, the following conditions: (a) (i) UHS shall have performed and complied in all material respects with all of its covenants and agreements under the Merger Agreement to be performed or complied with prior to or before the Effective Time; and (ii) each of the representations and warranties of UHS contained in the Merger Agreement shall have been true and correct as of the date of execution of the Merger Agreement and as of the Effective Time in all material respects (except for any representation or warranty which is qualified by materiality, which must be true and correct in all respects); (b) MEDIQ shall have received certificates from a duly authorized officer of UHS (in such person's capacity as an officer without personal liability) certifying as to the fulfillment of the conditions set for in (a) above; (c) the Merger Agreement and the Merger shall have received the necessary approval of UHS shareholders; (d) the applicable waiting period under the HSR Act shall have expired or terminated; (e) no preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect; and

(f) the Rights shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of the Rights Agreement.

     The obligations of UHS to consummate the Merger are subject to satisfaction of the following conditions, among others: (a) (i) MEDIQ shall have performed and complied in all material respects with all of its covenants and agreements under the Merger Agreement to be performed or complied with prior to or before the Effective Time; and (ii) each of the representations and warranties of MEDIQ contained in the Merger Agreement shall have been true and correct as of the date of execution of the Merger Agreement and as of the Effective Time in all material respects (except for any representation or warranty which is qualified by materiality, which must be true and correct in all respects); (b) UHS shall have received certificates from a duly authorized officer (in such person's capacity as an officer without personal liability) of MEDIQ and Merger Sub certifying as to the fulfillment of the conditions set forth in (a) above; (c) the Merger Agreement and the Merger shall have received the necessary approval of UHS shareholders; (d) the applicable waiting period under the HSR Act shall have expired or terminated; and (e) no preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect.

Employment Matters

     The parties to the Merger Agreement have agreed to certain post-closing covenants regarding employees of UHS and the Subsidiary (the "UHS Employees"). MEDIQ has agreed that the UHS Employees will continue employment with the Surviving Corporation and its subsidiary, respectively, in the same positions and at the same level of wages and/or salary and without having incurred a termination of employment or separation from service; provided, however, except as may be specifically required by applicable law or any contract, the Surviving Corporation and its subsidiaries are not obligated to continue any employment relationship with any UHS Employee for any period of time. MEDIQ, Merger Sub and UHS have agreed that UHS Employees whose employment is terminated on or after the Effective Time or within 12 months thereafter will receive severance payments to the extent provided pursuant to a policy agreed to by UHS and MEDIQ. MEDIQ agrees that UHS Employees who remain employed by the Surviving Corporation following the Merger will be eligible to participate in all plans, programs or policies then afforded to similarly situated employees of MEDIQ and its affiliated companies.

Indemnification of Officers and Directors

     Under the Merger Agreement, the Surviving Corporation will until the later of (i) the six year anniversary date of the Effective Time or (ii) the respective termination or expiration date of any indemnification agreement or arrangement of UHS or the Subsidiary, cause its articles of incorporation and bylaws to continue to provide indemnification provisions for the benefit of those individuals who have served as directors or officers of UHS or the Subsidiary at any time prior to the Effective Time. Such provision will be comparable to the provisions as are currently contained in UHS's or the Subsidiary's articles of incorporation and bylaws. In addition, subject to the occurrence of the Effective Time, MEDIQ has guaranteed unconditionally full payment and performance of the indemnification obligations discussed above. MEDIQ has also agreed, subject to certain limitations, to use reasonable efforts to cause the Surviving Corporation to maintain for the benefit of such persons for a period of six years after the Merger, officers' and directors' liability insurance comparable in scope and amount to the officers' and directors' insurance coverage currently maintained by UHS. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER-Indemnification of Officers and Directors."

Termination

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the filing of articles of merger with the Minnesota Secretary of State, whether before of after action by UHS shareholders, and without further approval by UHS shareholders, under any of the following circumstances:

          (a) by mutual written consent of the Board of Directors of each of MEDIQ and UHS;

          (b) by either MEDIQ or UHS, if any of the conditions to such party's obligation to consummate the transactions contemplated in the Merger Agreement shall have become impossible to satisfy;

          (c) by either MEDIQ or UHS, if the Merger has not been consummated on or before August 30, 1997 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate the Merger Agreement in breach of such party's obligations under the Merger Agreement);

          (d) by UHS upon approval of a Superior Proposal and payment of the Break-Up Fee; or

          (e) By MEDIQ, if the Board of Directors of UHS or the Special Committee (i) withdraws, modifies or changes its recommendation regarding the approval of the Merger Agreement or the Merger in a manner adverse to MEDIQ; (ii) shall have recommended to the UHS shareholders any Acquisition Proposal; (iii) shall have taken any action under the Rights Agreement to exclude any person or entity (other than MEDIQ, Merger Sub or their affiliates) from the definition of "Acquiring Person" (as defined in the Rights Agreement) or to redeem the Rights; (iv) shall have taken any action under Section 302A.673 of the MBCA to approve any "business combination" (as defined in the MBCA) with an "interested shareholder" (as defined in the MBCA) (other than MEDIQ, Merger Sub or their affiliates) prior to such shareholder's "share acquisition date" (as defined in the MBCA) or the acquisition of shares by such shareholder; (v) shall have taken any action to provide that an Acquisition Proposal shall be exempt from the provisions of Section 302A.671 of the MBCA; or (vi) shall have resolved to do any of the foregoing.

     UHS shall be obligated to pay a $3,000,000 Break-Up Fee to MEDIQ if (i) UHS or MEDIQ terminates the Merger Agreement pursuant to clauses (d) or (e) above,
(ii) the Merger Agreement is terminated because of a failure to receive the requisite shareholder approval of the Merger and, prior to the Special Meeting, UHS had entered into discussions or negotiations with any person or entity with respect to an Acquisition Proposal and the Board of Directors of UHS had not reaffirmed its Merger recommendation to the UHS shareholders by the time of the Special Meeting or (iii) the Merger Agreement is terminated because of a breach by UHS and within twelve months after such termination, a merger, consolidation or other business combination involving UHS or an acquisition of 50% or more of an equity interest in UHS is consummated with any other person or entity.

Expenses

     Under the Merger Agreement, generally all costs and expenses incurred by UHS, MEDIQ and Merger Sub will be paid by the party that has incurred such costs and expenses. However, if the Merger Agreement is terminated for certain reasons specified in the Merger Agreement, UHS is required to pay MEDIQ the $3,000,000 Break-Up Fee. See "THE MERGER AGREEMENT-Restrictions on Solicitation" and "-Termination."

                         CERTAIN EFFECTS OF THE MERGER

     As a result of the Merger, UHS will become a wholly-owned indirect subsidiary or MEDIQ and the current shareholders of UHS will not have any continuing interest in UHS. UHS Common Stock will no longer be traded on the Nasdaq Stock Market, and the registration of UHS Common Stock under the Exchange Act will be terminated.

     After the Merger, UHS's Board of Directors will be composed of individuals designated by MEDIQ, and the officers of Merger Sub at the effective time of the Merger (the "Effective Time") will be the initial officers of UHS after the Merger until their respective successors are duly appointed or elected and qualified.

     The Rights are not currently exercisable and, pursuant to the Merger Agreement, UHS has taken all action necessary (i) to render the Rights inapplicable to the Merger and the transactions contemplated by the Merger Agreement and (ii) to ensure that a "Distribution Date" (as defined in the Rights Agreement) will not occur by reason of the announcement or consummation of the Merger or any of the other transactions contemplated by the Merger Agreement. The Rights will expire at the Effective Time and thereafter the shareholders of UHS will not have any further rights with respect thereto.

                              REGULATORY APPROVALS

     Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division"), and specified waiting period requirements have been satisfied. MEDIQ and UHS filed premerger notification and report forms with the FTC and Antitrust Division on or before February 18, 1997.

     The waiting period under the HSR Act, which was originally scheduled to expire on March 20, 1997 (thirty days after the date of filing), will now expire on April 10, 1997 (thirty days after the date of filing an amendment to the original filing) unless the period is terminated sooner pursuant to MEDIQ's and UHS's request for early termination of the waiting period.

     At any time before or after consummation of the Merger, and notwithstanding the satisfaction of the HSR Act requirements, the FTC or the Antitrust Division or any state could take action under the federal or state antitrust laws to seek to enjoin consummation of the Merger. Private parties may also seek to take legal action under the antitrust laws.

     Based on the information available to them, each of MEDIQ and UHS believes that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or that, if such a challenge were made, MEDIQ and UHS would prevail.

     Neither UHS nor MEDIQ believes that any material federal or state regulatory approvals, filings or notices are required in connection with the Merger other than the filing of articles of merger with the Secretary of State of the State of Minnesota. Other than as described above, neither UHS nor MEDIQ is aware of any license or regulatory permit that is material to the business of UHS and that is likely to be adversely affected by consummation of the Merger or any approval or other action by any state, federal or foreign government or governmental agency (other than routine relicensing procedures) that would be required prior to the Merger.

                             ACCOUNTING TREATMENT

     MEDIQ will account for the Merger under the "purchase" method of accounting under which the total consideration paid in the Merger will be allocated among the Surviving Corporation's consolidated assets and liabilities based on the fair values of the assets acquired and liabilities assumed in the Merger.


                  INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Special Committee of the Board of Directors of UHS with respect to the Merger Agreement, the shareholders of UHS should be aware that certain members of UHS's management and Board of Directors have interests in the Merger that are different from, or in addition to, the interests of UHS shareholders generally. The Special Committee of the Board of Directors of UHS was aware of these interests and considered them in approving the Merger, the Merger Agreement and the transactions contemplated thereby.

UHS Stock Options

     As described at page 21, above, upon the consummation of the Merger, each option to acquire shares of UHS Common Stock outstanding immediately prior to the Effective Time under UHS's 1992 Long-Term Incentive and Stock Option Plan, as amended (the "ISO Plan") and UHS's 1992 Directors' Stock Option Plan, as amended (the "Directors' Plan"), whether vested or unvested (each, an "Option," and collectively, the "Options"), will automatically become immediately vested and exercisable and each holder of an Option will have the right to receive from MEDIQ a cash payment (less applicable withholding taxes) in an aggregate amount equal to the difference between the Merger Consideration and the exercise price per share applicable to such Option for all shares subject to the Option as expressly stated in the applicable stock option agreement or other agreement (the "Option Consideration"). UHS has agreed to take such other actions (including, without limitation, giving requisite notices to holders of Options advising them of such accelerated vesting and rights pursuant to the Merger Agreement) as are necessary to fully advise holders of Options of their rights under the Merger Agreement and the Options and to facilitate their timely exercise of such rights. From and after the Effective Time, other than as expressly set forth in the Merger Agreement, no holder of an Option will have any rights in respect thereof other than to receive payment for such holder's Options equal to the Option Consideration, and the Surviving Corporation shall take all reasonably necessary actions to terminate UHS's stock option plans and similar arrangements. The Option Consideration payable upon consummation of the Merger to executive officers of UHS pursuant to outstanding Options under the ISO Plan are as follows: Thomas A. Minner, $888,775; Michael W. Bohman, $490,263; Paul W. Larsen, $490,263; Duane R. Wenell, $490,263; David E.
Dovenberg, $490,263 and all executive officers as a group, $2,849,827. The Option Consideration payable upon consummation of the Merger to non-employee directors of UHS, who constituted all of the members of the Special Committee, pursuant to outstanding Options under the Directors' Plan are as follows: Karen
M. Bohn, $91,000; Samuel B. Humphries, $131,125; Terrance D. McGrath, $131,125; and all non-employee directors as a group, $353,250.

Employee Stock Purchase Plan

     UHS currently maintains an Employee Stock Purchase Plan (the "ESPP") for the benefit of certain of its employees. In accordance with the Merger Agreement, outstanding purchase rights under the ESPP will be exercised upon the earlier of (i) the next scheduled purchase date under the ESPP or (ii) immediately prior to the Effective Time, and each participant in the ESPP, including executive officers of UHS participating therein, accordingly will be issued shares at that time that shall be cancelled at the Effective Time and converted into the right to receive the Merger Consideration for those shares.

The ESPP shall terminate with such exercise date, and no purchase rights shall be subsequently granted or exercised under the ESPP.

Change in Control Agreements

     Effective January 1994, UHS adopted the Top Management Change-in-Control Severance Plan (the "Severance Plan"). The Severance Plan is designed to encourage continuity of management in the event of a change in control of UHS. The consummation of the Merger will constitute a "change of control" under the Severance Plan. Under the Severance Plan, each of UHS's five executive officers is eligible to receive a severance payment up to three times his base salary in the event of a change in control of UHS and termination of such officer within three years of such change in control for reasons other than death, total disability or "just cause" (as defined in the Severance Plan) and voluntary termination without "good reason," which is defined in the Severance Plan as an aggregate reduction of 10% or more in such officer's base salary and benefits, a material reduction in the nature and scope of such officer's authorities or duties, or a required relocation of such officer to a location more than 35 miles from such officer's existing job location other than a required relocation to those locations at which UHS maintained operations prior to the change in control. The approximate amount payable to each of UHS's executive officers upon a qualifying termination, assuming current base salaries, is as follows: Mr. Minner, $845,913; Mr. Bohman, $580,152; Mr. Larsen, $552,912; Mr. Dovenberg,
$531,005 Mr. Wenell, $506,250; and all executive officers and directors as a group, $3,016,232.

     UHS has certain other compensatory arrangements with its executive officers which will result from a change in control of UHS. In addition to payment of the Option Consideration referred to above under the heading "-UHS Stock Options," executive officers of UHS are entitled to receive a lump sum payment equal to the present value of all benefits accrued under the UHS supplemental pension plan upon any qualifying termination of such executive officer's employment (as defined under the Severance Plan) within thirty-six months of a change of control (as defined under the Severance Plan). In the event of such a change in control and a qualifying termination, executive officers of UHS are also entitled to payment of a pro rata portion of all awards granted under the UHS Long-Term Incentive Plan and UHS Annual Incentive Plan based on achievement of performance objectives during that portion of the performance periods elapsed prior to the change in control.

Indemnification of Officers and Directors

     The Merger Agreement provides that MEDIQ shall, and shall cause the Surviving Corporation to, honor the obligations of UHS under Minnesota law and their respective articles or certificates of incorporation or bylaws relating to indemnification of the present and former officers, directors, employees or agents of UHS to full extent permitted thereunder against losses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the Effective Time. MEDIQ has also agreed, subject to certain limitations, to use reasonable efforts to cause the Surviving Corporation to maintain for the benefit of such persons for a period of six years after the Merger, officers' and directors' liability insurance comparable in scope and amount to the officers' and directors' insurance coverage currently maintained by UHS.

Certain Relationships

     Karen M. Bohn, a director of UHS and a member of the Special Committee, is a Managing Director and the Chief Administrative Officer of Piper Jaffray Companies, Inc., the parent of Piper Jaffray. As described above under "THE MERGER-Opinion of UHS Financial Advisor," Piper Jaffray will receive a fee in connection with the financial advisory services rendered by Piper Jaffray to the Company in connection with the Merger and the transactions described under "THE MERGER-Background of the Merger."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Under currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the treasury regulations promulgated thereunder, applicable judicial decisions and administrative rulings, all of which are subject to change, the federal income tax consequences described below are expected to arise in connection with the Merger. Due to the complexity of the Code, the following discussion is limited to the material federal income tax aspects of the Merger for a UHS shareholder who is a citizen or resident of the United States and who, as of the Effective Time, holds shares of UHS Common Stock as a capital asset. The general tax principles discussed below are subject to retroactive changes that may result from subsequent amendments to the Code. The following discussion does not address potential foreign, state, local and other tax consequences, nor does it address taxpayers subject to special treatment under the federal income tax laws, such as tax-exempt organizations, S corporations and taxpayers subject to the alternative minimum tax. In addition, the following discussion may not apply to UHS shareholders who acquired their shares upon the exercise of employee stock options or otherwise as compensation. Neither UHS nor MEDIQ has requested either the Internal Revenue Service or counsel to rule or issue an opinion on the federal income tax consequences of the Merger. ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF THE DISPOSITION OF THEIR SHARES IN THE MERGER.

     For federal income tax purposes, the Merger will be treated as a taxable sale or exchange of shares of UHS Common Stock for cash by each holder of such shares (including any holder of Dissenting Shares). Accordingly, the federal income tax consequences to the holders of UHS Common Stock will generally be as follows:

          (a) Assuming that the shares of UHS Common Stock exchanged by a UHS shareholder for cash in connection with the Merger are capital assets in the hands of the shareholder at the Effective Time, such shareholder may recognize a capital gain or loss by reason of the consummation of the Merger.

          (b) The capital gain or loss, if any, will be long-term with respect to shares of UHS Common Stock held for more than 12 months as of the Effective Time and short-term with respect to such shares held for 12 months or less as of the Effective Time.

          (c) The amount of capital gain or loss to be recognized by each holder of UHS Common Stock will be measured by the difference between the amount of cash received by such shareholder in connection with the Merger (including cash received for Dissenting Shares) and such shareholder's tax basis in the UHS Common Stock at the Effective Time.

     Cash payments made pursuant to the Merger (including any cash paid to holders of Dissenting Shares) will be reported to the extent required by the Code to shareholders of UHS and the Internal Revenue Service. Such amounts will ordinarily not be subject to withholding of federal income tax. However, backup withholding of such tax at a rate of 31% may apply to certain shareholders by reason of the events specified in Section 3406 of the Code and the treasury regulations promulgated thereunder, which include failure of a shareholder to supply UHS or its agent with such shareholder's taxpayer identification number. Accordingly, each UHS shareholder will be asked to provide the shareholder's correct taxpayer identification number on a Substitute Form W-9 which is to be included in the letter of transmittal to be sent to shareholders relating to their shares of UHS Common Stock. Withholding may also apply to UHS shareholders who are otherwise exempt from such withholding, such as a foreign person, if such person fails to properly document its status as an exempt recipient.

                       RIGHTS OF DISSENTING SHAREHOLDERS

     Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the "MBCA") provide to each shareholder the right to dissent from the Merger, and obtain payment for the "fair value" of such shareholder's shares following the consummation of the Merger.

     The following summary of the applicable provisions of Sections 302A.471 and 302A.473 of the MBCA is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to such sections, the full texts of which are attached as Appendix C to this Proxy Statement. These sections should be reviewed carefully by any shareholder who wishes to exercise dissenters' rights or who wishes to preserve the right to do so, since failure to comply with the procedures set forth herein or therein will result in the loss of dissenters' rights.

     Under the MBCA, holders of UHS Common Stock will have the right, by fully complying with the applicable provisions of Sections 302A.471 and 302A.473, to dissent with respect to the Merger and to receive from the Surviving Corporation payment in cash of the "fair value" of their shares of UHS Common Stock after the Merger is completed. The term "fair value" means the value of the shares of UHS Common Stock immediately before the Effective Time.

     All references in Sections 302A.471 and 302A.473 and in this summary to a "shareholder" are to a record holder of the shares of UHS Common Stock as to which dissenters' rights are asserted. A person having beneficial ownership of shares of UHS Common Stock that are held of record in the name of another person, such as a broker, nominee, trustee or custodian, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner in order to perfect whatever dissenters' rights such beneficial owner may have.

     Shareholders of record who desire to exercise their dissenters' rights must satisfy all of the following conditions. A written notice of intent to demand fair value for shares must be delivered to the executive offices of UHS before the taking of the shareholder vote on the Merger. This written demand must be in addition to and separate from any proxy or vote against the Merger. Voting against, abstaining from voting or failing to vote on the Merger does not constitute a demand for appraisal within the meaning of the MBCA.

     Shareholders electing to exercise their dissenters' rights under the MBCA must not vote for adoption of the Merger. A shareholder's failure to vote against the Merger will not constitute a waiver of dissenters' rights. However, if a shareholder returns a signed proxy but does not specify a vote against adoption of the Merger or direction to abstain, the proxy will be voted for adoption of the Merger, which will have the effect of waiving that shareholder's dissenters' rights.

     A UHS shareholder may not assert dissenters' rights as to less than all of the shares registered in such holder's name except where certain shares are beneficially owned by another person but registered in such holder's name. If a record owner, such as a broker, nominee, trustee or custodian, wishes to dissent with respect to shares beneficially owned by another person, such shareholder must dissent with respect to all of such shares and must disclose the name and address of the beneficial owner on whose behalf the dissent is made. A beneficial owner of shares of UHS Common Stock who is not the record owner of such shares may assert dissenters' rights as to shares held on such person's behalf, provided that such beneficial owner submits a written consent of the record owner to UHS at or before time such rights are asserted.

     A shareholder who elects to exercise dissenters' rights must send his or her written demand, before the taking of the vote on the Merger, to the Secretary of UHS, 1250 Northland Plaza, 3800 West 80th Street, Bloomington, Minnesota 55431--4442. The written demand should specify the shareholder's name and mailing address, the number of shares owned and that the shareholder intends to demand the value of his or her shares.

     After approval of the Merger by the shareholders at the Special Meeting, the Surviving Corporation will send a written notice to each shareholder who filed a written demand for dissenters' rights. The notice will contain the address to which the shareholder shall send a demand for payment and the stock certificates in order to obtain payment and the date by which they must be received, a form to be used in connection therewith and other related information.

     In order to receive fair value for his or her shares, a dissenting shareholder must, within 30 days after the date such notice was given, send his or her stock certificates, and all other information specified in the notice from the Surviving Corporation, to the address specified in such notice. A dissenting shareholder will retain all rights as a shareholder until the Effective Time. After a valid demand for payment and the related stock certificates and other information are received, or after the Effective Time, whichever is later, the Surviving Corporation will remit to each dissenting shareholder who has complied with statutory requirements the amount that the Surviving Corporation estimates to be the fair value of such shareholder's shares, with interest commencing five days after the Effective Time at a rate prescribed by statute. Remittance will be accompanied by the Surviving Corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the Effective Time, together with the latest available interim financial data, an estimate of the fair value of the shareholder's shares and a brief description of the method used to reach the estimate, a brief description of the procedure to be followed if such holder is demanding supplemental payment and copies of Sections 302A.471 and 302A.473 of the MBCA.

     If the dissenting shareholder believes that the amount remitted by the Surviving Corporation is less than the fair value of such holder's shares, plus interest, the shareholder may give written notice to the Surviving Corporation of such holder's own estimate of the fair value of the shares, plus interest, within 30 days after the mailing date of the remittance and demand payment of the difference. Such notice must be given at the executive offices of UHS at the address set forth above. A shareholder who fails to give such written notice within this time period is entitled only to the amount remitted by the Surviving Corporation.

     Within 60 days after receipt of a demand for supplemental payment, the Surviving Corporation must either pay the shareholder the amount demanded or agreed to by such shareholder after discussion with the Surviving Corporation or petition a court for the determination of the fair value of the shares, plus interest. The petition shall name as parties all shareholders who have demanded supplemental payment and have not reached an agreement with the Surviving Corporation. The court, after determining that the shareholder or shareholders in question have complied with all statutory requirements, may use any valuation method or combination of methods it deems appropriate to use, whether or not used by the Surviving Corporation or the dissenting shareholder, and may appoint appraisers to recommend the amount of the fair value of the shares. The court's determination will be binding on all UHS shareholders who properly exercised dissenters' rights and did not agree with the Surviving Corporation as to the fair value of the shares. Dissenting shareholders are entitled to judgment for the amount by which the court-determined fair value per share, plus interest, exceeds the amount per share, plus interest, remitted to the shareholders by the Surviving Corporation. The shareholders shall not be liable to the Surviving Corporation for any amounts paid by the Surviving Corporation which exceed the fair value of the shares as determined by the court, plus interest. The costs and expenses of such a proceeding, including the expenses and compensation of any appraisers, will be determined by the court and assessed against the Surviving Corporation, except that the court may, in its discretion, assess part or all of those costs and expenses against any shareholder whose action in demanding supplemental payment is found to be arbitrary, vexatious or not in good faith. The court may award fees and expenses to an attorney for the dissenting shareholders out of the amount, if any, awarded to such shareholders. Fees and expenses of experts or attorneys may also be assessed against any person who acted arbitrarily, vexatiously or not in good faith in bringing the proceeding.

     UHS may withhold the remittance of the estimated fair value, plus interest, for any shares owned by any person who was not a shareholder or who is dissenting on behalf of a person who was not a beneficial owner on February 11, 1997, the date on which the proposed Merger was first announced to the public (the "Public Announcement Date"). The Surviving Corporation will forward to any such dissenting shareholder who has complied with all requirements in exercising dissenters' rights the notice and all other materials sent after shareholder approval of the Merger to all shareholders who have properly exercised dissenters' rights, together with a statement of the reason for withholding the remittance and an offer to pay the dissenting shareholder the amount listed in the materials if the shareholder agrees to accept that amount in full satisfaction. The shareholder may decline this offer and demand payment by following the same procedure as that described for demand of supplemental payment by shareholders who owned their shares as of the Public Announcement Date. Any shareholder who did not own shares on the Public Announcement Date and who fails properly to demand payment will be entitled only to the amount offered by UHS. Upon proper demand by any such shareholder, rules and procedures applicable in connection with receipt by UHS of the demand for supplemental payment given by a dissenting shareholder who owned shares on the Public Announcement Date will also apply to any shareholder properly giving a demand but who did not own shares of record or beneficially on the Public Announcement Date, except that any such shareholder is not entitled to receive any remittance from UHS until the fair value of the shares, plus interest, has been determined pursuant to such rules and procedures.

     Shareholders considering exercising dissenters' rights should bear in mind that the fair value of their shares determined under Sections 302A.471 and 302A.473 of the MBCA could be more than, the same as or, in certain circumstances, less than the consideration they would receive pursuant to the Merger Agreement if they do not seek appraisal of their shares, and that the opinion of any investment banking firm as to fairness, from a financial point of view, is not an opinion as to fair value under Sections 302A.471 and 302A.473.

     Cash received pursuant to the exercise of dissenters' rights may be subject to federal or state income tax. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

     ANY HOLDER WHO FAILS TO COMPLY FULLY WITH THE STATUTORY PROCEDURE SUMMARIZED ABOVE WILL FORFEIT HIS OR HER RIGHTS OF DISSENT AND WILL RECEIVE THE MERGER CONSIDERATION FOR HIS OR HER SHARES. See Appendix C.


                             FINANCING THE MERGER

     If the Merger is consummated, the total amount required to pay the Merger Consideration to the UHS shareholders, refinance indebtedness of UHS that will be accelerated by reason of the Merger, and pay estimated fees and expenses of MEDIQ and Merger Sub, will be approximately $144,000,000. Merger Sub will obtain the necessary funds to consummate the Merger and pay all related fees and expenses from the general corporate funds of MEDIQ, which intends to obtain such funds from funds on deposit with its lenders and loans under its existing credit agreement (the "Credit Agreement") with a group of lenders for which Banque Nationale de Paris acts as Administrative Agent and NationsBank, N.A. acts as Documentation Agent. Certain amendments to the Credit Agreement were made on January 24, 1997, to increase the amount of the Credit Facility and otherwise facilitate the financing of the Merger. The availability of loan proceeds under the Credit Agreement to finance the Merger is subject to certain conditions set forth in the Credit Agreement, including: (1) approval and adoption of the Merger Agreement by the holders of a majority of the outstanding shares of UHS Common Stock; (2) receipt of all necessary governmental approvals; and (3) the satisfaction, before and after the Merger, of certain financial conditions set forth in the Credit Agreement. UHS has been advised that MEDIQ expects such financial conditions to be satisfied as of the Effective Time of the Merger.

     The Credit Agreement provides for four separate loans: a Term A loan ($35 million), a Term B loan ($145 million), an Acquisition Revolver ($100 million) and a Working Capital Revolver ($30 million). As of March 14, 1997 there was approximately $33,800,000 outstanding under the Term A loan, and approximately $99,750,000 outstanding under the Term B loan. There were no outstanding balances under the Acquisition Revolver or the Working Capital Revolver.

     The loans bear interest at either the prime rate or at a Eurodollar rate plus a factor. The factor changes quarterly based upon MEDIQ's leverage ratio, within ranges of 1.125% to 1.75% for Term B prime rate loans, 2.75% to 3.25% for Term B Eurodollar loans, 0.25% to 1.25% for other prime rate loans, and 1.75% to 2.75% for other Eurodollar loans. The loans are collateralized by substantially all of the assets of MEDIQ and its principal subsidiaries. The Credit Agreement requires the assets of UHS to be pledged to secure MEDIQ's obligations under the Credit Agreement following the Merger.

     The Term A loan is payable in quarterly installments of $1.2 million beginning December 31, 1996, through September 30, 2001, and in quarterly installments of $2.75 million from December 31, 2001, through September 30, 2002. The Term B loan is payable in quarterly installments of $250,000 beginning December 31, 1996, through September 30, 2002, quarterly installments of $13.0 million in fiscal 2003, and quarterly installments of $21.8 million in fiscal 2004. MEDIQ can borrow and repay under the Acquisition Revolver until March 31, 1998, in accordance with the Credit Agreement. On March 31, 1998, the Acquisition Revolver converts to a term loan which is payable in quarterly installments beginning on June 30, 1998. The first two such installments each equal 5.0% of the converted balance, and each remaining quarterly payment equals 5.625% of the converted balance. The Working Capital Revolver terminates on September 30, 2002, at which time all outstanding balances are due. The Credit Agreement requires MEDIQ to maintain certain financial ratios and imposes certain other financial and dividend limitations. The Credit Agreement requires MEDIQ to pay to the lenders certain fees, to reimburse the lenders and their agents for certain expenses, and to provide certain indemnities, all on terms customary for similar credit facilities.

     MEDIQ anticipates that the indebtedness incurred by MEDIQ under the Credit Agreement will be repaid from funds generated internally by MEDIQ and its subsidiaries (including, after the Merger, if consummated, funds generated by UHS), through additional borrowings, or through a combination of such sources. No final decisions have been made concerning the method that MEDIQ will employ to repay such indebtedness. Such decisions when made will be based on MEDIQ's review from time to time of the advisability of particular actions, as well as on prevailing interest rates and financial and other economic conditions.


                           UHS FINANCIAL PROJECTIONS

     During the course of inviting parties, including MEDIQ, to express an interest in acquiring UHS, UHS made available certain information to all interested parties (including MEDIQ) that included historical and projected financial information. The financial portion of the information, which UHS indicated it was making available to all interested parties, included the following financial estimates for 1996 and financial projections for the years 1997 through 2001.

     Material assumptions on which the financial projections presented below are based include the following:

     1. Rental revenues are projected to grow at 10% annually in the years 1998 through 2001. This future growth assumes the addition of four new offices per year as well as growth with existing customers and the addition of new customers. In 1997, the Company receives the incremental benefit of the BERS acquisition in addition to a 10% growth of base UHS revenues.

     2. Sales revenue is projected to drop slightly in 1997 due to a continuing trend by a major vendor of disposables to market its products directly to some of the UHS's larger customers. Sales revenue is not projected to grow after 1997.

     3. The direct costs associated with rental and repair of equipment are variable costs and are projected at 9.3% of rental revenue from 1997 through 2001. All other rental costs (costs associated with operating district offices such as vehicles, computers and occupancy) are budgeted for no growth in 1997 and projected to grow at 9% annually from 1998 through 2001 in order to support continued revenue growth.

     4. Rental depreciation reflects depreciation of the rental equipment portfolio and is dependent on new rental equipment purchases which are projected to increase gradually. The costs of new rental equipment are depreciated, on average, over six years.

     5. Compensation and benefits (other than any district incentive compensation) for all sales people and district administration is projected to grow at 8% in each year from 1998 through 2001 over 1997 budgeted amounts, reflecting the impact of inflation and growth in infrastructure. Corporate general and administrative costs (other than profit sharing expenses) are projected to grow at 4% in each year primarily reflecting inflationary growth. The projections take into consideration a district incentive of 2% of rental revenue after 1997 and a corporate profit sharing plan equal to 11% of pre-bonus operating income in each year.

     6. The average cost of borrowing on the UHS revolving credit facility is assumed to be approximately 8%.

     7. Beginning in 1997, the projections assume a 42% federal and state tax rate.

     8. Rental equipment purchases are estimated to be $13.5 million in 1996, $19.5 million in 1997 and $20.5 million in 1998. Purchases grow by $1.5 million each year from 1999 through 2001. Approximately 40% to 45% of rental equipment purchases can be classified as maintenance expenditures (replacing equipment that is taken out of service) and the remainder represents incremental additions to the portfolio.

     9. The projections do not assume any external financing, acquisitions, divestitures or material one-time events, including costs associated with the disposal of the Company's DPAP inventory, costs related to the Company's expense control initiatives and professional fees and Directors' compensation costs relating to the Board of Directors' review of strategic alternatives for enhancing shareholder value, all as described in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 included as Appendix D hereto under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                               1996         1997         1998         1999         2000         2001
                            -----------  -----------  -----------  -----------  -----------  -----------
Revenues:
  Equipment rentals         $50,651,258  $58,478,099  $64,325,909  $70,758,500  $77,834,350  $85,617,785
  Sales, service & other      6,274,669    6,708,841    6,708,841    6,708,841    6,708,841    6,708,841
                            -----------  -----------  -----------  -----------  -----------  -----------
    Total Revenues           56,925,927   65,186,940   71,034,750   77,467,341   84,543,191   92,326,626

Costs and expenses:
  Costs of rentals           13,141,825   13,722,060   15,011,142   16,421,651   17,965,057   19,653,915
  Depreciation               12,532,657   15,000,000   17,133,333   18,266,667   19,200,000   20,400,000
  Cost of sales               4,520,753    4,628,867    5,031,631    5,031,631    5,031,631    5,031,631
  Selling, general and
    administrative           20,594,607   21,793,446   23,006,886   24,539,249   26,221,974   28,014,691
  Interest                    2,441,062    2,845,400    2,679,867    2,446,086    2,121,799    1,690,012
                            -----------  -----------  -----------  -----------  -----------  -----------
    Total costs and
      expenses               53,230,904   57,989,773   62,862,859   66,705,284   70,540,461   74,790,249
                            -----------  -----------  -----------  -----------  -----------  -----------

Income before taxes           3,695,023    7,197,167    8,171,891   10,762,057   14,002,730   17,536,377
Income taxes                  1,625,140    3,022,810    3,432,194    4,520,064    5,881,147    7,365,278
                            -----------  -----------  -----------  -----------  -----------  -----------

  Net income                $ 2,069,883  $ 4,174,357  $ 4,739,697  $ 6,241,993  $ 8,121,583  $10,171,099
                            ===========  ===========  ===========  ===========  ===========  ===========

Net earnings per share      $      0.38  $      0.75  $      0.84  $      1.09  $      1.39  $      1.73
                            ===========  ===========  ===========  ===========  ===========  ===========

     UHS does not as a matter of course make public any projections as to future performance or earnings, and the projections set forth above are included in this Proxy Statement only because the information was provided to MEDIQ. The projections were not prepared with a view to public disclosure or compliance with the published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. UHS's internal operating projections are, in general, prepared solely for internal use in connection with capital budgeting and other management decisions and are subjective in many respects and thus susceptible to various interpretations and periodic revisions based on actual experience and business developments. The projections were based on a number of material assumptions specified therein and summarized above. These assumptions are beyond the control of UHS, MEDIQ or Merger Sub or their respective financial advisors, and require a degree of economic forecasting (both general and specific to UHS's business) that is inherently uncertain and subjective. None of UHS, MEDIQ or Merger Sub or their respective financial advisors assumes any responsibility for the accuracy of any of the projections. The inclusion of the foregoing projections should not be regarded as an indication that UHS, MEDIQ or Merger Sub or any other person who received such information considers it an accurate prediction of future events. Neither UHS nor MEDIQ intends to update, revise or correct such projections if they become inaccurate (even in the short term).

     The foregoing projections constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. The Company's actual results may differ significantly from those discussed herein. Factors that might cause such a difference include, but are not limited to, the effect of changing economic or business conditions, increased utilization of the Bazooka bed, the impact of competition and other risk factors described more fully in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (included in this Proxy Statement as Appendix D) under the captions "Industry Assessment," "Rental Equipment Build Up" and "Business."

                         THE SUPPORT/VOTING AGREEMENTS

     Pursuant to the Support/Voting Agreements, certain members of UHS management, specifically, Thomas A. Minner, Paul W. Larsen, Michael W. Bohman and Duane R. Wenell (the "Supporting Stockholders") have severally agreed to vote in favor of the Merger Agreement and Merger all shares of UHS Common Stock that they owned on February 17, 1997, consisting of approximately 16.0% of the aggregate number of shares outstanding as of such date.

     Each of the Supporting Stockholders has also agreed not to (i) sell, contract to sell or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, shares to any person other than MEDIQ or MEDIQ's designee, (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to shares of UHS Common Stock or (iii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby. Each of the Supporting Stockholders has also agreed not to solicit, initiate or encourage (including by way of furnishing information) and not to participate in any discussions or negotiations regarding any Competing Transaction (as defined in the Support/Voting Agreements) or vote in favor of any Competing Transaction.


          STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding ownership of UHS Common Stock (the only class of voting securities of the Company) as of February 15, 1997 by each person beneficially owning at least 5% of such securities, by each director of UHS, by each of the executive officers of UHS, and by all executive officers and directors as a group.

                                                            Amount of
                                                            Beneficial
Name and Address of Beneficial Owner                      Ownership(1)(2)        Percent
------------------------------------                      ---------------        -------
Thomas A. Minner(3)                                           339,183 (4)          6.3%
Michael W. Bohman                                             253,901              4.7
Paul W. Larsen                                                198,289              3.7
David E. Dovenberg                                            198,792 (5)          3.7
Duane R. Wenell                                               192,364 (6)          3.6
Karen M. Bohn                                                   9,300              *
Samuel B. Humphries                                            14,000              *
Terrance D. McGrath                                            89,268              1.7
Peter H. Kamin                                                425,600 (7)          7.9
Peak Investment Limited Partnership
  One Financial Center, Suite 1600
  Boston, Massachusetts 02111
Private Capital Management, Inc.                              410,800 (8)          7.6
  3003 Tamiami Trail North
  Naples, Florida 33940
Dimensional Fund Advisors                                     327,300 (9)          6.1
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

                                                            Amount of
                                                            Beneficial
Name and Address of Beneficial Owner                      Ownership(1)(2)        Percent
------------------------------------                      ---------------        -------
Wynnefield Partner Small Cap                                  268,700 (10)          5.0
  Value, L.P.
    Channel Partnership II
    One Penn Plaza, Suite 4720
    New York, New York 10119

All directors and executive                                 1,216,894              21.9
  officers as a group (8 persons)

*    Less than 1%

(1) Beneficial ownership is determined in accordance with rules of the SEC and includes generally voting power and/or investment power with respect to securities. Shares of UHS Common Stock subject to options currently exercisable or exercisable within 60 days of February 15, 1997 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of UHS Common Stock shown as beneficially owned by them.

(2) Includes the following number of shares which could be acquired within 60 days of February 15, 1997 through exercise of stock options: Mr. Minner, 43,632 shares; Mr. Bohman, 27,066 shares; Mr. Larsen, 27,066 shares; Mr. Dovenberg, 27,066 shares; Mr. Wenell, 27,066 shares; Ms. Bohn, 9,000 shares; Mr. Humphries, 14,000 shares; Mr. McGrath, 14,000 shares; and all executive officers and directors as a group, 188,896 shares. The table does not include options to purchase the following number of shares which do not become exercisable within such 60-day period but which will nevertheless automatically fully vest upon consummation of the Merger: Mr. Minner, 44,748; Mr. Bohman, 22,374 shares; Mr. Larsen, 22,374 shares; Mr. Dovenberg, 22,374 shares; Mr. Wenell, 22,374 shares; and all executive officers and directors as a group, 134,244 shares.

(3) The address for these individuals is 1250 Northland Plaza, 3800 West 80th Street, Bloomington, Minnesota 55431-4442.

(4)  Includes 100,000 shares held by Mr. Minner's wife.

(5)  Includes 63,432 shares held by Mr. Dovenberg's wife.

(6) Includes 85,298 shares held in trust as to which Mr. Wenell has sole voting and investment power and 80,000 shares held in trust as to which Mr. Wenell's spouse has sole voting and investment power.

(7) Based on a Schedule 13D Report dated as of November 22, 1996 filed jointly by Peter H. Kamin and Peak Investment Limited Partnership ("Peak"). Mr. Kamin has sole voting power over 43,500 shares and share voting power over 382,100 shares, 256,600 over which he shares voting power with Peak. Mr. Kamin is a director, officer and shareholder and the controlling person of Peak Management, Inc., the sole general partner of Peak.

(8) In its Schedule 13D Report dated as of October 30, 1996, Private Capital Management, Inc. ("PCM") has indicated that (a) PCM is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940; (b) PCM shares dispositive power as to 410,800 of the shares listed above with Bruce S. Sherman, also an investment adviser registered under
     Section 203 of
     the Investment Advisers Act of 1940; (c) PCM has voting power with respect to none of the shares listed above; (d) the shares listed above include 22,000 shares held by Michael J. Seaman; and (e) Mr. Seaman is an employee of PCM and affiliates thereof and (i) does not exercise sole or shared dispositive or voting powers with respect to the shares held by PCM and
     (ii) disclaims beneficial ownership of shares held by each other, Mr. Sherman or PCM.

(9) Based on a Schedule 13G Report dated as of February 5, 1997. Dimensional Fund Advisors ("DFA") has indicated that (a) DFA is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940; (b) DFA has sole voting power with respect to 219,700 of the shares; and (c) DFA has sole dispositive power as to all of the shares.

(10) Based on a Schedule 13D Report dated as of December 16, 1996 filed jointly by Wynnefield Partners Small Cap Value, L.P. ("Wynnefield") and Channel Partnership II ("Channel"). Includes 263,000 shares owned by Wynnefield and 5,700 shares owed by Channel.


          MARKET PRICE AND DIVIDEND INFORMATION FOR UHS COMMON STOCK

     UHS Common Stock is traded on the Nasdaq Stock Market under the symbol "UHOS." As of February 26, 1997, there were approximately 1,200 shareholders. UHS has not paid any cash dividends on UHS Common Stock. The Company currently intends to retain earnings for use in the operation and expansion of its business and therefore does not anticipate paying any cash dividends in the foreseeable future. The Company's loan agreements contain certain restrictions on the Company's ability to pay cash dividends on the UHS Common Stock.

     The following table shows the high and low sale prices for UHS Common Stock as reported on the Nasdaq Stock Market for each period indicated. On February 10, 1997, the last full trading day prior to the public announcement of the Merger Agreement, the high and low sales prices reported for shares of UHS Common Stock on the Nasdaq Stock Market were $12.50 and $12.00, respectively, and the closing price was $12.38. On March 18, 1997, the closing price for shares of UHS Common Stock, as reported on the Nasdaq Stock Market, was $17.125. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THEIR SHARES.

                                                         High          Low
                                                        -------       ------
     1995
          First Quarter..............................   $ 8.13        $ 6.25
          Second Quarter.............................     9.13          7.75
          Third Quarter..............................    10.88          7.75
          Fourth Quarter.............................    10.25          8.88

     1996
          First Quarter..............................   $10.50        $ 9.00
          Second Quarter.............................     9.50          7.75
          Third Quarter..............................     9.00          5.73
          Fourth Quarter.............................    11.13          6.25

     1997
          First Quarter (through March 18, 1997)..      $17.25        $10.75
                                                        ------

                        DESCRIPTION OF UHS CAPITAL STOCK

     The authorized capital stock of the Company consists of 10,000,000 shares of UHS Common Stock, $.01 par value, of which 5,372,421 shares were outstanding on February 26, 1997; 100,000 shares of Series A Junior Participating Preferred Stock, $.01 par value (the "Junior Preferred Shares"), no shares of which are outstanding; and 4,900,000 shares of undesignated preferred stock, $.01 par value, no shares of which are outstanding.

UHS Common Stock

     The holders of the UHS Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. There is no cumulative voting for the election of directors so that the holders of more than 50% of the outstanding UHS Common Stock can elect directors. Subject to preferences that may be applicable to any outstanding preferred stock, holders of the UHS Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor and in liquidation proceedings. Holders of UHS Common Stock have no preemptive or subscription rights and there are no redemption rights with respect to such shares. The outstanding shares of UHS Common Stock are fully paid and nonassessable.

Undesignated Preferred Stock

     The Company's Board of Directors is authorized, without further shareholder action, to issue preferred stock in one or more series and to fix the voting rights, liquidation preferences, dividend rights, repurchase rights, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences, of the preferred stock.

     Although there is no current intention to do so, the Board of Directors of the Company may, without shareholder approval, issue shares of a class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of UHS Common Stock and may have the effect of delaying, deferring or preventing a change in control of the Company.

Provisions of the Company's Restated Articles and Bylaws and the Minnesota Business Corporation Act

     The existence of authorized but unissued preferred stock, described above, and certain provisions of the Company's Restated Articles of Incorporation and Bylaws and Minnesota law, described below, could have an anti-takeover effect. These provisions are intended to provide management flexibility, to enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board and to discourage an unsolicited takeover of the Company if the Board determines that such a takeover is not in the best interests of the Company and its shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire the Company which could deprive the Company's shareholders of opportunities to sell their shares of UHS Common Stock at prices higher than prevailing market prices.

     Pursuant to the Restated Articles of Incorporation and Bylaws, the Board of Directors of the Company is divided into three classes serving staggered three-year terms. As a result, at least two shareholders' meetings will generally be required for shareholders to effect a change in control of the Board of Directors.

     Section 302A.671 of the Minnesota Statutes applies, with certain exceptions, to any acquisition of voting stock of the Company (from a person other than the Company, and other than in connection with certain mergers and exchanges to which the Company is a party) resulting in the beneficial ownership of 20% or more of the voting stock then outstanding. Section 302A.671 requires approval of any such acquisitions by a majority vote of the shareholders of the Company prior to its consummation. In general, shares acquired in the absence of such approval are denied voting rights and are redeemable at their then fair market value by the Company within 30 days after the acquiring person has failed to give a timely information statement to the Company or the date the shareholders voted not to grant voting rights to the acquiring person's shares. Section 302A.671 does not apply to the Merger.

     Section 302A.673 of the Minnesota Statutes generally prohibits any business combination by the Company, or any subsidiary of the Company, with any shareholder which purchases 10% or more of the Company's voting shares (an "interested shareholder") within four years following such interested shareholder's share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of the Board of Directors of the Company before the interested shareholder's share acquisition date. Section 302A.673 does not apply to the Merger.

Rights and Junior Preferred Shares

     On November 8, 1996, the Company adopted a shareholder rights plan under which the Rights were declared as a dividend at the rate of one Right for each share of UHS Common Stock held by shareholders of record at the close of business on November 21, 1996. The Rights automatically accompany all shares of UHS Common Stock outstanding and trade with them.

     Each Right entitles the holder to buy one 1/100th of a Junior Preferred Share at a price of $40.00. However, the Rights are exercisable only if a person or group acquires or makes a tender offer for 15% or more of the UHS Common Stock. The Rights are redeemable at 1/10c per right at any time prior to the acquisition of a 15% position. The Rights expire on Novemberu8, 2006.

     If a person or group acquires 15% or more of the UHS Common Stock (except in connection with the Merger, as described below) each Right will entitle its holder to purchase, at the Right's then-current exercise price, Junior Preferred Shares having a market value of twice the Right's exercise price. If the Company is acquired in a merger (except in connection with the Merger, as described below) or sells 50% or more of its assets or earning power, each Right will entitle its holder to purchase, at the Rights' then current exercise price, the acquiring company's common stock having a market value of twice the Right's exercise price.

     The Junior Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Junior Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of UHS Common Stock. In the event of liquidation, the holders of the Junior Preferred Shares will be entitled to a minimum preferential liquidation payment of $100.00 per share but will be entitled to an aggregate payment of 100 times the payment made per share of UHS Common Stock. Each Junior Preferred Share will have 100 votes, voting together with shares of UHS Common Stock. Finally, in the event of any merger, consolidation or other transaction in which the UHS Common Stock are exchanged, each Junior Preferred Share will be entitled to receive 100 times the amount received per share of UHS Common Stock. These rights are subject to adjustment in the event of a stock dividend on the shares of UHS Common Stock or a subdivision, combination or consolidation of the UHS Common Stock.

     The Rights are not currently exercisable and, pursuant to the Merger Agreement, UHS has taken all action necessary (i) to render the Rights inapplicable to the Merger and the transactions contemplated by the Merger Agreement and (ii) to ensure that a "Distribution Date" (as defined in the Rights Agreement) will not occur by reason of the announcement or consummation of the Merger or any of the other transactions contemplated by the Merger Agreement. The Rights will expire on the date of the Merger and thereafter the shareholders of UHS will not have any further rights with respect thereto.

Transfer Agent and Registrar

     The Transfer Agent and Registrar with respect to the UHS Common Stock is Norwest Bank Minnesota, N.A.


                             SHAREHOLDER PROPOSALS

     If the Merger is consummated, no public annual meetings of shareholders of UHS will be held in the future. If the Merger is not consummated, because the date of any such annual meeting cannot currently be determined, shareholders will be informed (by press release or other means determined reasonable by UHS) of the date of such meeting and the date that shareholder proposals for inclusion in the proxy material must be received by UHS, which proposals must comply with the rules and regulations of the Commission then in effect.


                                 OTHER MATTERS

     The Board of Directors of UHS does not presently know of any matters to be presented for consideration at the Special Meeting other than matters described in the Notice of Special Meeting mailed together with this Proxy Statement, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. The proxy confers discretionary authority to vote only with respect to matters that the Board of Directors of UHS did not know, within a reasonable time before the mailing of these materials, were to be presented at the Special Meeting.


                         COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires UHS's officers and directors and persons who own more than ten percent of UHS Common Stock to file reports of ownership and changes in ownership with the Commission. These reporting persons are also required to furnish UHS with copies of all reports they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, UHS believes that during its 1996 fiscal year all filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with.


                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of UHS as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, included in this Proxy Statement, have been audited by Coopers & Lybrand L.L.P., independent accountants.

     A representative of Coopers & Lybrand L.L.P. will be at the Special Meeting to answer questions by shareholders and will have the opportunity to make a statement if so desired.

                             AVAILABLE INFORMATION

     UHS and MEDIQ are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the United States Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by UHS and MEDIQ can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Citicorp Center, 5600 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site address, http://www.sec.gov. UHS Common Stock is listed and traded on the Nasdaq Stock Market; MEDIQ Common Stock is listed and traded on the American Stock Exchange. Reports, proxy statements and other information concerning UHS may be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. Reports, proxy statements and other information concerning MEDIQ may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.


                       DOCUMENTS INCLUDED IN APPENDIX D

     The Company's Annual Report on Form 10-K for the year ended December 31, 1996, heretofore filed with the Commission by UHS (File Number 0-20086) pursuant to the Exchange Act, has been attached as Appendix D to this Proxy Statement and constitutes a part hereof. The foregoing document contains financial and other information concerning UHS and should be reviewed together with all other information contained herein.


                                By Order of the Board of Directors,


                                [Signature]


                                Paul W. Larsen
                                Secretary


Bloomington, Minnesota
March 19, 1997

                                                                      Appendix A

================================================================================





                         AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                               February 10, 1997



                                 by and among


                              MEDIQ INCORPORATED,

                            PRN MERGER CORPORATION

                                      and

                       UNIVERSAL HOSPITAL SERVICES, INC.






================================================================================

                               TABLE OF CONTENTS


                                                                            Page


ARTICLE I--THE MERGER.......................................................   1
      Section 1.1.   The Merger.............................................   1
      Section 1.2.   Effective Date and Time................................   1
      Section 1.3.   Effect of the Merger...................................   1
      Section 1.4.   Subsequent Actions.....................................   1
      Section 1.5.   Articles of Incorporation; Bylaws; Directors
                     and Officers...........................................   2
      Section 1.6.   Cancellation of Company Shares.........................   2
      Section 1.7.   Dissenting Shares......................................   3
      Section 1.8.   Company Plans..........................................   3
      Section 1.9.   Surrender of Securities; Funding of Payments;
                     Stock Transfer Books...................................   3

ARTICLE II--REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................   5
      Section 2.1.   Corporate Organization and Authorization...............   5
      Section 2.2.   Capitalization.........................................   6
      Section 2.3.   Noncontravention.......................................   7
      Section 2.4.   SEC Filings............................................   7
      Section 2.5.   No Material Adverse Changes............................   8
      Section 2.6.   Legal Proceedings......................................   8
      Section 2.7.   No Dividends or Distributions..........................   8
      Section 2.8.   Fairness Opinion.......................................   8
      Section 2.9.   Tax Matters............................................   8
      Section 2.10.  Absence of Undisclosed Liabilities.....................   9
      Section 2.11.  Compliance with Laws; Permits..........................   9
      Section 2.12.  Contracts and Commitments..............................  10
      Section 2.13.  No Brokers or Finders..................................  10
      Section 2.14.  Employee Benefit Plans.................................  10
      Section 2.15.  Rights Agreement.......................................  12
      Section 2.16.  Disclosure.............................................  13
      Section 2.17.  State Takeover Laws....................................  13
      Section 2.18.  Intellectual Property..................................  13
      Section 2.19.  Certain Business Practices.............................  13
      Section 2.20.  Insurance..............................................  13
      Section 2.21.  Properties; Environmental Matters......................  13
      Section 2.22.  Vote Required..........................................  15
      Section 2.23.  Information in Proxy Statement.........................  15

ARTICLE III--REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND NEWCO...........  15
      Section 3.1.   Corporate Organization and Authorization...............  15
      Section 3.2.   Capitalization.........................................  16
      Section 3.3.   Noncontravention.......................................  16
      Section 3.4.   Approvals or Consents..................................  16
      Section 3.5.   SEC Filings............................................  16
      Section 3.6.   No Material Adverse Changes............................  16
      Section 3.7.   Legal Proceedings......................................  16
      Section 3.8.   Financing..............................................  16
      Section 3.9.   Disclosure.............................................  17
      Section 3.10.  Information in Proxy Statement.........................  17

ARTICLE IV--COVENANTS.......................................................  17
      Section 4.1.   Conduct of the Company Prior to the Effective
                     Time...................................................  17
      Section 4.2.   Additional Covenants of Acquiror, Newco and
                     the Company............................................  19



ARTICLE V--CONDITIONS TO ACQUIROR'S OBLIGATIONS.............................  22
      Section 5.1.  Representations and Warranties..........................  22
      Section 5.2.  Performance.............................................  22
      Section 5.3.  Officer's Certificate...................................  22
      Section 5.4.  Shareholder Approvals...................................  22
      Section 5.5.  HSR Waiting Period......................................  22
      Section 5.6.  No Injunction...........................................  22
      Section 5.7.  Rights Agreement........................................  23

ARTICLE VI--CONDITIONS TO THE COMPANY'S OBLIGATIONS.........................  23
      Section 6.1.  Representations and Warranties..........................  23
      Section 6.2.  Performance.............................................  23
      Section 6.3.  Officer's Certificate...................................  23
      Section 6.4.  Shareholder Approvals...................................  23
      Section 6.5.  HSR Waiting Period......................................  23
      Section 6.6.  No Injunction............................................ 23

ARTICLE VII--SURVIVAL OF REPRESENTATIONS....................................  23
      Section 7.1.  No Survival of Representations..........................  23
      Section 7.2.  Exclusive Remedy........................................  23

ARTICLE VIII--TERMINATION OF AGREEMENT......................................  24
      Section 8.1.  Termination of Agreement Prior to the Effective Time....  24
      Section 8.2.  Effect of Termination...................................  24

ARTICLE IX--MISCELLANEOUS...................................................  25
      Section 9.1.  Waiver of Compliance....................................  25
      Section 9.2.  Expenses................................................  25
      Section 9.3.  Assignability; Parties in Interest......................  25
      Section 9.4.  Specific Performance....................................  25
      Section 9.5.  Agreement; Amendments...................................  25
      Section 9.6.  Headings................................................  26
      Section 9.7.  Severability............................................  26
      Section 9.8.  Notices.................................................  26
      Section 9.9.  Law Governing...........................................  26
      Section 9.10.  Counterparts...........................................  26
      Section 9.11.  Announcements..........................................  26
      Section 9.12.  Representations........................................  27

Schedule 2.1(c)
Schedule 2.2
Schedule 2.3
Schedule 2.5
Schedule 2.6
Schedule 2.12
Schedule 2.14
Schedule 2.18
Schedule 2.20
Schedule 2.21
Schedule 3.1(b)
Schedule 4.1(b)
Schedule 4.2

                         AGREEMENT AND PLAN OF MERGER


       THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of February 10, 1997, is by and among MEDIQ INCORPORATED a Delaware corporation ("Acquiror"), PRN MERGER CORPORATION., a Minnesota corporation and an indirect wholly owned subsidiary of Acquiror ("Newco"), and UNIVERSAL HOSPITAL SERVICES, INC., a Minnesota corporation (the "Company").

       WHEREAS, Acquiror, Newco and the Company desire to effect a business combination by means of a merger of Newco with and into the Company; and

       WHEREAS, the Boards of Directors of Acquiror, Newco and the Company have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the merger of Newco with and into the Company upon the terms and subject to the conditions set forth herein.

       NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER
                                  ----------

       Section 1.1.  The Merger.  Subject to the satisfaction or waiver of the
                     ----------
conditions set forth in Articles V and VI herein, on a date within five business days following expiration or termination of the applicable waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), Newco will merge with and into the Company (the "Merger"). The Company shall be the corporation surviving in the Merger and in such capacity is sometimes referred to herein as the "Surviving Corporation." The Merger will be effected pursuant to the provisions of, and with the effect provided in, the Minnesota Business Corporation Act (the "MBCA").

       Section 1.2.  Effective Date and Time.  As promptly as practicable after
                     -----------------------
the satisfaction or waiver of the conditions set forth in Articles V and VI herein, the parties hereto shall cause the Merger to be consummated by delivering to the Secretary of State of Minnesota articles of merger ("Articles of Merger"), in such form or forms as may be required by, and executed and acknowledged in accordance with, the relevant and applicable provisions of the MBCA. Subject to Section 1.1, the parties hereto shall cause the effective date of the Merger (the "Effective Date") to occur on the date that the Articles of Merger are filed with the Secretary of State of the State of Minnesota in accordance with the relevant provisions of the MBCA (or at such later time, which shall be as soon as reasonably practicable, as may be specified in the Articles of Merger). The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."

       Section 1.3.  Effect of the Merger.  At the Effective Time, the separate
                     --------------------
corporate existence of Newco shall cease and the Surviving Corporation shall continue its corporate existence under the laws of the State of Minnesota. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers, immunities and franchises of Newco and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Newco and the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

       Section 1.4.  Subsequent Actions.  If, at any time after the Effective
                     ------------------
Time, the Acquiror or the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Newco acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Newco, all such deeds, bills of sale, assignments and assurances and to take, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the transactions contemplated by this Agreement.

       Section 1.5.  Articles of Incorporation; Bylaws; Directors and Officers.
                     ---------------------------------------------------------

       (a) Subject to Section 4.2(c), at the Effective Time, the Articles of Incorporation of Newco, as in effect immediately before the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by the MBCA and the provisions of such Articles of Incorporation.

       (b) Subject to Section 4.2(c), the Bylaws of Newco, as in effect immediately before the Effective Time, shall become the Bylaws of the Surviving Corporation until thereafter amended as provided by the MBCA, the provisions of the Articles of Incorporation of the Surviving Corporation and such Bylaws.

       (c) The directors and officers of Newco immediately before the Effective Time shall be the initial directors and officers of the Surviving Corporation in each case until their successors are elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy shall thereafter be filled in the manner provided by the MBCA, the Articles of Incorporation and Bylaws of the Surviving Corporation.

       Section 1.6.  Cancellation of Company Shares.  Upon the terms and subject
                     ------------------------------
to the conditions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any further action on the part of Acquiror, the Company, the Surviving Corporation or the holders of any of the following securities:

       (a) Each share (a "Share") of the common stock of the Company, $.01 par value (the "Common Stock"), together with the associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Rights"), pursuant that certain Rights Agreement dated as of November 8, 1996 between the Company and Norwest Bank Minnesota N.A., as Rights Agent (the "Rights Agreement"), issued and outstanding immediately prior to the Effective Time, other than Shares cancelled pursuant to this
   Section 1.6(b) and Dissenting Shares (as defined in Section 1.7(b)), shall be cancelled, extinguished and converted into and become a right to receive $17.50 in net cash per Share without any interest thereon (the "Merger Consideration"), subject to adjustment for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange occurring before the Effective Time.

       (b) Each Share (including the associated Rights) that is issued and outstanding immediately prior to the Effective Time and owned by Acquiror or any direct or indirect subsidiary or affiliate of Acquiror or by the Company or any direct or indirect subsidiary of the Company, shall be cancelled, extinguished and retired, and no payment of any consideration shall be made with respect thereto.

       (c) Each share of Newco's capital stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

       (d) As a result of their conversion pursuant to this Section 1.6(a), all Shares (including any associated Rights, but excluding any Dissenting Shares and any Shares described in this Section 1.6(b) issued and outstanding immediately before the Effective Time shall cease to be outstanding and shall automatically be canceled and retired, and each certificate ("Certificate") previously evidencing such Shares (other than Dissenting Shares and Shares described in this Section 1.6(b) ("Converted Shares") shall thereafter solely represent the right to receive the Merger Consideration pursuant to this
   Section 1.6(a) of this Agreement. The holders of Certificates shall cease to have any rights with respect to such Converted Shares except as otherwise provided herein or by law.

       Section 1.7.  Dissenting Shares.
                     -----------------

       (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder (a "Dissenting Shareholder") who has demanded and perfected his demand for appraisal of his Shares in accordance with Sections 471 and 473 of the MBCA and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal shall not represent a right to receive the aggregate Merger Consideration for such Shares pursuant to
Section 1.6 above, but in lieu thereof the holder thereof shall be entitled to only such rights as are granted by the MBCA. Acquiror shall make any and all payments to holders of Shares with respect to such demands.

       (b) Notwithstanding the provisions of Section 1.7(a) above, if any Dissenting Shareholder demanding appraisal of such Dissenting Shareholder's Shares ("Dissenting Shares") under the MBCA shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such Dissenting Shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.6 above upon surrender of the certificate or certificates representing such Dissenting Shares.

       (c) The Company shall give Acquiror prompt notice of any demands by a Dissenting Shareholder for payment, or notices of intent to demand payment received by the Company under Sections 473 of the MBCA and Acquiror shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Acquiror (which will not be unreasonably withheld or delayed) or as otherwise required by law, make any payment with respect to, or settle, or offer to settle, any such demands.

       Section 1.8.  Company Plans.
                     -------------

       (a) Stock Options.  Upon the consummation of the Merger, each option to
           -------------
acquire Shares outstanding immediately prior to the Effective Time under the Company's 1992 Long-Term Incentive and Stock Option Plan, as amended (the "ISO Plan") and the Company's 1992 Directors' Stock Option Plan, as amended (the "Directors' Plan"), whether vested or unvested (each, an "Option," collectively, the "Options"), shall automatically become immediately vested and exercisable and each holder of an Option shall have the right to receive from Acquiror a cash payment (less applicable withholding taxes) in an aggregate amount equal to the difference between the Merger Consideration less the exercise price per Share applicable to such Option for all Shares subject to the Option as expressly stated in the applicable stock option agreement or other agreement (the "Option Consideration"). The Company shall take such other actions (including, without limitation, giving requisite notices to holders of Options advising them of such accelerated vesting and rights pursuant to this Section 1.8) as are necessary to fully advise holders of Options of their rights under this Agreement and the Options and to facilitate their timely exercise of such rights. From and after the Effective Time, other than as expressly set forth in this Section 1.8, no holder of an Option shall have any other rights in respect thereof other than to receive payment for his Options equal to the Option Consideration, and the Surviving Corporation shall take all reasonably necessary actions to terminate the Company's stock option plans and similar arrangements.

       (b) Employee Stock Purchase Plan.  Outstanding purchase rights under the
           ----------------------------
Company's 1992 Employee Stock Purchase Plan, as amended (the "ESPP"), shall be exercised upon the earlier of (i) the next scheduled purchase date under the ESPP or (ii) immediately prior to the Effective Time, and each participant in the ESPP shall accordingly be issued Shares at that time which shall be cancelled at the Effective Time and converted into the right to receive the Merger Consideration for those Shares. The ESPP shall terminate with such exercise date, and no purchase rights shall be subsequently granted or exercised under the Company ESPP.

       Section 1.9.  Surrender of Securities; Funding of Payments; Stock
                     ---------------------------------------------------
                     Transfer Books.
                     --------------

       (a) Pursuant to an agreement reasonably satisfactory to the Company and Acquiror entered before the Effective Time, the Company shall designate a bank or trust company reasonably acceptable to Acquiror to act as agent for the holders of the Shares and Options (the "Exchange Agent") for the purpose of exchanging Certificates for the Merger Consideration and documents representing Options (the "Option Agreements") for the Option Consideration. The fees and expenses of the Exchange Agent shall be paid by Acquiror and Acquiror shall indemnify the Exchange Agent and the Company against actions taken by the Exchange Agent pursuant hereto other than for acts or omissions which constitute willful misconduct or gross negligence, pursuant to the agreement with the Exchange Agent.

       (b) At the Effective Time, Acquiror shall remit to the Exchange Agent an amount equal to (i) the aggregate Merger Consideration and Option Consideration necessary to pay the holders of the Converted Shares and Options (collectively, the "Payment Fund").

       (c) Acquiror agrees that, as soon as practicable after the Effective Time and in no event later than five business days thereafter, the Surviving Corporation shall cause the distribution to holders of record of the Certificates and Option Agreements (as of the Effective Time) of a form of letter of transmittal and other appropriate materials and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor and in effecting the surrender of the Option Agreements
for payment of the Option Consideration therefor.   In the event any Certificate
or Option Agreement shall have been lost or destroyed, the Exchange Agent, subject to such other conditions as the Surviving Corporation may reasonably impose (including the posting of an indemnity bond or other surety in favor of the Surviving Corporation with respect to the Certificate alleged to be lost or destroyed), shall be authorized to accept an affidavit from the record holder of such Certificate or Option Agreement in a form reasonably satisfactory to Acquiror. Upon the surrender of each such Certificate formerly representing Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent shall pay to holders of such Certificates out of the Payment Fund the Merger Consideration multiplied by the number of Converted Shares represented by such Certificates, less any amounts required to be held pursuant to applicable tax laws. Upon the surrender of each such Option Agreement formerly representing Options, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent shall pay such holders the Option Consideration multiplied by the number of Shares for which such Options were exercisable as of the Effective Time, less any amounts required to be withheld pursuant to applicable tax laws.

       (d) If any portion of the Merger Consideration or Option Consideration is to be paid to a person other than the person in whose name a Certificate or Option Agreement is registered, it shall be a condition to such payment that such Certificate or Option Agreement shall be surrendered and shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of Acquiror and the Exchange Agent that such tax either has been paid or is not payable.

       (e) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of Shares thereafter on the records of the Company.

       (f) To the extent not immediately required for payment on surrendered Shares and Options, proceeds in the Payment Fund shall be invested by the Exchange Agent, as directed by the Surviving Corporation (as long as such directions do not impair the rights of holders of Shares or Options), in direct obligations of the United States of America, obligations for which the faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest investment quality by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, or certificates of deposit issued by a commercial bank having at least $5 billion in assets, and any net earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation.

       (g) After the Effective Time, no dividends, interest or other distributions shall be paid to the holder of any unsurrendered Certificates.

       (h) After the Effective Time, holders of Certificates shall cease to have any rights as shareholders of the Company, except as provided herein or under applicable state corporation law. No interest shall be paid on any Merger Consideration or Option Consideration payable to former holders of Shares or Options.

       (i) Promptly following the one-year anniversary date of the Effective Date, the Exchange Agent shall return to the Surviving Corporation all of the remaining Payment Fund, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate or an Option Agreement may surrender the same to the Surviving Corporation and upon such surrender (subject to applicable abandoned property, escheat or similar laws) shall receive the applicable aggregate Merger Consideration and/or Option Consideration, as applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Shares or Options for any amount delivered to a public official pursuant to applicable escheat or similar law.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

       The Company represents and warrants to Acquiror that:

       Section 2.1.  Corporate Organization and Authorization.
                     ----------------------------------------

       (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business, and to enter into this Agreement and to carry out the transactions contemplated hereby.

       (b) (i) The Company has all requisite governmental authorizations, certificates, licenses, consents and approvals required to carry on its business as presently conducted, except where the failure to possess such authorizations, certificates, licenses, consents and approvals (either individually or in the aggregate) would not have a Material Adverse Effect on the Company (as defined in Section 2.1(b)(ii)). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of the activities conducted by it makes such qualification necessary, except where the failure to so qualify or to maintain such good standing (either in one jurisdiction or in the aggregate) would not have a Material Adverse Effect.

           (ii) For purposes of this Agreement, "Material Adverse Effect" shall mean with respect to the Company or Acquiror, as applicable, any effect that individually or when taken together with all similar effects (i) is material and adverse to the prospects, assets, financial position, results of operations or business of the Company and the Subsidiary taken as a whole, or Acquiror and its subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of the Company or Acquiror, respectively, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) actions or omissions of the Company or Acquiror taken with the prior written consent of the Company or Acquiror, as applicable, in contemplation of the transactions contemplated hereby, and (b) the effects of the Merger (or any announcement with respect thereto) and compliance with the provisions of this Agreement on the operating performance or prospects of such party and its subsidiaries, including without limitation, with respect to the Company, any loss of customer relationships or employees following the announcement of the Merger.

       (c) The Company's only subsidiary is Biomedical Equipment Rental & Sales, Inc., (the "Subsidiary") and since 1992 the Company has not had any subsidiary other than the Subsidiary. For purposes of this section, "subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are directly or indirectly owned by the Company. Neither the Company nor the Subsidiary (i) directly or indirectly owns, (ii) has agreed to purchase or otherwise acquire or (iii) holds any interest convertible into or exchangeable or exercisable for, 5% or more of the capital stock or other equity interest of any corporation, partnership, company, joint venture or other business association or entity (other than the Company's ownership of the capital stock of the Subsidiary). Except as set forth in Schedule 2.1(c), and for any agreements, arrangements or commitments solely between the Company and the Subsidiary, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company or the Subsidiary. There are no voting trusts, proxies or other agreements or understandings to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound with respect to the voting of any shares of capital stock of the Company or the Subsidiary.

       (d) The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of North Carolina and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business, and has all governmental authorizations, certificates, licenses, consents and approvals required to carry on its business as presently conducted, except where the failure to possess such authorizations, certificates, licenses, consents and approvals (either individually or in the aggregate) would not have a Material Adverse Effect on the Company. The Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of the activities conducted by it makes such qualification necessary, except where the failure to so qualify or to maintain such good standing (either in one jurisdiction or in the aggregate) would not have a Material Adverse Effect on the Company.

       (e) All of the outstanding capital stock of the Subsidiary (i) has been validly issued, is fully paid and nonassessable and is not subject to preemptive or similar rights and all such shares of capital stock were issued in material compliance with all applicable federal and state securities laws, and (ii) is owned by the Company free and clear of any lien or other encumbrance. There are no outstanding (i) securities of the Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in the Subsidiary or (ii) options or other rights to acquire from the Company or the Subsidiary, and no other obligation of the Company or the Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for, any capital stock, voting securities or ownership interests in the Subsidiary (items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or the Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

       (f) This Agreement has been duly authorized by the Board of Directors of the Company, has been duly executed and delivered by the Company and, except for obtaining the approval of the Company's shareholders at the Company Special Meeting (as defined herein), no further corporate authorization on the part of the Company is necessary to consummate the transactions contemplated by this Agreement.

       (g) This Agreement constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except to the extent enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or in law).

       (h) The copies of the respective Articles of Incorporation and Bylaws, and all amendments thereto, of the Company and the Subsidiary heretofore delivered to Acquiror are complete and true copies of such documents as in effect on the date hereof.

       Section 2.2.  Capitalization.  The authorized capital stock of the
                     --------------
Company consists of 10,000,000 shares of Common Stock, 100,000 shares of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Junior Preferred Stock"), and 4,900,000 shares of undesignated preferred stock, par value $.01 per share ("Undesignated Stock"). As of the date of this Agreement,
(a) 5,372,221 Shares were issued and outstanding, all of which have been duly authorized, and are validly issued and outstanding, fully paid and nonassessable; (b) no shares of Junior Preferred Stock were issued and outstanding; (c) 540,867 Shares were reserved for issuance pursuant to outstanding Options heretofore granted under the ISO Plan and the Directors' Plan. Schedule 2.2 sets forth as of the date of this Agreement a schedule showing (i) each outstanding Option and the date it was granted; (ii) the number of Shares subject thereto as of the Effective Date (assuming full acceleration of vesting as provided in such Options and Section 1.8); (iii) the exercise price; and (iv) the method by which the number of Shares issuable pursuant to Section 1.8(b) under the ESPP may be determined. All of the Shares were issued in material compliance with all applicable federal and state securities laws and none of the Shares were issued in violation of any preemptive or similar rights. Except as described in this
Section 2.2 (including shares reserved under the ESPP), no shares of the capital stock of the Company are reserved for issuance for any purpose. Except as set forth above or in the Rights Agreement, there are no other shares of capital stock or other equity securities, instruments or other rights of the Company outstanding and no other outstanding options, warrants, rights to subscribe to (including any preemptive rights), calls or commitments of any character whatsoever to which the Company or the Subsidiary is a party or may be bound requiring the issuance, transfer or sale of any shares of capital stock or other equity securities of the Company or any securities or rights convertible into or exchangeable or exercisable for any such shares or equity securities, and there are no contracts, commitments, understandings or arrangements by which the Company or the Subsidiary is or may become bound to issue additional shares of its capital stock options, warrants or rights to purchase, redeem or acquire any additional shares of its capital stock or securities convertible into or exchangeable or exercisable for any such shares or other securities.

       Section 2.3.  Noncontravention.
                     ----------------

       (a) Subject to the expiration or termination of the applicable waiting period required by the HSR Act, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby:

           (i) violates, conflicts with, or constitutes a default under, the Articles of Incorporation or Bylaws, as amended, of any of the Company or the Subsidiary; or

           (ii) assuming that all consents, approvals, orders or authorizations contemplated by subsection (b) below have been obtained and all filings described therein have been made, (A) violates or will violate any statute or law or any rule, regulation, order, judgment or decree of any court or governmental authority to which the Company or the Subsidiary is subject or
   (B)(with or without notice or lapse of time or both), except as disclosed on
   Schedule 2.3(a) hereto, constitutes a default or breach under, or gives to others any rights of termination, acceleration or modification of, any note, bond, mortgage, indenture, deed of trust, license, lease or other material agreement, instrument or obligation to which the Company or the Subsidiary is a party or by which either of them is bound.

       (b) Except for the expiration or termination of the applicable waiting period under the HSR Act, and in connection with the MBCA, the Securities Exchange Act of 1934, as amended (the "Exchange Act")), state securities or "Blue Sky" laws or regulations (the "Blue Sky laws") and the Nasdaq Stock Market, there is no other consent, approval, order or authorization of, or filing with, or any permit from, or any notice to, any federal, governmental, regulatory or administrative authority required to be obtained by the Company or the Subsidiary for the execution of this Agreement by the Company and the consummation of the transactions contemplated hereby.

       Section 2.4.  SEC Filings.
                     -----------

       (a) Prior to the execution of this Agreement, the Company has delivered or made available to Acquiror complete and accurate copies of (i) the Company's Annual Reports on Form 10-K for the years ended December 31, 1995, 1994 and 1993, as amended (the "Company 10-K Reports"), as filed under the Exchange Act with the United States Securities and Exchange Commission (the "SEC"), (ii) all Company proxy statements and annual reports to shareholders used in connection with meetings of Company shareholders held since January 1, 1994 (the "Annual Proxy Statements"), (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (the "Company 10-Q Report"), as filed under the Exchange Act with the SEC (such Company 10-K Reports, Annual Proxy Statements and the Company 10-Q Report, together with all subsequent documents filed by the Company with the SEC after December

31, 1996 and prior to the Effective Date, are referred to herein as the "Company Public Reports"), and (iv) the Company's unaudited financial statements for the year ended December 31, 1996 (the "Interim Financial Statements"). As of their respective dates, the Company Public Reports (x) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) complied as to form in all material respects with the applicable laws and rules and regulations of the SEC. Since January 1, 1993, the Company has filed in a timely manner all reports that it was required to file with the SEC pursuant to the Exchange Act.

       (b) The Company financial statements (including any footnotes thereto) contained in the Company Public Reports and the Interim Financial Statements were prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated therein and except that the Interim Financial Statements do not contain any footnotes thereto) and fairly presented the consolidated financial position of the Company and the Subsidiary as of the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows for the periods then ended, except that any unaudited financial statements contained therein are subject to normal and recurring year-end adjustments.

       Section 2.5.  No Material Adverse Changes.  Since December 31, 1996,
                     ---------------------------
there has been no material adverse change in, and no event, loss, occurrence or development in the business of the Company or the Subsidiary, taken as a whole, that, taken together with other events, occurrences and developments with respect to such business, has had or would reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in the Company Public Reports filed prior to the date of this Agreement or as contemplated in this Agreement, since December 31, 1996, the Company and the Subsidiary have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice.

       Section 2.6.  Legal Proceedings.  Except as set forth on Schedule 2.6
                     -----------------
attached hereto, there are no, and since January 1, 1995 there have not been any, claims, actions, suits, proceedings (arbitration or otherwise) or investigations pending or, to the Company's knowledge, threatened by or against,
the Company or the Subsidiary.   Except as set forth on Schedule 2.6, no such
claims, actions, suits, proceedings or investigations are (i) seeking to enjoin, prohibit, restrain or otherwise prevent the transactions contemplated hereby or
(ii) reasonably likely to result in a Material Adverse Effect on the Company if adversely determined. There are no judgments, decrees or orders issued by any court, board or other governmental or administrative agency presently outstanding and unsatisfied against the Company or the Subsidiary.

       Section 2.7.  No Dividends or Distributions.  Since December 31, 1996,
                     -----------------------------
there has not been any declaration, setting aside or payment of any dividend or any other distribution with respect to the Company's or the Subsidiary's capital stock or any redemption, purchase or other acquisition of any of the Company's securities.

       Section 2.8.  Fairness Opinion.  The Board of Directors of the Company
                     ----------------
has received the written opinion of Piper Jaffray Inc., financial advisor to the duly appointed and acting special committee of the Board of Directors of the Company (the "Special Committee"), dated as of the date hereof to the effect that the consideration to be received by the Company's shareholders in the Merger is fair to the shareholders of the Company from a financial point of view, and such opinion is in a form and substance reasonably satisfactory to the Special Committee.

       Section 2.9.  Tax Matters.
                     -----------

       (a) Each of the Company and the Subsidiary has filed all Tax Returns required to be filed by any of them on or prior to the Effective Date and has paid (or the Company has paid on its behalf), or has set up an adequate reserve for the payment of, all Taxes required to be paid in respect of the periods covered by such returns (except where the failure to pay would not have a Material Adverse Effect on the Company). The information contained in such Tax Returns is true, complete and accurate in all material respects. Neither the Company nor the Subsidiary is delinquent in the payment of any tax, assessment or governmental charge, except where such delinquency would not have a Material Adverse Effect on the Company. There are no Tax liens upon the assets of the Company or the Subsidiary except liens for Taxes not yet due or being contested in good faith through appropriate proceedings. No deficiency for any Taxes has been proposed, asserted or assessed against the Company or the Subsidiary that has not been resolved or paid in full. No audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or Tax Returns of the Company or the Subsidiary. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or company benefit plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Neither the Company nor the Subsidiary has made an election under section 341(f) of the Code. Neither the Company nor the Subsidiary is required to make any adjustments under Section 481(a) of the code. Neither the Company nor the Subsidiary is a party to any tax-sharing, allocation or indemnification agreement with any party other than the Company. Neither the Company nor the Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) during the past five years.

       (b) For Purposes of this Agreement:

           (i) "Tax or Taxes" means any federal, state, county, local or foreign
                ------------
   taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes; and

           (ii) "Tax Return" means a report, return or other information
                 ----------
   required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for a group of entities.

       Section 2.10.  Absence of Undisclosed Liabilities.  All of the
                      ----------------------------------
obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted, including Taxes (as defined in Section 2.9)) with respect to or based upon transactions or events heretofore occurring ("Liabilities"), required to be reflected on the latest balance sheet delivered to Acquiror pursuant to Section
2.4 (the "Latest Balance Sheet") in accordance with generally accepted accounting principles have been so reflected. The Company and the Subsidiary have no Liabilities which are, in the aggregate, material to the business, assets, operation, prospects or financial condition of the Company and the Subsidiary, taken as a whole, except (a) as reflected on the Latest Balance Sheet, (b) Liabilities which arose prior to the date of the Latest Balance Sheet in the ordinary course of business and not required under generally accepted accounting principals to be reflected on the Latest Balance Sheet, (c) current Liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business, and (d) as otherwise disclosed on Schedule 2.10.

       Section 2.11.  Compliance with Laws; Permits.   Each of the Company and
                      -----------------------------
the Subsidiary has complied with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof ("Laws") which affect the business or any leased properties of the Company and the Subsidiary and to which the Company or the Subsidiary may be subject (including, without limitation, any state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting, equal employment opportunity, employee health and safety or the environment), except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company; and no claims have been filed by any such governments or agencies against the Company or the Subsidiary alleging such a violation of any such law or regulation which have not been resolved to the satisfaction of such
governments or agencies.   Since December 31, 1994, neither the Company nor any
of its subsidiaries has received from any governmental entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that have not had and could not reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and the Subsidiary holds all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of its business ("Permits"), except where failure to obtain such authorizations would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

       Section 2.12.  Contracts and Commitments.
                      -------------------------

       (a) Except as set forth on Schedule 2.12, neither the Company or the Subsidiary (i) is a party to any collective bargaining agreement or contract with any labor union, (ii) is a party to any written or oral contract for the employment of any officer, individual employee or other person on a full-time or consulting basis, or relating to severance pay for any such person, (iii) is a party to any (A) written or oral agreement or understanding to repurchase assets previously sold (or to indemnify or otherwise compensate the purchaser in respect of such assets) or (B) agreement for the sale of any capital asset, (iv) is a party to any contract, arrangement, commitment or understanding (whether written or oral) which provides for future payments by the Company or the Subsidiary in excess of $50,000 and is not terminable by the Company within 60 days without payment of a penalty or premium, other than employment contracts, benefit plans and leases otherwise disclosed in Schedule 2.12 or in another Schedule to this Agreement or listed as an exhibit in the Company Public Reports, (v) is a party to any contract, arrangement, commitment or understanding which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company Public Reports,
(vi) is a party to any confidentiality agreement or any agreement which prohibits the Company or the Subsidiary from freely engaging in any business anywhere in the world, (vii) is a party to any agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company or the Subsidiary, (viii) has guaranteed any obligation for borrowed money, and (ix) is a party to any agreement or contract that obligates Company or the Subsidiary to pay a customer consequential damages.

       (b) Except as disclosed on Schedule 2.12, each of the Company and the Subsidiary has performed all obligations required to be performed by it prior to the date hereof in connection with the contracts or commitments set forth on
Schedule 2.12, and neither the Company nor the Subsidiary is in receipt of any claim of default under any contract or commitment set forth on Schedule 2.12, except for any failures to perform, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

       (c) Prior to the date of this Agreement, Acquiror has been given an opportunity to review a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, set forth on Schedule 2.12, together with all amendments, waivers or other changes thereto.

       Section 2.13.  No Brokers or Finders.   Except for the letter agreements
                      ---------------------
dated November 7, 1996, November 13, 1996 and January 3, 1997 between the Company and Piper Jaffray, Inc., true and correct copies of which have been delivered to Acquiror, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement, based on any arrangement, understanding, commitment or agreement made by or on behalf of the Company, obligating the Company or Acquiror to pay such claim.

       Section 2.14.  Employee Benefit Plans.
                      ----------------------

       (a) Definitions.  For the purpose of this Section 2.14, "ERISA" means the
           -----------
Employee Retirement Income Security Act of 1974, as amended, and the term "plan" means every plan, fund, contract, program and arrangement (whether written or not) which is maintained or contributed to by the Company for the benefit of present or former employees or directors of the Company or the Subsidiary, including those intended to provide: (a) medical, surgical, health care, hospitalization, dental, vision, life insurance, death, disability, legal services, severance, sickness or accident benefits (whether or not defined in Section 3(1) of ERISA), (b) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in

Section 3(2) of ERISA), (c) bonus, incentive compensation, stock option, stock appreciation right, phantom stock or stock purchase benefits, or (d) salary continuation, unemployment, supplemental unemployment, termination pay, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA).

       The term "plan" shall also include every such plan, fund, contract, program and arrangement: (a) which the Company has committed to implement, establish, adopt or contribute to in the future, (b) for which the Company is or may be financially liable as a result of the direct sponsor's affiliation to the Company or its owners (whether or not such affiliation exists at the date of this Agreement and notwithstanding that the plan is not maintained by the Company for the benefit of its employees or former employees), (c) which is in the process of terminating (but such term does not include any arrangement that has been terminated and completely wound up prior to the date of this Agreement such that the Company has no present or potential liability with respect to such arrangement), or (d) for or with respect to which the Company is or may become liable under any common law successor doctrine, express successor liability provisions of law, provisions of a collective bargaining agreement, labor or employment law or agreement with a predecessor employer. Notwithstanding the foregoing, the term "plan" shall not include any arrangement or program mandated by federal, state or local law, such as social security benefits.

       (b) Disclosure of Plans and Other Information.  Schedule 2.14 sets forth
           -----------------------------------------
all plans, other than the Directors' Plan, by name and brief description identifying: (i) the type of plan, (ii) the funding arrangements for the plan,
(iii) the sponsorship of the plan, and (iv) the participating employers in the plan. Schedule 2.14 also sets forth the identity of each corporation, trade or business (separately for each category below that applies): (i) which is (or was during the preceding five years) under common control with the Company within the meaning of Section 414(b) or (c) of the Code; (ii) which is (or was during the preceding five years) in an affiliated service group with the Company within the meaning of Section 414(m) of the Code; and (iii) which is (or was during the preceding five years) the legal employer of persons providing services to the Company as leased employees within the meaning of Section 414(n) of the Code as in effect for each plan.

       The Company has furnished Acquiror with true and complete copies of: (i) the most recent determination letter, if any, received by the Company from the Internal Revenue Service regarding each qualified plan; (ii) the most recent financial statements and annual report or return, if any, for each plan; (iii) the most recent actuarial valuation reports, if any, for each plan; and (iv) all documents, trust agreements, insurance contracts, service agreements and all related contracts and documents (including any employee summaries and material employee communications) with respect to each plan.

       Schedule 2.14 identifies each employee of the Company who is: (i) absent from active employment due to short or long term disability; (ii) absent from active employment due to a leave pursuant to the Family and Medical Leave Act or a comparable state law; (iii) absent from active employment due to other leave or approved absence; (iv) absent from active employment due to military service (under conditions that give the employee rights to re-employment); or (v) an employee with an employment contract that requires more than 31 days termination notice.

       With respect to continuation rights arising under federal or state law as applied to plans that are group health plans (as defined in Section 601 et. seq. of ERISA), Schedule 2.14 identifies: (i) each employee, former employee or qualifying beneficiary who has elected continuation; and (ii) each employee, former employee or qualifying beneficiary who has not elected continuation coverage but is still within the period in which such election may be made as of February 1, 1997.

       (c) Compliance With Law.  Except as disclosed on Schedule 2.14: (i) all
           -------------------
plans intended to be tax qualified under Section 401(a) or Section 403(a) of the Code are so qualified (subject to amendments to reflect changes where retroactive amendments are allowed, such as Public Law 104-188, the Small Business Job Protection Act of 1996); (ii) all trusts established in connection with plans which are intended to be tax exempt under Section 501(a) or (c) of the Code are so tax exempt; (iii) to the extent required either as a matter of law or to obtain the intended tax treatment and tax benefits, all plans comply in all material respects with the requirements of ERISA and the Code; (iv) all plans have been administered in material compliance with the documents and instruments governing the plans except in cases where changes in the law require compliance with the laws for periods preceding the date plans are required to be amended with retroactive effect; (v) all reports and filings with governmental agencies (including but not limited to the Department of Labor, Internal Revenue Service, Pension Benefit Guaranty Corporation and the Securities and Exchange Commission) required in connection with each plan have been timely made; (vi) all material disclosures and notices required by law or plan provisions to be given to participants and beneficiaries in connection with each plan have been properly and timely made; and (vii) the Company has made a good faith effort to comply with the reporting and taxation requirements for FICA taxes with respect to any deferred compensation arrangements under Section 3121(v) of the Code. For purposes of this Section 2.14(c), any failure to comply with the requirements of ERISA or the Code resulting in a fine or penalty of more than $5,000 shall be deemed to be "material."

       (d) Funding.  Except as disclosed on Schedule 2.14: (i) all
           -------
contributions, premium payments and other payments required to be made in connection with the plans as of the date of this Agreement have been made; (ii) proper accrual has been made on the books of the Company for all contributions, premium payments and other payments due in the current fiscal year but not made as of the date of this Agreement; (iii) no contribution, premium payment or other payment has been made in support of any plan that is in excess of the allowable deduction for federal income tax purposes for the year with respect to which the contribution was made (whether under Section 162, Section 280G, Section 404, Section 419, Section 419A of the Code or otherwise); and (iv) with respect to each plan that is subject to Section 301 et. seq. of ERISA or Section 412 of the Code, such plan has met the minimum funding standard for the 1996 plan year.

       (e) Absence of Certain Claims.  Except as disclosed on Schedule 2.14 or
           -------------------------
as otherwise contemplated by this Agreement: (i) no action, suit, charge, complaint, proceeding, hearing, investigation or claim is pending with regard to any plan other than routine uncontested claims for benefits; (ii) the consummation of the transactions contemplated by this Agreement will not cause any plan to increase benefits payable to any participant or beneficiary; (iii) the consummation of the transactions contemplated by this Agreement will not:
(A) entitle any current or former employee of the Company to severance pay, unemployment compensation or any other payment, benefit or award under the plans, or (B) accelerate or modify the time of payment or vesting, or increase the amount of any benefit, award or compensation due any such employee under the plans; (iv) no plan is currently under examination or audit by the Department of Labor, the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the Securities and Exchange Commission; (v) the Company has no actual or potential liability arising under Title IV of ERISA as a result of any plan that has terminated or is in the process of terminating; (vi) the Company has no actual or potential liability under Section 4201 et. seq. of ERISA for either a complete withdrawal or a partial withdrawal from a multiemployer plan; and (vii) with respect to the plans, the Company has no liability (either directly or as a result of indemnification) for (and the transaction contemplated by this Agreement will not cause any liability for): (A) any excise taxes under Section 4971 through Section 4980B, Section 4999 or Section 5000, or (B) any penalty under Section 502(i), Section 502(l), Part 6 of Title I or any other provision of ERISA, or (C) any excise taxes, penalties, damages or equitable relief as a result of any prohibited transaction, breach of fiduciary duty or other violation under ERISA or any other applicable law.

       (f) Post-Separation Benefits.  Except as disclosed on Schedule 2.14 (i)
           ------------------------
all accruals required under FAS 106 have been properly accrued on the financial statements of the Company and (ii) the Company has no liability for life insurance, death or medical benefits after separation from employment other than: (A) such death benefits under the plans identified on Schedule 2.14, (B) health care continuation benefits described in Section 4980B of the Code, or (C) as may be required under other federal, state or local law.

       Section 2.15.  Rights Agreement.  The Company has taken all action
                      ----------------
(including, if required, redeeming all of the outstanding Rights issued pursuant to the Rights Agreement) so that the entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will not, with or without the passage of time, result in (i) the grant of any rights to any person under the Rights Agreement or enable or require the Company's outstanding rights to be exercised, distributed or triggered, (ii) Acquiror or Merger Sub becoming an "Acquiring Person" (as defined in the Rights Agreement), or (iii) a "Distribution Date" (as defined in the Rights Agreement).

       Section 2.16.  Disclosure.  The representations and warranties of the
                      ----------
Company contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

       Section 2.17.  State Takeover Laws.  The Board of Directors of the
                      -------------------
Company and a special committee thereof satisfying the requirements of Section 673(d) of the MBCA has approved the execution of this Agreement and authorized and approved the Merger prior to the execution by the Company of this Agreement in accordance with the Section 673 of the MBCA, so that such Section will not apply to this Agreement contemplated hereby. The Board of Directors of the Company has taken all such action required to be taken by it to provide that this Agreement and the transactions contemplated hereby and thereby shall be exempt from the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws or regulations of any state (including without limitation Section 671 of the MBCA).

       Section 2.18.  Intellectual Property.  Schedule 2.18 sets forth a true
                      ---------------------
and complete list of each fictitious business name, tradename, registered and unregistered trademark, service mark and related application, patent, patent right and patent application, copyright in published and material unpublished works and all software other than generally available software (such as Excel, WordPerfect and the like) in each case owned, used, filed by, granted to or licensed by the Company or the Subsidiary and which is material to the Company's or the Subsidiary's business (collectively, the "Intellectual Property").
Except as otherwise disclosed on Schedule 2.18: (i) the Company owns or has the exclusive perpetual right to use, without payment to any other party, all Intellectual Property; (ii) no other person has any rights in or to any of the Intellectual Property (including, without limitation, any rights to royalties or other payments with respect to, or rights to market or distribute any of, the Intellectual Property); (iii) the rights of company in and to any of the Intellectual Property will not be limited or otherwise affected by reason of any of the transactions contemplated hereby; (iv) the Intellectual Property is sufficient for the conduct of Company's business as such is presently conducted;
(v) none of the Intellectual Property infringes or is alleged to infringe any trademark, copyright, patent or other proprietary right of any person.

       Section 2.19.  Certain Business Practices.  None of the Company, the
                      --------------------------
Subsidiary or any directors, officers, agent or employees of the Company or the Subsidiary has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

       Section 2.20.  Insurance.  Set forth in Schedule 2.20 is a complete and
                      ---------
correct list of all insurance policies and programs (other than welfare benefit insurance policies and programs disclosed in Schedule 2.14), including self-insurance programs, maintained by the Company and/or the Subsidiary.

       Section 2.21.  Properties; Environmental Matters.
                      ---------------------------------

       (a) The only real property owned by the Company is the Company's district office located at 2438 27th Avenue South, Minneapolis, Minnesota, and the Company has owned no other real property since 1987. Schedule 2.21 sets forth by office location all real property used or occupied by the Company or the Subsidiary that is held under lease or sub-lease by the Company or the Subsidiary (the "Leases"). Except for the properties subject to the Leases and as set forth on Schedule 2.21, the Company and the Subsidiary have good title, free and clear of all liens, mortgages, claims, restrictions, pledges, or other claims or encumbrances to all their material tangible properties and tangible assets reflected on the Latest Balance Sheet or acquired since the date thereof, except for (i) liens for current Taxes not yet due and payable, (ii) assets disposed of since the date of the Latest Balance Sheet in the ordinary course of business, (iii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen, (iv) liens in respect of pledges or deposits under workers' compensation laws, and (v) liens and encumbrances which do not affect marketability of title or the use being made of such properties or immaterial title defects which can be corrected or cured at no cost, all of which, individually and in the aggregate, do not have a Material Adverse Effect on the Company. The Leases are in full force and effect, and the Company or the Subsidiary holds a valid existing leasehold interest under each of the Leases on the terms set forth in such Leases. The Company has delivered to Acquiror complete and accurate copies of each of the Leases, and none of the Leases has been modified in any material respect, except to the extent such modifications are disclosed by the copies delivered to Acquiror. All rent and other sums and charges payable by the Company or the Subsidiary under the Leases are current, and no termination event or condition or default of a material nature on the part of the Company or the Subsidiary exists under any such Lease.

       (b) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of the Company's business as currently being conducted are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. The Company owns, or leases under valid leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business as currently being conducted. All rental equipment and disposable medical care products inventory reflected on the Latest Balance Sheet is in the possession or under the control of the Company or the Subsidiary, except for rental equipment inventory which is (i) currently being rented or held by a customer and therefore is in the possession or control of a customer, or (ii) in transit with a common carrier for delivery to or from a customer.

       (c) The Company and the Subsidiary are and at all times have been in compliance in all material respects with all Environmental Laws and all Permits.

       (d) Neither the Company nor the Subsidiary (i) has received written notice of any person, including but not limited to, a governmental entity, alleging that the Company or any subsidiary is in violation of any Permit or applicable Environmental Law or otherwise may be liable under any Permit or applicable Environmental Law, including but not limited to, liability in connection with a Cleanup, which violation or liability is unresolved, (ii) knows of any event or circumstance that exists which (A) may constitute or result in a violation by the Company or the Subsidiary of, or the failure on the part of the Company or the Subsidiary to comply with such Permits or Environmental Laws, or (B) may give rise to any obligation on the part of the Company or the Subsidiary to undertake, or to bear all or any portion of the cost of any Cleanup which, in the case of clauses (A) or (B), could have a Material Adverse Effect on the Company.

       (e) To the knowledge of the Company, there have been no release, spills or discharges of Regulated Materials on or underneath any location which is owned, leased or otherwise operated by the Company or the Subsidiary ("Properties"), which release, spills or discharges could have a Material Adverse Effect on the Company. There are no pending or, to the knowledge of the Company or the Subsidiary, threatened, claims, liens, encumbrances or other restrictions of any nature, resulting from Environmental Laws, with respect to or affecting any of the Properties.

       (f) For the purposes of this Agreement the following terms shall have the following meanings:

       "Cleanup" means all actions required to: (a) cleanup, remove, treat or remediate Regulated Materials; (ii) prevent the release of Regulated Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; (iv) respond to any government or private party requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Regulated Materials in the environment; or
(v) any legal or administrative proceeding related to items (1) through (iv) including, but not limited to, actions brought by third parties to recover costs incurred with respect to Cleanup.

       "Environmental Laws" shall mean all federal, state, local laws, statutes, ordinances, codes, rules and regulations related to the protection of the environment, natural resources, or the handling, use, recycle, generation, treatment, storage, transportation or disposal of Regulated Materials.

       "Regulated Materials" shall mean any pollutants, contaminants, toxic, hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, chemicals, natural or man-made elements or forces that are regulated by, or may now or in the future form the basis of liability under, any Environmental Laws.

       Section 2.22.   Vote Required.  The only votes of the holders of any
                       -------------
class or series of Company capital stock necessary to approve the Merger are the affirmative votes of the holders of a majority of the outstanding Shares.

       Section 2.23.   Information in Proxy Statement.   The Proxy Statement (as
                       ------------------------------
defined herein), will, at the date mailed to the Company's shareholders and at the time of the Special Meeting (as defined herein), not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Acquiror or Newco.


                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND NEWCO
             ----------------------------------------------------

       Each of Acquiror and Newco represents and warrants to the Company that:

       Section 3.1.  Corporate Organization and Authorization.
                     ----------------------------------------

       (a) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

       (b) Each of Acquiror and Newco has all requisite corporate power and authority and all governmental authorizations, certificates, licenses, consents and approvals required to carry on its respective business as presently conducted, except where the failure to possess such authorizations, certificates, licenses, consents and approvals (either individually or in the aggregate) would not have a Material Adverse Effect on Acquiror or Newco. Each of Acquiror and Newco is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of the activities conducted by it makes such qualification necessary, except where the failure to so qualify or to maintain such good standing (either in one jurisdiction or in the aggregate) would not have a Material Adverse Effect on Acquiror.

       (c) This Agreement has been duly executed and delivered by each of Acquiror and Newco, and no further corporate authorization on the part of Acquiror or Newco is necessary to consummate the transactions contemplated by this Agreement.

       (d) This Agreement constitutes a valid and binding agreement of each of Acquiror and Newco, enforceable against each of Acquiror and Newco in accordance with its terms, except to the extent enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affect creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or in law).

       (e) The copies of the Articles of Incorporation and Bylaws, and all amendments thereto, of each of Acquiror and Newco delivered to the Company are complete and true copies of such documents as in effect on the date hereof.

       Section 3.2.  Capitalization.  The authorized capital stock of Acquiror
                     --------------
consists of 40,000,000 shares of common stock, $1.00 par value, and 20,000,000 shares of preferred stock, $.50 par value, all of which shares of preferred stock have been designated Series A Preferred Stock. As of January 27, 1997 there were 18,511,394 shares of Common Stock issued and outstanding and 6,300,501 shares of Series A Preferred Stock outstanding. All outstanding shares of capital stock of Acquiror have been duly authorized and validly issued and are fully paid and nonassessable.

       Section 3.3.  Noncontravention.  Subject to the expiration or termination
                     ----------------
of the applicable waiting period required by the HSR Act, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby (i) violates, conflicts with, or constitutes a default under, the Articles of Incorporation or Bylaws, as amended, of Acquiror or Newco, or (ii) assuming all consents, approvals, orders or authorizations contemplated by Section 3.4 have been obtained and all filings described therein have been made, (y) violates or will violate any statute or law or any rule, regulation, order, judgment or decree of any court or governmental authority to which Acquiror or Newco is subject or (z) (with or without notice or lapse of time or both) constitutes a default under any material contract or agreement of any kind to which Acquiror or Newco is a party or by which it is bound which default has or would have a Material Adverse Effect on Acquiror.

       Section 3.4.  Approvals or Consents.  Except for the expiration or
                     ---------------------
termination of the applicable waiting period under the HSR Act, and in connection with the MBCA, the Exchange Act, the Blue Sky laws, the Nasdaq Stock Market, there is no other consent, approval, order or authorization of, or filing with, or any permit from, or any notice to, any federal, governmental, regulatory or administrative authority required to be obtained by Acquiror for the execution of this Agreement by Acquiror and the consummation of the transactions contemplated hereby.

       Section 3.5.  SEC Filings.  Prior to the execution of this Agreement,
                     -----------
Acquiror has delivered or made available to the Company complete and accurate copies of the Acquiror's Annual Reports on Form 10-K for the years ended September 31, 1996, 1995 and 1994, as amended (the "Acquiror 10-K Reports"), as filed under the Exchange Act with the SEC, (ii) all Acquiror proxy statements and annual reports to shareholders used in connection with meetings of Acquiror shareholders held since January 1, 1994 (the "Acquiror Proxy Statements") (such Acquiror 10-K Reports and Acquiror Proxy Statements, together with all subsequent documents filed by Acquiror with the SEC after December 31, 1996 and
prior to the Effective Date (the "Acquiror Public Reports").   As of their
respective dates, the Acquiror Public Reports (x) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) complied as to form in all material respects with the applicable laws and rules and regulations of the SEC.

       Section 3.6.  No Material Adverse Changes.  Since the date of most recent
                     ---------------------------
balance sheet contained in Acquiror Public Reports, there has been no material adverse change in, and no event, occurrence or development in the business of Acquiror and its subsidiaries, taken as a whole, that, taken together with other events, occurrences and developments with respect to such business, has had or would reasonably be expected to have a Material Adverse Effect on Acquiror.

       Section 3.7.  Legal Proceedings.  Except as disclosed in the Acquiror 10-
                     -----------------
K Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the Acquiror's knowledge, threatened by or against, Acquiror or any of its subsidiaries (i) seeking to enjoin, prohibit, restrain or otherwise prevent the transactions contemplated hereby or (ii) which, if adversely determined, are reasonably likely to materially impair the ability of Acquiror or Newco to fulfil their respective obligations under this Agreement or materially impede or threaten to impede the consummation of the transactions contemplated hereby. There are no judgments, decrees or orders issued by any court, board or other governmental or administrative agency presently outstanding and unsatisfied against Acquiror or any or its subsidiaries.

       Section 3.8.  Financing.  Acquiror has executed agreements with financial
                     ---------
institutions for any financing required by Acquiror to consummate the Merger, and have delivered true, correct and complete copies of such agreements to the Company. At the Effective Time, Acquiror shall have all funds necessary to consummate the Merger including, but not limited to, paying an aggregate Merger Consideration and Option Consideration to all holders of Shares and Options.

       Section 3.9.  Disclosure.  The representations and warranties of Acquiror
                     ----------
contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

       Section 3.10.  Information in Proxy Statement.  None of the information
                      ------------------------------
supplied by Acquiror or Newco specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to shareholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                  ARTICLE IV

                                   COVENANTS
                                   ---------

       Section 4.1.  Conduct of the Company Prior to the Effective Time.
                     --------------------------------------------------

       (a) No Solicitation; Other Offers.
           -----------------------------

           (i) From the date hereof until the termination of this Agreement or the Effective Date, whichever first occurs, the Company will not, and will cause the Subsidiary not to, and will use its best efforts to cause the officers, directors, employees, representatives and agents of the Company and the Subsidiary not to, directly or indirectly, solicit, initiate or encourage any inquiry, proposal, offer or indication of interest from any person that constitutes or would reasonably be expected to lead to any Acquisition Proposal (as hereinafter defined) or enter into discussions or negotiate with any person or entity in furtherance of any such inquiries or to obtain or approve any Acquisition Proposal, or agree to or endorse any Acquisition Proposal, and the Company shall immediately notify Acquiror of all relevant terms of any such inquiries or proposals received by the Company or the Subsidiary or by any such officer, director, employee, representatives, or agents, relating to any of such matters, any material change in the details (including any amendments or proposed amendments) of any such inquiries or proposals, the identity of each of the persons or entities making such inquiries or proposals, and, if such inquiry or proposal is in writing, the Company shall immediately deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal; provided, however, that if, prior to the
                                --------  -------
   Effective Time, the Company shall receive an unsolicited Acquisition Proposal that the Board of Directors of the Company, based upon the advice of its legal counsel, reasonably believes that it has a fiduciary duty to consider, then the Company, without violating this Agreement, may thereafter furnish information to and enter into discussions or negotiations with such third party. Nothing contained in this Section 4.1(a) or any other provision of this Agreement shall prevent the Board of Directors of the Company or the Special Committee, after receiving an opinion of outside counsel to the effect that the Board of Directors is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the shareholders of the Company an unsolicited, bona fide written Acquisition Proposal which the Board of Directors of the Company determines in good faith (after consultation with its financial advisors) (A) would result in a transaction more favorable to the Company's shareholders than the transaction contemplated by this Agreement and (B) is made by a person financially capable of consummating such Acquisition Proposal (any such Acquisition Proposal being referred to herein as a "Superior Proposal"). If the Board of Directors of the Company shall have resolved to accept or accepted a Superior Proposal then upon written notice to Acquiror, the Company may pursuant to Section 8.1(d) terminate this Agreement and the transactions contemplated hereby. For purposes hereof, "Acquisition Proposal" means any proposal for a merger, consolidation or other business combination involving the Company or the acquisition of any equity interest in, or a substantial portion of the assets of the Company or the Subsidiary, other than the transactions contemplated by this Agreement.

           (ii) Upon any termination by the Company of this Agreement permitted by Section 4.1(a)(i), the Company shall pay to Acquiror the sum of $3,000,000 (the "Break-Up Fee"). In such circumstances, the Break-Up Fee shall be deemed to include all costs and expenses of Acquiror.

       (b) Conduct of the Company's Business and Operations.  Except as
           ------------------------------------- ----------
expressly provided in this Agreement or as agreed in writing by Acquiror, from the date hereof to the Effective Date, the Company covenants and agrees that:

           (i) The Company shall, and shall cause the Subsidiary to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause the Subsidiary to, use their reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. The Company shall, and shall cause the Subsidiary to: (A) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (B) comply in all material respects with all laws, ordinances and regulations of governmental entities applicable to the Company and the Subsidiary; (C) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (D) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would result in a Material Adverse Effect on the Company;

           (ii) The Company shall not and shall not propose to: (A) sell or pledge or agree to sell or pledge any capital stock owned by it in the Subsidiary; (B) amend its Articles of Incorporation or Bylaws; (C) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property; or (D) directly and/or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of the Company's capital stock;

           (iii)  The Company shall not, nor shall it permit the Subsidiary to:
   (A) except as required by this Agreement and pursuant to Option Agreements outstanding on the date hereof or under the ESPP as in effect on the date hereof, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, any indebtedness or any options, rights or warrants to acquire, or securities convertible into, shares of capital stock;
   (B) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business; (C) incur additional indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case in the ordinary course of business (and in the case of incurring additional indebtedness, in any event in an amount not more than $600,000 in excess of the amount reflected on the Latest Balance Sheet) in the aggregate;
   (D) acquire or agree to acquire by merging or consolidating with, or by purchasing a equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase or lease of assets from suppliers or vendors in the ordinary course of business consistent with past practice); or
   (E) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

           (iv) Except as disclosed on Schedule 4.1(b), the Company shall not, nor shall it permit the Subsidiary to (except as required to comply with applicable law): (A) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee; (B) increase in any manner the compensation or fringe benefit of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in such employee's benefits or compensation relative to the level in effect prior to such amendment); (C) pay any benefit not provided under any existing plan or arrangement; (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or employee benefit plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder) (other than such plans and arrangements which are made in the ordinary course of business consistent with past practice); (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or employee benefit plan other than in the ordinary course of business consistent with past practice; or (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing;

           (v) The Company shall not, nor shall it permit the Subsidiary to, enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, distribution or manufacturing rights of any type or scope for any period extending beyond the Effective Time with respect to any products or services of the Company or the Subsidiary;

           (vi) the Company shall not, nor shall it permit the Subsidiary to, release any third party from its obligations under any existing standstill agreement or arrangement relating to any Acquisition Proposal or otherwise under any confidentiality, non-competition or other similar agreement;

           (vii)  the Company shall not, nor shall it permit the Subsidiary to,
   (A) change any of its methods of accounting in effect at December 31, 1995, or (B) make or rescind any express or deemed election relating to Taxes or make any election relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1995, except, in the case of clause (A) or clause
   (B), as may be required by Law or generally accepted accounting principles, or (C) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy.

       Section 4.2.  Additional Covenants of Acquiror, Newco and the Company.
                     -------------------------------------------------------

       (a) Employee Benefits.  As of the Effective Time, the employees of the
           -----------------
Company and the Subsidiary (the "Company Employees") shall continue employment with the Surviving Corporation and its subsidiaries, respectively, in the same positions and at the same level of wages and/or salary and without having incurred a termination of employment or separation from service; provided, however, except as may be specifically required by applicable law or any contract, the Surviving Corporation and its subsidiaries shall not be obligated to continue any employment relationship with any Company Employee for any period of time. Acquiror, Newco and the Company agree that Company Employees will be entitled to the policies and programs set forth on Schedule 4.2, to the extent provided therein, and that Company Employees whose employment is terminated on or after the Effective Date or within 12 months thereafter will receive severance payments to the extent provided pursuant to policy attached hereto as
Schedule 4.2. Acquiror agrees that Company Employees who remain employed by the Surviving Corporation following the Merger shall be eligible to participate in all plans, programs or policies then afforded to similarly situated employees of
Acquiror and its affiliated companies.   To the extent any employee benefit
plan, program or policy of Acquiror or its affiliates is made available to the employees of the Surviving Corporation or its subsidiaries: (i) service with the Company and the Subsidiary by any Company Employee prior to the Effective Time shall be credited in determining such employee's eligibility, vesting and benefit levels (but not for accrual of benefits), and (ii) with respect to any welfare benefit plans to which such employees may become eligible, Acquiror shall cause such plans to provide credit for any co-payments or deductibles by such employees and waive all pre-existing condition exclusions and waiting periods, other than limitations or waiting periods that have not been satisfied under any welfare plans maintained by the Company and the Subsidiary for Company Employees prior to the Effective Time.

       (b) Confidentiality.  Prior to the Effective Time and after any
           ---------------
termination of this Agreement, each party will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the other party furnished in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been
(i) previously known on a nonconfidential basis by such party (ii) in the public domain through no fault of such party or (iii) later lawfully acquired by such party from sources other than the other party; provided that such party may
                                               --------
disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and, in the case of Acquiror, to its lenders in connection with obtaining the financing for the transactions contemplated by this Agreement so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. Each party's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each party will, and will cause its subsidiaries, to use its best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the other party, upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from the other party in connection with this Agreement that are subject to such confidence.

       (c) Indemnification; Directors' and Officers' Insurance.  Newco will
           ---------------------------------------------------
(i) until the later of the six year anniversary date of the Effective Date or the respective termination or expiration date of any existing Company or Subsidiary indemnification agreement or arrangement, cause its Articles of Incorporation and Bylaws to continue to provide indemnification provisions for the benefit of those individuals who have served as directors or officers of the Company or the Subsidiary at any time prior to the Effective Date which are comparable to such provisions as are currently contained in the Company's or the Subsidiary's, as applicable, Articles of Incorporation and Bylaws and
(ii) subject to the occurrence of the Effective Date, Acquiror hereby guarantees unconditionally full payment and performance of the indemnification obligations set forth in (i) above. In the event the Surviving Corporation or any of its successors or assigns (A) consolidates with or merges into any other person and the Surviving Corporation shall not be the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 4.2(c). Acquiror shall, or shall cause the Surviving Corporation to, obtain and maintain in effect for not less than six years after the Effective Date, the current directors' and officers' liability insurance policies maintained by the Company (provided that Acquiror or the Surviving Corporation may substitute therefore a policy or policies of at least the same coverage containing similar terms and conditions so long as no lapse in coverage occurs as a result of such substitution) with respect to all matters, including the transactions contemplated hereby, occurring prior to, and including the Effective Date; provided that in no event shall Acquiror or the Surviving Company be required to expend more than 250% of the current annual premiums paid by the Company for such coverage (the "Maximum Premium"); and provided, further, that if Acquiror or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 4.2(c) for such aggregate premium, Acquiror of the Surviving Corporation shall obtain as much insurance as can be obtained for an
annual premium not in excess of the Maximum Premium.   Acquiror will, promptly
after the Effective Time, confirm to each such officer and director in writing that it has undertaken to perform such obligations.

       (d) Conduct of Business Pending the Merger.  Prior to the Effective Date,
           --------------------------------------
unless otherwise contemplated or permitted by this Agreement: (a) each of the Company and Acquiror shall not, and shall cause its subsidiaries not to take, or agree in writing or otherwise to take, any actions that would (i) make any representation or warranty of the Company or Acquiror, respectively, or its subsidiaries contained in this Agreement untrue or incorrect so as to cause the conditions set forth in Articles V and VI hereof not to be fulfilled as of the Effective Date or (ii) result in any of the other conditions of this Agreement not being satisfied as of the Effective Date. The Company's sole remedy (except as otherwise expressly provided in this Merger Agreement) for any breach of this
Section 4.2(d) shall be injunctive relief.

       (e) Access to Information.  The Company will (and will cause each of its
           ---------------------
respective representatives to) afford to Acquiror (or representatives of Acquiror, including without limitation directors, officers and employees of the Acquiror and their affiliates and counsel, accountants and other professionals retained by Acquiror) such access throughout the period prior to the earlier of the termination of this Agreement or the Effective Time to books, records (including without limitation tax returns and work papers of independent auditors), agreements, properties (including for the purpose of making any reasonable environmental investigation), personnel, suppliers and franchisees as Acquiror reasonably requests from the Company.

       (f) HSR Act.  The Company and Acquiror shall use their best efforts to
           -------
file as soon as reasonably practicable notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each, a "Governmental Entity"), in connection with antitrust matters. The Company and Acquiror shall take such actions as are necessary to overcome any objections which may be raised by the FTC or Antitrust Division.

       (g) Best Efforts.  Acquiror and the Company will each use its best
           ------------
efforts to perform its obligations under this Agreement, to satisfy the conditions set forth in Articles V and VI, and to consummate the Merger on the terms and conditions set forth in this Agreement.

       (h) Certain Filings.  The Company and Acquiror shall use their best
           ---------------
efforts to cooperate with one another in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and in seeking to timely obtain any such actions, consents, approvals or waivers, or making any such filings or furnishing information required in connection therewith.

       (i) Public Announcements.   The initial press release relating to this
           --------------------
Agreement shall be a joint press release and thereafter Acquiror and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, will not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law, any securities exchange or the National Association of Securities Dealers, Inc. if it has used all reasonable efforts to consult with the other party.

       (j) Special Meeting. The Company shall take all action necessary, in
           ---------------
accordance with applicable law and its Articles of Incorporation and Bylaws, to convene a special meeting of the holders of the Shares ("Special Meeting") as promptly as practicable for the purpose of considering and taking action upon this Agreement, unless the Board of Directors of the Company shall have accepted a Superior Proposal and determined pursuant to Section 4.1(a), in the exercise of its fiduciary duties, not to recommend that holders of the Shares approve the Merger and this Agreement and shall have paid to Acquiror the Break-Up Fee. The Board of Directors of the Company and the Special Committee will, subject to its fiduciary obligations, recommend that holders of the Shares vote in favor of and approve the Merger and this Agreement at the Special Meeting.

       (k) Proxy Statement.
           ---------------

       (i) As soon as practicable after the date hereof, the Company shall prepare and file with the SEC a proxy statement and a form of proxy, in connection with the vote of the Company's shareholders to be held at the Special Meeting with respect to this Agreement (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's shareholders, being the "Proxy Statement") and shall use its best efforts to respond promptly to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after responding to all such comments to the satisfaction of the staff of the SEC. Acquiror and Newco shall furnish such information concerning Acquiror and Newco as is necessary to cause the Proxy Statement, insofar as it relates to Acquiror and Newco, to be prepared in accordance with the Rules and Regulations of the SEC. The Company shall notify Acquiror promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Acquiror with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. Prior to filing the Proxy Statement with the SEC, the Company shall provide reasonable opportunity for Acquiror to review and comment upon the contents of the Proxy Statement and shall not include therein or omit therefrom any information to which counsel to Acquiror shall reasonably object. The Proxy Statement shall include the recommendation of the Company's Board of Directors in favor of the Merger.

       (ii) If at any time prior to the Special Meeting any event or circumstances relating to the Company, Acquiror or Newco or any of their respective affiliates, or their respective officers or directors, should be discovered by the Company, Acquiror or Newco that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly inform Acquiror and Newco, and Acquiror and Newco shall promptly inform the Company, as the case may be, and the Company shall prepare, file with the SEC, and mail such amendment or supplement to the shareholders of the Company in accordance with the procedures (including the procedures relating to review and comment by Acquiror) set forth in Section 4.2(l)(i).

       (l) Completion of Audit and SEC Filings.  Prior to the Effective Date,
           -----------------------------------
the Company agrees that it shall complete an audit of the Interim Financial Statements and that it will continue to make all filings required by the SEC under the Exchange Act.

                                   ARTICLE V

                     CONDITIONS TO ACQUIROR'S OBLIGATIONS
                     ------------------------------------

       All obligations of Acquiror under this Agreement are subject to the fulfillment or waiver, prior to or at the Effective Time, of each of the following conditions:

       Section 5.1.  Representations and Warranties.  Each of the
                     ------------------------------
representations and warranties made by the Company in this Agreement shall be true and correct in all material respects on the date of this Agreement and as of the Effective Time; provided that, any such representation or warranty which is qualified by materiality shall then be true and correct in all respects.

       Section 5.2.  Performance.  The Company shall have performed and complied
                     -----------
in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

       Section 5.3.  Officer's Certificate.  The Company shall have delivered to
                     ---------------------
Acquiror a certificate of a duly authorized officer of the Company in such person's capacity as an officer and without personal liability, dated the Effective Date, certifying as to the fulfillment of the conditions specified in Sections 5.1 and 5.2 hereof.

       Section 5.4.  Shareholder Approvals.  This Agreement and the Merger shall
                     ---------------------
have received the necessary shareholder approval of the Company's shareholders.

       Section 5.5.  HSR Waiting Period.  The applicable waiting period under
                     ------------------
the HSR Act, if any, shall have expired or terminated.

       Section 5.6.  No Injunction.  No preliminary or permanent injunction or
                     -------------
other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect (the Company and Acquiror agreeing to use their reasonable best efforts to have any such injunction lifted).

       Section 5.7.  Rights Agreement.  The Rights shall not have become
                     ----------------
nonredeemable, exercisable, distributed or triggered pursuant to the terms of the Rights Agreement.


                                  ARTICLE VI

                    CONDITIONS TO THE COMPANY'S OBLIGATIONS
                    ---------------------------------------

       All obligations of the Company under this Agreement are subject to the fulfillment or waiver, prior to or at the Effective Time, of each of the following conditions:

       Section 6.1.  Representations and Warranties.  Each of the
                     ------------------------------
representations and warranties made by Acquiror in this Agreement shall have been true and correct in all material respects on the date of this Agreement and as of the Effective Time; provided that, any such representation or warranty which is qualified by materiality shall then be true and correct in all respects.

       Section 6.2.  Performance.  Acquiror shall have performed and complied in
                     -----------
all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

       Section 6.3.  Officer's Certificate.  Acquiror shall have delivered to
                     ---------------------
the Company a certificate of a duly authorized officer in such person's capacity as an officer and without personal liability, dated the Effective Date, certifying as to the fulfillment of the conditions specified in Sections 6.1 and
6.2 hereof.

       Section 6.4.  Shareholder Approvals.  This Agreement and the Merger shall
                     ---------------------
have received the necessary approval of the Company's shareholders.

       Section 6.5.  HSR Waiting Period.  The applicable waiting period under
                     ------------------
the HSR Act shall have expired or been otherwise terminated.

       Section 6.6.  No Injunction.  No preliminary or permanent injunction or
                     -------------
other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect (the Company and Acquiror agreeing to use their reasonable best efforts to have any such injunction lifted).

                                  ARTICLE VII

                          SURVIVAL OF REPRESENTATIONS
                          ---------------------------

       Section 7.1.  No Survival of Representations.  The representations,
                     ------------------------------
warranties, covenants and agreements made by the Company, Acquiror and Newco in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate on, and shall have no further force or effect after, the Effective Time, except for those covenants and agreements contained herein or therein which by their terms apply in whole or in part after the Effective Time. In the event of a breach of any of such representations, warranties, covenants or agreements, the party to whom such representations, warranties, covenants or agreements have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement, regardless of any disclosure to, or investigation made by or on behalf of, such party on or before the Effective Date.

       Section 7.2.  Exclusive Remedy.
                     ----------------

        (a) Acquiror and Newco hereby waive, from and after the Effective Date to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it or any of its affiliates may have against the Company or the Subsidiary relating to the subject matter of this Agreement arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise.

       (b) Acquiror further acknowledges and agrees that (i) other than the representations and warranties of the Company and the Subsidiary specifically contained in this Agreement, there are no representations or warranties of the Company or the Subsidiary either expressed or implied with respect to the Company, the Subsidiary or their respective assets, liabilities and businesses, and (ii) other than as incorporated or repeated in the representations and warranties of the Company made in this Agreement, it shall have no claim or right to indemnification with respect to any information (whether written or oral), documents or material furnished by the Company, the Subsidiary or any of their respective officers, directors, employees, agents or advisors to Acquiror, including any information, documents or material made available to Acquiror in certain "data rooms," management presentations or any other form in expectation of the transactions contemplated by this Agreement.

                                 ARTICLE VIII
                           TERMINATION OF AGREEMENT
                           ------------------------

       Section 8.1.  Termination of Agreement Prior to the Effective Time.
                     ----------------------------------------------------
This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time, notwithstanding approval thereof by the shareholders of the Company, but prior to the Effective Time:

       (a) By mutual written consent of each of the Boards of Directors of Acquiror and the Company;

       (b) By either the Acquiror or the Company, if any of the conditions to such party's obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy;

       (c) By either the Acquiror or the Company, if the Merger has not been consummated on or before August 30, 1997 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's obligations under this Agreement);

       (d) By the Company pursuant to Section 4.1(a) or 4.2(j) hereof, upon payment of the Break-Up Fee; or

       (e) By the Acquiror, if the Board of Directors of the Company or the Special Committee (i) withdraws, modifies or changes its recommendation regarding the approval of this Agreement, or the Merger in a manner adverse to the Acquiror; (ii) shall have recommended to the shareholders of the Company any Acquisition Proposal; (iii) shall have taken any action under the Rights Agreement to exclude any person or entity (other than Acquiror, Newco or any affiliate of Acquiror or Newco) from the definition of "Acquiring Person" (as defined in the Rights Agreement) or to redeem the Rights; (iv) shall have taken any action under Section 673 of the MBCA to approve any "business combination" (as defined in the MBCA) with an "interested shareholder" (as defined in the MBCA) (other than Acquiror, Newco or any affiliate of Acquiror or Newco) prior to such shareholder's "share acquisition date" (as defined in the MBCA) or the acquisition of Shares by such shareholder; (v) shall have taken any action to provide that an Acquisition Proposal shall be exempt from the provisions of Section 671 of the MBCA; or (vi) shall have resolved to do any of the foregoing.

       Any party desiring to terminate this Agreement shall give written notice of such termination and the reasons therefor to the other parties.

       Section 8.2.  Effect of Termination.  In the event this Agreement is
                     ---------------------
terminated pursuant to Section 8.1 above, this Agreement shall become void and of no effect and no party hereto will have any liability to the other for costs, expenses, loss of anticipated profits or otherwise, except that (i) the agreements contained in this Section 8.2 and Sections 4.1(a)(ii), 4.2(b) and 9.2 shall survive the termination hereof, and (ii) nothing herein shall relieve any party from its obligations with respect to any breach of this Agreement occurring prior to a termination. The right of any party hereto to terminate this Agreement pursuant to Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, employees, accountants, consultants, legal counsel, agents or other representatives, whether prior to or after the execution of this Agreement.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

       Section 9.1.  Waiver of Compliance.  Except for any regulatory approval
                     --------------------
required hereunder, any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party hereto, but such waiver will not operate as a waiver of, or estopped with respect to, any subsequent or other failure.

       Section 9.2.  Expenses.  Each party will bear its respective expenses,
                     --------
fees and costs incurred or arising in connection with the negotiation and preparation of this Agreement and any documents related hereto, and the parties will have no liability between or among themselves for such expenses, fees or costs. Notwithstanding the foregoing, if (i) this Agreement is terminated because of a failure to receive the requisite shareholder approval of the Merger and, prior to the Special Meeting, the Company shall have entered into discussions or negotiations with, any person or entity with respect to an Acquisition Proposal involving the Company or the Subsidiary and the Board of Directors of the Company shall not have reaffirmed its recommendation to the shareholders of the Company with respect to the transactions contemplated by this Agreement by the time of the Special Meeting; (ii) Acquiror terminates this Agreement pursuant to Section 8.1(e) or (iii) (A) Company or Acquiror terminates this Agreement pursuant to Section 8.1(b) or 8.1(c) at a time that a Company Breach exists, and (B) within 12 months after such termination, a merger, consolidation or other business combination involving the Company or an acquisition of 50% or more of an equity interest in the Company is consummated with any other person or entity, then in any such case the Company shall promptly pay to Acquiror the Break-up Fee. As used herein, a "Company Breach" means a willful breach by the Company of any representation, warranty, covenant or agreement set forth herein, such that the conditions set forth in Sections
5.1 or 5.2 would not be satisfied.

       Section 9.3.  Assignability; Parties in Interest.  Neither this Agreement
                     ----------------------------------
nor any of the rights or obligations hereunder may be assigned by either of the parties hereto without the prior written consent of the other party. All the terms and provisions of this Agreement will be binding upon, inure to the benefit of and be enforceable by, the respective successors and permitted assigns of the parties hereto. Notwithstanding the foregoing, Section 4.2(c) of this Agreement shall inure to the benefit of the persons identified therein.

       Section 9.4.  Specific Performance.  The parties hereto agree that if for
                     --------------------
any reason any party hereto shall have failed to perform its obligations under this Agreement, then any other party hereto seeking to enforce this Agreement against such nonperforming party shall, in addition to all other remedies available to it, be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

       Section 9.5.  Agreement; Amendments.
                     ---------------------

       (a) This Agreement, including the exhibits, schedules, and other documents delivered pursuant hereto, contains the entire understanding of the parties. This Agreement may be amended only by a written instrument duly signed by the parties hereto or their respective successors or assigns.

       (b) No discussions regarding or exchange of drafts or comments in connection with the transactions contemplated herein shall constitute an agreement among the parties hereto. Any agreement among the parties shall exist only when the parties have fully executed and delivered this Agreement.

       Section 9.6.  Headings.  The Article and Section headings contained in
                     --------
this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of any provision of this Agreement.

       Section 9.7.  Severability.  The invalidity of any term or terms of this
                     ------------
Agreement will not affect any other term of this Agreement, which will remain in full force and effect.

       Section 9.8.  Notices.  All notices, requests and other communications to
                     -------
any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

if to the Company, to:  1250 Northland Plaza
                        3800 West 80th Street
                        Bloomington, Minnesota 55431-4442
                        Attention: Thomas A. Minner
                                    Chief Executive Officer
                        Telephone #:  (612) 893-3200
                        Facsimile #:

with a copy to:         Dorsey & Whitney LLP
                        Pillsbury Center South
                        220 South Sixth Street
                        Minneapolis, Minnesota 55402
                        Attention: Elizabeth C. Hinck, Esq.
                        Telephone #:  (612) 340-8877
                        Facsimile #:  (612) 340-8738

if to Acquiror, to:     MEDIQ Incorporated
                        One MEDIQ Plaza
                        Pennsauken, New Jersey 08110
                        Attention:  Thomas E. Carroll
                                     President and Chief Executive Officer
                        Telephone #:  (609) 662-3200
                        Facsimile #:  (609) 661-0958

with a copy to:         Drinker Biddle & Reath
                        1345 Chestnut Street
                        Philadelphia, Pennsylvania 19107
                        Attention:  F. Douglas Raymond, III
                        Telephone #:  (215) 988-2700
                        Facsimile #:  (215) 988-2757

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate answerback is received or (ii) if given by any other means, when delivered at the address specified in this Section.

       Section 9.9.  Law Governing.  This Agreement shall be governed by,
                     -------------
construed and enforced in accordance with the laws of the State of Minnesota, without regard to its conflict of laws rules.

       Section 9.10.  Counterparts.  This Agreement may be executed
                      ------------
simultaneously in several counterparts, each of which shall be deemed an original, but all counterparts so executed will constitute one and the same agreement.

       Section 9.11.  Announcements.  No party will make any announcement or
                      -------------
press release respecting the subject matter of this Agreement without the prior written consent of the other party, except that either party may make such announcement or other disclosure if required by any law or governmental regulation.

       Section 9.12.  Representations.  No representation or warranty in this
                      ---------------
Agreement shall be deemed to be violated by a party hereto if the information therein required to be disclosed shall be furnished by such party in response to any other representation or warranty in this Agreement.

       IN WITNESS WHEREOF, this Agreement has been duly executed on behalf of each of the parties hereto as of the day and year first above written.


                              MEDIQ INCORPORATED



                              By: /s/Thomas E. Carroll
                                  ----------------------------------------------
                                  Thomas E. Carroll, President



                              PRN MERGER CORPORATION



                              By: /s/Thomas E. Carroll
                                  ----------------------------------------------
                                  Thomas E. Carroll, President



                              UNIVERSAL HOSPITAL SERVICES, INC.



                              By: /s/Thomas A. Minner
                                  ----------------------------------------------
                                  Thomas A. Minner, Chief Executive
                                       Officer

                                                                      APPENDIX B


March 18, 1997



Special Committee of the Board of Directors
Universal Hospital Services, Inc.
1250 Northland Plaza
3800 West 80th Street
Bloomington, MN 55431

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of Common Stock (the "Shares") of Universal Hospital Services, Inc. ("UHS" or the "Company"), of the $17.50 per Share in cash into which each outstanding Share of the Company is proposed to be converted pursuant to the terms of the proposed merger (the "Merger") of the Company with PRN Merger Corporation ("Acquisition Subsidiary"), a wholly-owned subsidiary of Mediq Inc. ("Acquiror"). The terms of the Merger are set forth in the Agreement and Plan of Merger, dated as of February 10, 1997, by and among the Company, Acquisition Subsidiary and Acquiror (the "Merger Agreement").

Piper Jaffray Inc. ("Piper Jaffray"), as a customary part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements, and valuations for estate, corporate and other purposes. Piper Jaffray is currently acting as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Merger, for which the Company will pay a fee that is contingent upon the consummation of the Merger. For our services in rendering this opinion, the Company will pay us a fee that is not contingent upon the consummation of the Merger. The Company has also agree to indemnify us against certain liabilities in connection with this engagement. In the past, we have provided certain investment banking services to UHS. Piper Jaffray makes a market in UHS Common Stock and provides research coverage on the Company. Karen Bohn, a Managing Director and the Chief Administrative Officer of Piper Jaffray Companies, Inc., the parent of Piper Jaffray Inc., is a director of the Company and a member of the Special Committee of the Board of Directors.

In arriving at our opinion, we have undertaken such reviews, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have:

(i)    reviewed the Merger Agreement;

(ii) reviewed the Annual Reports on Form 10-K for UHS for the three fiscal years ended December 31, 1995;

(iii) reviewed the Quarterly Reports on Form 10-Q for UHS for the quarters ended September 30, 1996, June 30, 1996, and March 31, 1996;

(iv) reviewed estimated financial results for the Company for the fiscal year ended December 31, 1996 and five-year financial forecasts for UHS prepared by the Company management for the years 1997 through 2001;

Special Committee of the Board of Directors
Universal Hospital Services, Inc.
March 18, 1997



(v) visited the headquarters and the Minneapolis facility of UHS and conducted discussions with certain members of senior management of UHS concerning topics such as the financial condition, operating performance and balance sheet of UHS, the prospects for the Company and the background and rationale of the proposed Merger;

(vi) conducted discussions with members of the Special Committee of the Board of Directors and the entire Board of Directors of the Company;

(vii) reviewed the historical prices and trading activity for the Company Common Stock;

(viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions which we deemed relevant;

(ix) performed discounted cash flow analysis on the five-year financial forecasts for UHS furnished by UHS management;

(x)    analyzed the premiums paid in recent public company acquisitions; and

(xi) compared certain financial data of UHS with certain financial and securities data of companies deemed similar to UHS or representative of the business sector in which UHS operates.

We have relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided by UHS or otherwise made available to us and have not attempted independently to verify such information. We have assumed, in reliance upon the assurances of UHS management, that the information provided pertaining to UHS has been prepared on a reasonable basis in accordance with industry practice and, with respect to financial planning data, reflects the best currently available estimates and judgement of UHS's management as to the expected future financial performance of UHS, and that the management of UHS is not aware of any information or facts that would make the information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that UHS is not a party to any pending transaction, including external financing, recapitalizations, acquisitions or mergers discussions, other than the Merger or in the ordinary course of business. We have also assumed that there have been no material changes in the Company's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us.

In arriving at our opinion, we have not performed any appraisals or valuations of specific assets or liabilities of UHS, have not been furnished with any such appraisals or valuations, have made no physical inspection of the properties or assets of the Company and express no opinion regarding the liquidation value of UHS.

Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which either UHS or its affiliates is a party or may be subject and at UHS's direction and with its consent, our opinion makes no assumption concerning and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

Special Committee of the Board of Directors
Universal Hospital Services, Inc.
March 18, 1997



Our opinion is necessarily based upon information available to us, facts and circumstances and economic, market and other conditions as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the prices at which shares of Company Common Stock have traded or at which such shares may trade at any future time.

This opinion is furnished pursuant to our engagement letter dated January 3, 1997. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger, this opinion may not be used or referred to by the Company or quoted or disclosed to any person in any manner without our prior written consent. This opinion is not intended to be and shall not be deemed to be a recommendation to any shareholder of the Company as to how to vote with respect to the Merger.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that, as of the date hereof, the cash consideration to be received by shareholders of the Company pursuant to the Merger Agreement is fair, from a financial point of view, to the shareholders as of the date hereof.

Sincerely,

PIPER JAFFRAY INC.

                                                                      APPENDIX C


   SECTIONS 302A.471 AND 302A.473 OF THE MINNESOTA BUSINESS CORPORATION ACT -
                          DISSENTERS' APPRAISAL RIGHTS


302A.471. Rights of dissenting shareholders

     Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

     (1) alters or abolishes a preferential right of the shares;

     (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

     (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

     (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

     (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

     (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

     (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

     (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

     Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

     (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

     Subd. 3. Rights not to apply. Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

     Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.


302A.473. Procedures for asserting dissenters' rights

     Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

     (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

     (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

     (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

     Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

     Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

     Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

     (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

     (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

     (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

     (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

     (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

     Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

     (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together With the latest available interim financial statements;

     (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

     (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

     (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a) a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

     (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

     Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

     Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of 180 civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

     Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

     (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

     (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                                                      Appendix D

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM 10-K

(Mark One)
[x] Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 [Fee Required] For the fiscal year ended December 31, 1996, or

[ ] Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 [No Fee Required] For the transition period from ________ to _________.

Commission File Number:  0-20086


                       UNIVERSAL HOSPITAL SERVICES, INC.
                     ------------------------------------
            (Exact name of Registrant as specified in its charter)

                 Minnesota                              41-0760940
     -------------------------------               -------------------
     (State or other jurisdiction of       (IRS Employer Identification No.)
     incorporation or organization)

                             1250 Northland Plaza
                             3800 West 80th Street
                       Bloomington, Minnesota 55431-4442
                    ----------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)

                                (612) 893-3200
                             ---------------------
              (Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:    None
Securities registered pursuant to Section 12(g) of the Act:    Common Stock,
$.01 par value

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

               Yes    X             No

The aggregate market value of the voting stock held by non-affiliates of the Registrant as of February 28, 1996 was approximately $72,522,000 based upon the closing bid price as reported by Nasdaq. The number of shares of the issuer's Common Stock, $.01 par value outstanding as of February 28, 1996 were 5,372,221.


                      DOCUMENTS INCORPORATED BY REFERENCE
                      -----------------------------------

None.

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of Form 10-K or any amendment to this Form 10-K. [X]

                                FORM 10-K INDEX
                                ---------------


                                                                PAGE
                                                                ----

PART I
------
ITEM 1      Business                                              1

ITEM 2      Properties                                           12

ITEM 3      Legal Proceedings                                    12

ITEM 4      Submission of Matters to a Vote of Security Holders  12


PART II
-------

ITEM 5      Market for Registrant's Common Equity and
            Related Stockholder Matters                          13

ITEM 6      Selected Financial Data                              14

ITEM 7      Management's Discussion and Analysis of Financial
            Condition and Results of Operations                  17

ITEM 8      Financial Statements and Supplementary Data          22

ITEM 9      Changes in and Disagreements with Accountants
            on Accounting and Financial Disclosure               22


PART III
--------

ITEM 10     Directors and Executive Officers of the Registrant   23

ITEM 11     Executive Compensation                               25

ITEM 12     Security Ownership of Certain Beneficial Owners
            and Management                                       35

ITEM 13     Certain Relationships and Related Transactions       37


PART IV
-------

ITEM 14     Exhibits, Financial Statements, Schedule and
            Reports on Form 8-K                                  38


                                    PART I
                                    ------

                               ITEM 1.  BUSINESS
                               -----------------

   Universal Hospital Services, Inc. provides movable medical equipment to more than 3,100 hospitals and various other health care providers principally through Pay-Per-Use/TM/ equipment management programs. The Company believes that Pay-Per-Use rental is more cost effective than purchase, lease or fixed-term rental of medical equipment for at least a portion of hospitals' and other health care providers' medical equipment needs. Under the Company's rental programs, health care providers may be charged a per use rental fee when equipment is used, based on daily use per patient, or may be charged under alternative fee arrangements. The Company's customers also receive a full range of related support services, including equipment delivery, training, technical and educational support, inspection, maintenance and documentation. In addition, the Company engages in the sale of related disposable supplies. Health care providers have access to the Company's pool of over 52,000 pieces of movable medical equipment in five primary equipment categories-critical care, monitoring, newborn care, respiratory therapy and specialty beds. The Company currently operates through 46 district offices and eight regional service centers, serving customers in 50 states and the District of Columbia.

Market Overview

   The United States health care system includes approximately 5,200 acute care community hospitals and a variety of other health care providers such as nursing homes, surgicenters, subacute care facilities, specialty clinics and home health care providers. These hospitals and other health care providers normally spend a substantial sum on obtaining capital equipment, including movable medical equipment. Hospitals have a number of options in obtaining this equipment, including purchase, lease and rental. Historically, hospitals have favored the purchase option in meeting a substantial portion of their movable capital equipment needs.

   The Company believes that a variety of trends favor rental as an alternative to purchase or lease. Principal among these trends are the substantial cost containment pressures under which hospitals and other health care providers currently operate. These pressures have increased greatly during the past decade as a result of federal regulations that have significantly affected the extent of reimbursement under Medicare's prospective payment system, and the Company believes that these pressures will continue to intensify. Changes to the Medicare program adopted in 1991, and being phased in over a 10-year period, are resulting in reimbursement for medical equipment costs at rates established by the Health Care Financing Administration, and these rates may not reflect hospitals' actual equipment costs. In addition, the Company believes that other third party payors of medical expenses have followed or will follow the federal government in limiting reimbursement for medical equipment costs. These would include, but are not limited to, preferred provider arrangements, discounted fee arrangements and "capitated" (fixed patient care reimbursement) managed care arrangements. The Company believes that various current legislative proposals will continue movement toward health care related consolidations, acceleration of managed care and the formation of integrated delivery systems. The Company also believes that the current reform effort will focus on cost containment in health care and may reduce levels of reimbursement by Medicare as well as other third party payors. See "Third Party Reimbursement" below.

   The Company believes that, as a result of these cost containment pressures, hospitals and other health care providers will continue to seek to reduce their capital expenditures, including expenditures on movable capital equipment. These reductions, however, may mean that health care providers do not have sufficient equipment to meet peak demands or the capital resources to replace existing equipment with more current medical technology. In addition, since the Medicare system is, to an increasing extent, reimbursing health care providers at fixed rates unrelated to actual capital costs, hospitals and other health care providers have an incentive to manage their capital costs more efficiently. Hospitals may better manage their capital costs by replacing fixed capital costs with variable operating costs. In the case of movable medical equipment, these fixed costs include equipment acquisition costs and the substantial costs associated with all services necessary to support the equipment. Consequently, many of these entities are renting equipment to meet certain of their needs, rather than incurring the substantial capital related costs associated with owning or leasing equipment for which they may not be reimbursed during non-use periods.

   In addition, the average hospital "census" (the number of patients filling the available bed days) has declined in recent years, due to a reduction in average length of hospital stay. This reduction has resulted from implementation of the prospective payment system, an increase in "capitated" managed care and preferred provider arrangements and an increase in the amount of care provided outside of the acute care hospital setting. The Company believes this census decrease has not resulted in a proportional decline in hospitals' equipment use, since the most intensive level of care is generally delivered during the early days of hospitalization and during outpatient procedures. These factors, together with routine fluctuations in hospital occupancy, have placed increasing pressures on hospitals to reduce equipment costs and maximize utilization of medical equipment. Accordingly, the Company believes that the flexibility afforded by equipment rental has become increasingly important. Pay-Per-Use rental also allows hospitals to offer new technology to their physicians and patients without the investment normally required to purchase or lease and without the risk of obsolescence.

   The Company also believes that the increasing amount of patient care being provided in "alternate care" settings (any care provided outside of inpatient hospital care) provides additional opportunities for its equipment management programs. The Company provides these programs wherever medical equipment is being used to provide patient care. Alternate care providers, such as nursing homes, surgicenters, subacute care facilities, outpatient centers, home care providers and others, are facing the same cost containment pressures and changing reimbursement programs as hospitals and have the same incentives to manage their medical equipment costs more efficiently.

   As a result of cost, reimbursement, and standardization pressures, and utilization and obsolescence risks, health care providers are becoming more sophisticated in their medical equipment procurement decisions. Health care providers increasingly are seeking ways to reduce costs and to manage equipment levels at optimum utilization in order to maximize operating margins. In determining whether to purchase, lease or rent equipment, health care providers may consider anticipated utilization levels of equipment, the costs of maintenance and repairs, storage, obsolescence and opportunity costs. The Company believes that such analyses often show that Pay-Per-Use rental programs increase the efficiency of equipment utilization, reduce ownership costs and enhance operating margins.

Business Strategy

   The Company's strategy is to achieve continued market penetration and growth by: (i) increasing business conducted with existing customers and markets; (ii) establishing additional district offices in new geographic markets; (iii) adding new product offerings and equipment lines; (iv) developing business with new customers in the alternate care market; and (v) providing comprehensive total equipment management programs to its customers.

   Increase Business with Existing Customers and Markets. The Company seeks to increase the amount of business it conducts with existing customers by providing additional equipment to these customers and reaching additional departments within its existing hospital base. Because these customers are familiar with the Company's programs and their benefits, the Company believes that its existing customer base represents a significant expansion opportunity. The Company also plans expansion through further penetration of the markets it currently serves by establishing new relationships with additional hospitals and health care providers .

   Establish New District Offices. The Company intends to establish three to four new district offices each year over the next several years. In choosing locations for its district offices, the Company considers the nature and extent of the customer market, demographics and vendor relationships. While the major metropolitan areas will remain a primary focus for expansion, regional clusters of hospitals are also expected to provide attractive expansion opportunities.

   The Company completed the acquisition of Biomedical Equipment Rental and Sales, Inc. (BERS) on August 13, 1996. See "Completed Acquisition" under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

   Add New Product Offerings and Equipment Lines. The Company seeks to expand its business by adding new product categories and equipment lines and is continually evaluating new products for inclusion in its equipment rental inventory and for expansion of its product sales offering.

   Develop Business with New Customers in the Alternate Care Market. The Company plans to expand through business development with alternate care providers such as home care, subacute and long term care facilities, and surgicenters. As the average length of stay in acute care hospitals has continued to shorten, the Company believes that growth opportunities exist in those alternate care settings where patient care is being provided.

   Provide Total Equipment Management Programs. The Company intends to offer to its customers additional total equipment management programs called Asset Management Partnership Programs ("AMP Programs"). In these programs, the
Company provides, maintains, manages and tracks substantially all, or a significant portion, of the movable medical equipment within the customer facility or organization. These total equipment management programs allow health care providers to improve the quality of their patient care by having all appropriate medical equipment available when and where it is needed, while controlling their costs through improved utilization and efficiency.

Equipment Management Programs

   The Company seeks to assist hospitals and other health care providers manage their medical equipment costs more effectively while providing them with movable medical equipment and related services. The components of the Company's equipment management programs include:

   Pay-Per-Use. The Company principally provides its equipment on a Pay-Per-Use basis under which customers are charged per daily patient use. The Company believes that Pay-Per-Use rental is typically more cost effective than purchase, lease or fixed-term rental of medical equipment. Under Pay-Per-Use rental, health care providers can gain access to the latest medical equipment without the large capital outlays and significant costs associated with the purchase and maintenance of medical equipment and without the risks related to equipment obsolescence. By using Pay-Per-Use rental rather than purchase, lease or fixed-term rental, hospitals and other health care providers obtain the cash flow advantage of paying for medical equipment only when there are corresponding patient charges.

   Full Service. The Company emphasizes the full-service features of its Pay-Per-Use equipment management programs. The Company's per-use rental fee includes 24-hour-a-day, 365-day-a-year delivery, provision of "patient ready" equipment, technical support and training in equipment use by qualified personnel. This fee also includes regular inspections and maintenance of all equipment rented from the Company, including the documentation of such inspections and maintenance through the Company's Rental Equipment Documentation System ("REDS") and the Operator Error Identification System ("OEIS"). The Company maintains a total service history of any rented equipment, which includes inspection, repair and modification activities for the entire life of the unit. The Company also offers an optional software package that allows a particular hospital to track location, utilization and availability of all equipment rented, owned or leased by that hospital. Together, these services allow health care providers to eliminate many of the major overhead costs associated with the ownership or lease of medical equipment.

   Equipment Utilization. The Company's equipment management strategy is to promote Pay-Per-Use programs as a means of better managing medical equipment needs while contributing to overall cost containment. The Company seeks to allocate its pool of rental equipment efficiently among its customers by continually monitoring customers' equipment utilization levels. The Company reviews customer utilization routinely and, depending on utilization level, may adjust the Pay-Per-Use fee or redeploy the equipment. This system benefits customers by permitting them to obtain a lower per-use rental fee in the event of higher utilization efficiency and benefits the Company as it attempts to maximize the utilization of the equipment in inventory. See "Pricing of Pay-Per-Use Programs" below.

   Asset Management Partnership Programs (AMP Programs). The Company has developed relationships with some of its largest customers to help them achieve substantially higher utilization rates and levels of efficiency for their organizations. In some instances, the scope of the relationship has evolved into comprehensive equipment management programs referred to as AMP Programs. In these programs, the Company provides, maintains, manages and tracks substantially all of the movable medical equipment within the customer's facility or organization. The Company's AMP Programs allow health care providers to improve the quality of their patient care by having all appropriate medical equipment available when it is needed, while controlling their costs through improved utilization and efficiency.

   Equipment Selection. The Company seeks equipment that has characteristics which favor the rental of such equipment, including equipment movability, high or fluctuating utilization, service intensiveness and obsolescence risk. The Company purchases what it believes to be state-of-the-art equipment from manufacturers with a reputation for quality. The Company generally purchases from a number of different manufacturers to address the diversity of customer demands with a special emphasis on equipment which lowers patient care costs while improving quality of care and treatment outcomes. In addition, the Company's product evaluation committee meets regularly to consider new products as they become available and, when appropriate, approves new products for acquisition.

   Customer Responsiveness. The Company's operational structure is designed to enable it to respond quickly to a customer's needs. Through its district offices, the Company maintains both local inventories of medical equipment and a system-wide inventory network which are designed to assure access to a broad range of medical equipment. The Company's district offices are typically located close enough to the customers they serve to allow equipment to be delivered and ready for use generally within two hours of a request. The Company emphasizes long-term customer relationships and seeks to develop and maintain strong customer loyalty.

Customer Relationship

   The Company's equipment management programs are flexible arrangements through which customers may obtain equipment on a Pay-Per-Use basis when they need it and pay for equipment only when it is used. Customers may also obtain equipment under alternative rental fee arrangements, such as on a daily, weekly or monthly rental basis. When the Company's customers request a piece of equipment, the Company provides the equipment in "patient-ready" condition. Upon delivery, each piece of rented equipment is logged into the Company's tracking system as being placed with the particular customer. The Company provides the customer with information as to per-use or other rental rates at or prior to delivery of the equipment, and these rates are generally effective for a three month period. The Company generally does not use written agreements with its customers but emphasizes continuous contact and shared information with each customer. Under the Company's Pay-Per-Use programs, the customer is responsible for keeping a record of each equipment use and reporting the use to the Company on a monthly basis. Many customers report equipment utilization in conjunction with their patient billing procedures. The Company bills each customer monthly based on this reported usage. The customer is under no obligation to use the equipment and may request that the Company remove the equipment at any time. Correspondingly, the Company may remove equipment or raise the per-use rental fee if it is under-utilized. The Company actively monitors the accounts receivable performance of its customers.

Acquisition of Equipment Inventory

   The Company purchases medical equipment in the areas of critical care, monitoring, newborn care, respiratory therapy and specialty beds. The Company generally acquires equipment for its inventory pool having characteristics which favor the rental of such equipment. Principal among these characteristics are equipment movability, high or fluctuating utilization levels, service intensiveness and anticipated obsolescence. Of additional consideration is the relative safety of and the risks associated with such equipment. The Company purchases what it believes to be state-of-the-art equipment from manufacturers with a reputation for quality and functionally tests each piece of medical equipment added to its inventory to determine that the equipment is working properly.

     Equipment acquisitions may be made to expand the Company's pool of existing medical equipment or to add new medical equipment technologies to the Company's existing rental pool mix. The Company considers historical utilization levels, anticipated customer demand, life cycle phase of the equipment and vendor relationships before acquiring such equipment in order generally to avoid speculative purchases. In the case of new technologies, the Company has established a product evaluation committee to consider new technologies as they become available. This evaluation process for new products involves many of the review criteria set forth above as well as an overall evaluation of the potential market demand for the new product.

     As of December 31, 1996, the Company had more than 52,000 pieces of equipment available for use by its customers. The following is a list of principal types of medical equipment available to the Company's customers:

Critical Care                             Monitoring                     Newborn Care
Alternating Pressure/Flotation Devices    Adult Monitors                 Blood Pressure Monitors
Ambulatory Infusion Pumps                 Anesthetic Agent Monitors      Fetal Monitors
Anesthesia Machines                       Apnea Monitors                 Fetal Monitoring Systems
Blood/Fluid Warmers                       Blood Pressure Monitors        Incubators
Cold Therapy Units                        Cardiac Care Systems           Infant Warmers
Continuous Passive Motion Devices         Defibrillators                 Infusion Pumps
Controllers, Infusion                     Electrocardiographs            Neonatal Monitors
Electrosurgical Generators                End Tidal CO\\2\\ Monitors     Oximeters
Enteral Infusion Pumps                    Fetal Monitors                 Phototherapy Devices
Heat Therapy Units                        Intensive Care Systems
Hyper-Hypothermia Units                   Neonatal Monitors              Respiratory Therapy
Minimal Invasive Surgical Equipment       Oximeters                      Aerosol Tents
Parenteral Infusion Pumps                 PO\\2\\/CO\\2\\ Monitors       Nebulizers
Patient Controlled Analgesia (PCA)        Recorders and Printers         Oximeters
Sequential Compression                    Step-Down Telemetry Systems    Oxygen Concentrators
   Devices (SCD)                          Surgical Monitors              Ventilators
Suction Devices                           Telemetry Monitors
Syringe Pumps                             Urine Output/Temperature       Specialty Bed
Ultrasonic Aspirators                        Monitors                    Bazooka/R/ Portable Specialty
Volumetric Infusion                       Vital Signs Monitors           Bed/R/
   Pumps (Adult/Pediatric)
Wheel Chairs

     The Company currently acquires substantially all of its medical equipment from approximately 60 suppliers. The Company's five largest suppliers of medical equipment, which supplied approximately 54.3 percent of the Company's medical equipment purchases for the year ended December 31, 1996, are: Kendall Company; Imed Corporation; Baxter Healthcare Corporation; Sims Deltec, Inc.; and Abbott Laboratories. Although the identity of the top ten suppliers remains relatively constant from year to year, the relative ranking of suppliers within this group may vary over time. The Company believes that alternative sources of medical equipment are available to the Company should they be needed.

     The Company seeks to ensure availability of equipment at favorable prices. Although the Company does not generally enter into long-term fixed price contracts with suppliers of its equipment, the Company may receive price discounts related to the volume of its purchases. In order to receive strong vendor support throughout the areas in which it does business, the Company seeks to structure its equipment purchases to ensure credit to local representatives of those vendors.

     The purchase price for equipment generally ranges from $1,000 to $25,000, with some complete monitoring systems costing more than $1,000,000. The Company finances the acquisition of its medical equipment inventory with internally generated funds and unsecured borrowings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Pricing of Pay-Per-Use Programs

     The Company's pricing strategy is designed to generate a pay-back period that is substantially shorter than the useful life of a particular piece of equipment, thereby reducing the Company's obsolescence risk on its inventory pool. The Company seeks to set its Pay-Per-Use or other rental rates to recoup the equipment's purchase price generally within 15 to 18 months and to recoup related costs within a specified number of additional months. These related costs include accessories and service support activities required to maintain equipment viability (e.g., maintenance, repairs, modifications, back-up support and inspections). On a customer-specific basis, the Company then develops a per-usage or other rental rate for a given piece of equipment which takes into consideration the customer's needs with respect to equipment type, equipment utilization, length of placement, frequency and extent of support services and volume of business. This per-usage or other rental rate is designed not only to recoup costs but also to provide the Company a targeted financial return on its investment for the particular category of equipment. Service requirements and Pay-Per-Use rates are generally reviewed on a quarterly basis and rates may be adjusted as the customer's service needs or utilization levels vary from expected levels. This evaluation process enables the Company to continuously monitor actual revenues as compared to targeted return objectives.

Distributor Arrangement with SleepNet Corporation

     In January 1994, the Company entered into a distributor agreement with SleepNet Corporation (the "SleepNet Corporation Agreement") providing the Company with national distribution rights to two products introduced by SleepNet
Corporation: the Bazooka System, an innovative portable specialty bed providing low air loss therapy for the treatment of pressure ulcers, and the Demand Positive Airway Pressure (DPAP), a device designed to treat adult obstructive sleep apnea. The Bazooka System and the DPAP device are currently the only products manufactured and marketed by SleepNet Corporation. The Bazooka System has been included in the Company's equipment rental programs since May 1994, and the Company began distributing the DPAP device in February 1995. The DPAP device was not offered as part of the Company's equipment rental programs.

     On February 28, 1996, SleepNet Corporation terminated its exclusive distributor agreement with the Company.

     The Company's arrangement with SleepNet Corporation differed from the Company's usual equipment acquisition methodology in that the Company's purchases of Bazooka Systems under the SleepNet Corporation Agreement exceeded the volumes needed by the Company to meet current customer demand. The Company believes that, as of December 31, 1996, an aggregate of approximately $2.8 million of such equipment exceeded normal levels maintained by the Company.

     The Company experienced declining sales of DPAP devices during 1996. Because market acceptance of the DPAP devices did not meet expectations, the Company's ongoing quarterly assessment resulted in a right-down of $1,030,500 in the second quarter and a charge of $1,182,545 in the fourth quarter of 1996 to write-off the remaining carrying value of DPAP inventory and associated supplies and demo units. The DPAP devices were disposed of in early 1997.

Sales of Related Disposables/Medical Supplies and Equipment

     In order to serve its customers fully, the Company sells disposable medical supplies used in conjunction with the medical equipment it rents. Examples of such disposable items include tubing and cassettes for infusion devices. The Company believes that hospitals purchase disposables from the Company due to the convenience of obtaining equipment and related supplies from one source and the anticipated cost-savings resulting from acquiring disposables only on an as-needed basis. The Company currently acquires substantially all of its rental-related medical disposables from approximately 50 suppliers. The five largest current suppliers of disposables to the Company, accounting for over 72 percent of the Company's disposable purchases for the year ended 1996, are: Gaymar Industries, Inc; Kendall Healthcare Products Company; Graseby, Inc.; IVAC, Inc; and Select Medical. The Company believes that alternative purchasing sources of disposable medical supplies are available to the Company, if necessary.

     The Company also sells used medical equipment that is no longer required in its equipment rental pool, primarily to various non-hospital purchasers.

Inventory Tracking System

     The Company tracks the history of each piece of equipment in its inventory on an IBM AS/400 centralized computer system located at its corporate headquarters. This system provides immediate access to historical equipment information by the use of remote terminals located in the corporate headquarters and in each of the Company's district offices and regional service centers. Data on length of placement, transfers, modifications, repairs, maintenance and inspections are included on the system. This information is kept for the life of the equipment and is used extensively for the establishment of preventative maintenance and safety testing programs and the improvement of equipment performance. Information as to a customer's rental equipment is also provided to the customer through the Company's Rental Equipment Documentation System (REDS) Program in order to help that customer meet its equipment documentation needs under applicable standards and regulations. In addition, this system is used to track the utilization levels of each piece of equipment. By keeping extensive utilization records, the Company endeavors to maximize the utilization of all equipment in its inventory.

Maintenance

     The Company maintains control over the functional testing and safety of all equipment through its technical staff. Prior to placing equipment with a customer, the Company applies testing standards designed to ensure the safety of all such equipment. The Company conducts regular inspections of the equipment either at one of the Company's district offices or regional service centers, or on-site at the hospital. The Company provides all necessary repairs and maintenance of its equipment. In order to assist hospitals and other health care providers in meeting their equipment documentation needs for purposes of applicable standards or regulations, the Company maintains a complete record of all inspections, maintenance and repairs on its REDS Program. See "Inventory Tracking System" above and "Regulation of Medical Equipment" below.

     The Company's equipment is generally covered by manufacturers' warranties, which typically warrant repairs for a period of three to twelve months from the date of purchase. Because the Company employs manufacturer-trained personnel for the technical support of its equipment, a significant portion of repair and maintenance of the Company's equipment is conducted by the Company's employees.

Maximization of Useful Life and Disposal of Equipment

     The Company seeks to maximize the useful life of its equipment by renting its older equipment inventory at lower rental rates or bundling such older equipment with newer equipment in rental programs with price incentives to the customer. When pieces of the Company's medical equipment inventory are no longer required or desired, such pieces may be sold.

Marketing

     The Company markets its Pay-Per-Use equipment management programs primarily through its direct sales force, which consisted of 94 promotional sales representatives as of December 31, 1996. In its marketing efforts to hospitals, the Company primarily targets key decision makers, such as materials managers, department heads and directors of purchasing, nursing and central supply, as well as administrators, chief executive officers and chief financial officers. In its marketing efforts to other health care providers, the Company also targets key operational and administrative decision makers. The Company also promotes its programs and services to hospital and health care provider groups and associations. The Company develops and provides its direct sales force with a variety of materials designed to support its promotional efforts. The Company also uses direct mail advertising to supplement this activity, as well as specifically targeted trade journal advertising.

     From time to time, the Company has developed specific marketing programs intended to address current market demands. The most significant of such programs includes the Company's "New Realities" program, which demonstrates the economic justification for Pay-Per-Use Rentals, the AMP Program, which presents hospitals with a total management approach to equipment needs, the REDS Program which responds to the equipment documentation and tracking needs of health care providers as a result of standards set by the Joint Commission on Accreditation of Healthcare Organizations (JCAHO) and the Safe Medical Devices Act of 1990, and the Operator Error Identification System, which responds to JCAHO requirements regarding equipment operator training. See "Regulation of Medical Equipment" below.

The Company's District Offices

     The Company currently operates through 46 district offices, serving customers in 50 states and the District of Columbia. District offices are typically staffed by a district manager, one or more promotional sales representatives, an administrative assistant and delivery and service personnel to support customers' needs and district operations. District offices are responsible for marketing, billing and collection efforts, equipment delivery, inservice training, and equipment inspection, maintenance and repair work. Complementing the district offices are eight regional service centers, which provide more sophisticated maintenance and repair on equipment. The following table shows each district office location and its opening date:

                            Year                          Year
Office                     Opened          Office        Opened
-----------------------  -----------  -----------------  ------

   Minneapolis, MN              1941  San Francisco, CA    1989
   Omaha, NE                    1972  Seattle, WA          1989
   Bismarck, ND                 1973  New Orleans, LA      1990
   Fargo, ND                    1974  Charlotte, NC        1990
   Marquette, MI                1975  Detroit, MI          1990
   Madison, WI                  1975  Anaheim, CA          1990
   Duluth, MN                   1978  Phoenix, AZ          1990
   Kansas City, MO              1978  Pittsburgh, PA       1990
   Sioux Falls, SD              1978  Cincinnati, OH       1992
   Milwaukee, WI                1980  Pasadena, CA         1992
   Dallas, TX                   1981  Memphis, TN          1992
   San Antonio, TX              1982  Houston, TX          1993
   Atlanta, GA                  1983  Wichita, KS          1993
   St. Louis, MO                1983  Rochester, NY        1993
   Tampa, FL                    1984  New York, NY         1994
   Cleveland, OH                1985  San Diego, CA        1994
   Iowa City, IA                1985  Richmond, VA         1994
   Chicago, IL                  1986  Denver, CO           1995
   Boston, MA                   1986  Indianapolis, IN     1995
   Philadelphia, PA             1986  Jacksonville, FL     1995
   Ft. Lauderdale, FL           1987  Sacramento, CA       1995
   Baltimore, MD/                     Portland, OR         1996
     Washington, D.C.           1988  Knoxville, TN        1996
                                      Raleigh, NC          1996


Regulation of Medical Equipment

     The Company's customers are subject to documentation and safety reporting standards with respect to the medical equipment they use, as established by the following organizations and laws: the Joint Commission on Accreditation of Healthcare Organizations; the Association for Advancement of Medical Instrumentation; and the Safe Medical Devices Act of 1990 ("SMDA"). Some states and municipalities also have similar regulations. The Company's REDS and OEIS programs are specifically designed to help customers meet their documentation and reporting needs under such standards and laws. The Company also monitors changes in law and accommodates the needs of customers by providing specific product information and manufacturers' addresses and contacts to these customers upon their request. Manufacturers of the Company's medical equipment are subject to regulation by agencies and organizations such as the Food and Drug Administration ("FDA"), Underwriters Laboratories, the National Fire Protection Association and the Canadian Standards Association. The Company believes that all medical equipment it rents conforms to these regulations.

   The SMDA expanded the FDA's authority to regulate medical devices. The SMDA requires manufacturers, distributors and end-users to report information which "reasonably suggests" the probability that a medical device caused or contributed to the death, serious injury or serious illness of a patient. The Company works with its customers to assist them in meeting their reporting obligations under the SMDA. Although the Company does not believe that it is subject to the SMDA or its reporting requirements, it is possible that the Company may be deemed to be a "distributor" of medical equipment under the SMDA and would then be subject to the reporting obligations and related liabilities thereunder.

   An additional equipment tracking regulation was added to the SMDA on August 29, 1993 which requires the Company to provide information to the manufacturer regarding the permanent disposal of medical rental equipment and notification of any change in ownership of certain categories of devices. The Company's medical tracking systems have been reviewed by the FDA and found to be in substantial compliance with these regulations.

   In July 1995, the FDA published a working draft of the Current Good Manufacturing Practices ("CGMP") final rules which may become available in 1997. Under these proposed final rules, the Company may have additional reporting requirements to the FDA and to original equipment manufacturers relative to the repair and servicing of the rental equipment it provides. The Company believes that the tracking systems it utilizes will be sufficient to allow it to conform to the additional regulations, if they are enacted.

Third Party Reimbursement

   The Company's business may be significantly affected by, and the success of its growth strategies depends on, the availability and nature of reimbursements to hospitals and other health care providers for their medical equipment costs under federal programs such as Medicare, and by other third party payors. Under its prospective payment system adopted in 1983 and later modified in 1991, the Health Care Financing Administration ("HCFA"), which determines Medicare reimbursement levels, reimburses hospitals for medical treatment at fixed rates according to diagnostic related groups ("DRG's") without regard to actual cost. Under this system of reimbursement, Medicare-related equipment costs are reimbursed in a single, fixed-rate, per-discharge reimbursement. This system, and subsequent modifications, is being phased in over a 10 year period. As a result of the prospective payment system, the manner in which hospitals incur equipment costs (whether through purchase, lease or rental) does not impact the extent of hospitals' reimbursement. Since the Medicare system, to an increasing extent, reimburses health care providers at fixed rates unrelated to actual equipment costs, hospitals have an incentive to manage their capital costs more efficiently and effectively. The Company believes that hospitals will continue to benefit from cost-containment and cost-efficiency measures, such as converting existing fixed equipment costs to variable costs through Pay-Per-Use rental and improving efficiency through AMP Programs.

   Hospitals and other health care providers are also facing increased cost containment pressures from public and private insurers and other managed care providers, such as health maintenance organizations ("HMO's"), preferred provider organizations ("PPO's") and managed fee-for-service plans, as these organizations attempt to reduce the cost and utilization of health care services. The Company believes that these payors have followed or will follow the federal government in limiting reimbursement for medical equipment costs through preferred provider contracts, discounted fee arrangements and "capitated" (fixed patient care reimbursement) managed care arrangements. In addition to promoting managed care plans, employers are increasingly self funding their benefit programs and shifting costs to employees through increased deductibles, copayments and employee contributions. The Company believes that these cost reduction efforts will place additional pressures on health care providers' operating margins and will encourage efficient equipment management practices, such as Pay-Per-Use rental.

   Various legislative proposals currently before Congress provide, among other things, for a reduction in the growth in Medicare and Medicaid spending over the next several years. If enacted, these proposals may result in reduced payments to hospitals, physicians and home health care providers (including reimbursement payments for capital equipment), increased utilization of managed care and increased Medicare premiums. The Company believes that pending and future health care initiatives will continue movement toward health care related consolidations, acceleration of managed care and the formation of integrated delivery systems. The Company is unable to predict what, if any, additional government regulations, legislation or initiatives or changes by other third party payors affecting reimbursement or other matters which influence decisions to obtain or utilize medical equipment may be enacted or effected and what impact such regulations, legislation, initiatives or changes may have on the Company's results of operations.

Liability and Insurance

   Although the Company does not manufacture any medical equipment, the Company's business entails the risk of claims related to the rental and sale of medical equipment. In addition, the Company's servicing and repair activity with respect to its rental equipment and its instruction of hospital employees with respect to the equipment's use are additional sources of potential claims. The Company has had no recent experience with any significant claims; however, any such claims, if made, could have an adverse impact on the Company. The Company maintains general liability coverage, including product liability insurance and excess liability coverage. Both policies are subject to annual renewal. The Company believes that its current insurance coverage is adequate. There is no assurance, however, that claims exceeding such coverage will not be made or that the Company will be able to continue to obtain liability insurance at acceptable levels of cost and coverage.

Competition

   The Company believes that the strongest competition to its programs is the purchase alternative for obtaining movable medical equipment. Currently, many hospitals and health care providers view rental primarily as a means of meeting short-term or peak supplemental needs, rather than as a long-term alternative to purchase. Although the Company believes that it can demonstrate the cost-effectiveness of renting medical equipment on a long-term Pay-Per-Use basis, the Company believes that many hospitals and health care providers will continue to purchase a substantial portion of their movable medical equipment.

   The Company has one principal competitor in the medical equipment rental business: Mediq/PRN, a subsidiary of MEDIQ Incorporated, based in Pennsauken, New Jersey. Other competition consists of smaller regional companies and medical equipment dealers who rent equipment to augment their medical equipment sales. The Company believes that it can effectively compete with any of these entities in the geographic regions in which both the Company and these entities operate.

Service Marks and Trade Names

   The Company uses the "UHS" and "Universal Hospital Services" names as trade names and as service marks in connection with the Company's rental of medical equipment. The Company has registered these and other marks as service marks with the United States Patent and Trademark Office.

Employees

   As of December 31, 1996, UHS had 384 employees, including 355 full-time and 29 part-time employees. Of such employees, 94 are promotional sales representatives, 27 are technical support personnel, 74 are employed in the areas of corporate and marketing and 189 are UHS district office support personnel.

   None of the Company's employees is covered by a collective bargaining agreement, and the Company has experienced no work stoppages to date.

                              ITEM 2.  PROPERTIES
                              -------------------


     The Company owns its Minneapolis, Minnesota district office facility, consisting of approximately 26,000 square feet of office, warehouse, processing and repair shop space and leases its other district offices, averaging 3,500 square feet, and regional service centers. The Company leases its executive offices, approximately 22,000 square feet, in Bloomington, Minnesota.



                           ITEM 3.  LEGAL PROCEEDINGS
                           --------------------------



None.



                   ITEM 4.  SUBMISSION OF MATTERS TO A VOTE
                    -----------------------------------------
                              OF SECURITY HOLDERS
                              -------------------



None.

                                    PART II
                                    -------

              ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND
              --------------------------------------------------
                          RELATED STOCKHOLDER MATTERS
                          ---------------------------


   As of March 3, 1997 the Company had approximately 1,435 shareholders.

   The Company's Common Stock is traded on the Nasdaq Stock Market under the symbol UHOS. The following table sets forth, for the periods indicated, the range of the high and low prices on the Nasdaq Stock Market.



1995                       High     Low
----                      ------  -------

First Quarter              8 1/8   6 1/4
Second Quarter             9 1/8   7 3/4
Third Quarter             10 7/8   7 3/4
Fourth Quarter            10 1/4   8 7/8


1996                       High     Low
----                      ------  -------

First Quarter             10 1/2   9
Second Quarter             9 1/2   7 3/4
Third Quarter              9       5 47/64
Fourth Quarter            11 1/8   6 1/4

1997                       High     Low
----                      ------  -------

First Quarter (through
   February 28, 1997)     17 1/8   10 3/4


Dividend Policy

   The Company has never declared or paid a cash dividend on any class of its Common Stock. The Company currently intends to retain earnings for use in the operation and expansion of its business and therefore does not anticipate paying any cash dividends in the foreseeable future. The Company's loan agreements contain certain restrictions on the Company's ability to pay cash dividends on its Common Stock.

                       ITEM 6.  SELECTED FINANCIAL DATA
                       --------------------------------

   The selected financial data presented below under the captions "Statement of Operations Data" and "Balance Sheet Data" for and as of each of the years in the five-year period ended December 31, 1996 are derived from the audited financial statements of the Company. The selected financial data presented below are qualified in their entirety by, and should be read in conjunction with, the financial statements and notes thereto and other financial and statistical information included elsewhere in this Form 10-K, including the information contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected financial data under the caption "Operating Data" and "Selected Quarterly Financial Information" has not been audited.


                                                          Years ended December 31,
                                       -----------------------------------------------------------
                                          1996        1995        1994        1993        1992
                                       ----------  ----------  ----------  ----------  -----------
                                                  (in thousands, except per share data)
Statement of Operations Data:
Revenues:
 Equipment rentals...................  $   50,743  $   45,870  $   38,980  $   36,162  $   36,813
 Sales of supplies and
  equipment..........................       5,555       6,585       7,826       9,543      11,291
 Other...............................         642         581         483         450         410
                                       ----------  ----------  ----------  ----------  ----------
  Total revenues.....................      56,940      53,036      47,289      46,155      48,514

Costs and expenses:
 Cost of equipment rentals...........      13,332      11,841      10,018       9,052       8,064
 Rental equipment
  depreciation.......................      12,603      10,800       9,527       8,699       8,381
 Cost of supplies and
  equipment sales....................       4,422       5,352       6,419       7,872       9,508
 Disposal of DPAP
  inventories........................       2,213         ---         ---         ---         ---
 Selling, general and
  administrative.....................      20,001      18,560      16,561      15,769      14,730
 Interest............................       2,518       1,784       1,268       1,071       2,147
                                       ----------  ----------  ----------  ----------  ----------

  Total costs and expenses...........      55,089      48,337      43,793      42,463      42,830
                                       ----------  ----------  ----------  ----------  ----------
Income before income taxes and
   extraordinary loss................       1,851       4,699       3,496       3,692       5,684
Income taxes.........................         919       1,949       1,499       1,522       2,352
                                       ----------  ----------  ----------  ----------  ----------
Income before
 extraordinary loss..................         932       2,750       1,997       2,170       3,332
Extraordinary loss, net of
 taxes (1)...........................         ---         ---         ---         ---         154
Net income...........................         932       2,750       1,997       2,170       3,178
Redeemable preferred stock
 dividends...........................         ---         ---         ---         ---         101
Accretion of redemption premium on
 redeemable preferred stock..........         ---         ---         ---         ---          92
                                       ----------  ----------  ----------  ----------  ----------
Net income available to
 common shareholders.................  $      932  $    2,750  $    1,997  $    2,170  $    2,985
                                       ==========  ==========  ==========  ==========  ==========
Earnings per common share
 before extraordinary loss (2).......  $      .17  $      .50  $      .37  $      .40  $      .70
Extraordinary loss per
 common share, net of taxes..........                                                        (.03)
Earnings per common share (2)........  $      .17  $      .50  $      .37  $      .40  $      .67
Weighted average common
 shares outstanding..................       5,495       5,502       5,449       5,393       4,481


                                                             (footnotes on following page)

                                                  As of December 31,
                                   -------------------------------------------
                                    1996     1995     1994     1993     1992
                                   -------  -------  -------  -------  -------
                                      (in thousands except operating data)
Balance Sheet Data:
Working capital..................  $ 6,812  $ 2,258  $ 3,954  $ 4,493  $ 5,151
Total assets.....................   79,707   66,849   53,184   46,152   44,675
Total long-term debt (excluding
    current maturities)..........   35,193   20,788   15,735   12,950   14,707
Common shareholders' equity (3)..  $29,128  $28,712  $26,035  $23,883  $21,504

Operating Data: (Unaudited)
Offices (at end of period).......       46       43       39       36       33
Customers (at end of period).....    3,152    2,775    2,561    2,224    2,098


(1) As a result of refinancing and early retirement of debt, the Company wrote off $153,760 (net of tax benefit of $108,000) of debt placement costs during 1992.

(2) Earnings per share of common stock is calculated by dividing net income, less redeemable preferred stock dividends and the increase in the redeemable preferred stock redemption premium, by the weighted average of common and common equivalent shares outstanding during the year. Common equivalent shares include the dilutive effect of stock options. The increases in the redeemable preferred stock redemption premium and the amount of redeemable preferred stock dividends were $193,094 for the year ended December 31, 1992. The redeemable preferred stock was retired during 1992.

(3)  No common stock cash dividends have been declared or paid by the Company.

                   Selected Quarterly Financial Information
               (dollars in thousands, except earnings per share)
                                  (Unaudited)



                            Fiscal Year Ended 1996

                               March 31    June 30   September 30   December 31
                               --------    -------   ------------   -----------
Net revenues                   $14,392     $13,634     $13,749        $15,166
Gross profit (1)               $ 7,020     $ 5,256     $ 6,340        $ 5,755
Gross margin (1)                 48.78%      38.55%      46.11%         37.95%
Earnings loss per share (1)    $  0.17     $ (0.01)    $  0.10        $ (0.09)
Net income loss (1)            $   922     $   (38)    $   540        $  (492)

                                 Fiscal Year Ended 1995


                               March 31   June 30   September 30   December 31
                               ---------  --------  -------------  ------------
Net revenues                   $13,166     $13,150     $13,130        $13,590
Gross profit                   $ 6,482     $ 6,228     $ 6,041        $ 6,292
Gross margin                     49.23%      47.36%      46.01%         46.30%
Earnings per share             $  0.16     $  0.11     $  0.11        $  0.12
Net income                     $   859     $   623     $   594        $   674


(1) Includes expense related to the write-down of DPAP inventories of $1,030,500 in the second quarter and a charge of $1,182,545 in the fourth quarter to write-off the remaining carrying value of DPAP inventory and associated supplies and demo units.

               ITEM 7.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               -------------------------------------------------
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                 ---------------------------------------------

The following should be read in conjunction with the accompanying financial statements and notes.

Results of Operations
---------------------

The following table provides information on the percentages certain items of selected financial data bear to total revenues and also indicates the percentage increase or decrease of this information over the prior comparable period:

                                          Percentage of Total Revenues     Percentage Increase (Decrease)
                                         -------------------------------  --------------------------------
                                             Years Ended December 31
                                         -------------------------------     Year 1996        Year 1995
                                           1996       1995       1994        Over 1995        Over 1994
                                         ---------  ---------  ---------  ---------------  ---------------

Revenues:
 Equipment rentals                          89.11%     86.49%     82.43%           10.62%           17.68%
 Sales of supplies and equipment             9.76      12.42      16.55           (15.64)          (15.86)
 Other                                       1.13       1.09       1.02            10.68            20.29
                                           ------     ------     ------
   Total revenues                          100.00     100.00     100.00             7.36            12.15

Rental and sales costs:
 Cost of equipment rentals                  23.41      22.33      21.18            12.59            18.20
 Rental equipment depreciation              22.13      20.36      20.15            16.70            13.36
 Cost of supplies and equipment sales        7.77      10.09      13.58           (17.37)          (16.62)
 Disposal of DPAP inventories                3.89                                   N/A              N/A
                                           ------     ------     ------
Gross margin                                42.80      47.22      45.09            (2.68)           17.43

Selling, general and administrative         35.13      35.00      35.02             7.77            12.07
Interest                                     4.42       3.36       2.68            41.15            40.69
                                           ------     ------     ------

Income before taxes                          3.25       8.86       7.39           (60.60)           34.41
                                           ------     ------     ------

Income taxes                                 1.61       3.67       3.17           (52.85)           30.02
                                           ------     ------     ------

Net income                                   1.64%      5.19%      4.22%          (66.10)%          37.71%
                                           ======     ======     ======

General

  The following discussion addresses the financial condition of the Company and its consolidated subsidiary, Biomedical Equipment Rental and Sales, Inc.
(BERS), as of December 31, 1996 and the results of operations and cash flows for the years ended December 31, 1996, 1995 and 1994. This discussion should be read in conjunction with the financial statements included elsewhere herein and the Management's Discussion and Analysis and Financial sections of the Company's previously filed Form 10-Q's.

  Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this filing looking forward in time involve risks and uncertainties, including, but not limited to, the effect of changing economic or business conditions, increased utilization of the Bazooka bed, the impact of competition and other risk factors described more fully below under the captions "Industry Assessment" and "Rental Equipment Build Up" and the "Business" section of this Form 10-K.

Revenues

  Equipment rental revenues increased $6,890,000 or 17.7% from 1994 to 1995 and $4,873,000 or 10.6% from 1995 to 1996. The acquisition of BERS, completed August 13, 1996, contributed $1,770,000 to the 1996 rental revenue increase. The remaining $3,103,000 growth in rental revenues reflects an increase of 6.8%. This rental revenue increase resulted from continued growth at acute care hospitals and at established offices with substantially higher growth rates associated with rental revenues from alternate care customers and at newer offices. The Company expects rental revenue generated from alternate care to continue to increase reflecting the continuing trend in health care toward treating the patient in the most cost effective environment.

  Effective February 1, 1997, the Company entered into a two year agreement with Premier, Inc. (Premier), the nation's largest health care alliance enterprise, for medical equipment rentals and services. This agreement is expected to produce significant savings for Premier's 1,750 hospitals and health system owners and affiliates, as it offers Premier's members special rates, discounts and incentives on equipment rentals. The Premier agreement and some longer term commitments the Company has entered into with some of its larger customers have required some price concessions.

  Sales of supplies and equipment, together with the related costs of these items, represent primarily disposable medical supplies used in connection with the Company's rental equipment. The Company believes that supplying these products is important to its full service business even though the commodity-like nature of these products results in substantially lower gross margins than its rental equipment business. During the past 2 years, sales of supplies and equipment have declined by $1,241,000 from 1994 to 1995 and by $1,030,000 from 1995 to 1996. These decreases primarily reflected a continuing trend by a major vendor of disposables to market its products directly to some of the Company's larger customers. Also, in 1996, sales of the DPAP device continued to decline and, as a result, the Company made a decision to abandon the sleep apnea market. Sales of DPAP devices were $750,000 in 1995 and $424,000 in 1996. (See "Disposal of DPAP Inventories" below). The acquisition of BERS contributed $295,000 to total sales revenue in 1996.

  Other revenues, primarily representing net gains on sales of used rental equipment, remain insignificant throughout the three year period. The Company expects that such revenues will continue to be a small portion of total revenues.

Rental Costs

  Cost of equipment rentals represents the direct costs of operating the Company's district offices including occupancy, fleet operations, equipment repairs and technical service costs. These costs as a percentage of rental revenues increased from 25.7% in 1994 to 25.8% in 1995 and 26.3% in 1996. Without BERS, the percentage for 1996 was 26.6%. Direct rental expenses reflected planned expense increases, including expenses associated with several new Asset Management Partnership Programs signed in 1994, 1995 and 1996 and with the opening of nine new offices from 1994 through 1996 in addition to the acquisition of BERS.

  Rental equipment depreciation as a percentage of rental revenues decreased from 24.4% in 1994 to 23.5% in 1995. This decrease was the result of increased rental revenues generated in 1995. Rental equipment depreciation as a percentage of rental revenues increased to 24.8% in 1996, reflecting a full year's depreciation on 1995 equipment acquisitions which was not matched by growth in rental revenues and due to depreciation expense on surplus Bazooka beds (See "Rental Equipment Build Up" below). Equipment purchases increased from $15.7 million in 1994 to $21.2 million in 1995 but decreased to $12.7 million (excluding the $4.2 million of equipment acquired in the BERS transaction) in 1996. Rental equipment purchases primarily reflect customer driven demand for new rental products.

Gross Profit

  Gross margin on rentals represents equipment rental revenues reduced by the cost of equipment rentals and rental equipment depreciation. Gross margin on rentals increased from 49.9% in 1994 to 50.6% in 1995 and decreased to 48.9% in 1996. The increase from 1994 to 1995 was due to rental revenues increasing at a faster rate than rental equipment depreciation. The decrease from 1995 to 1996 was the result of increases in the cost of equipment rentals and rental equipment depreciation expenses discussed above.

  Sales gross margin as a percentage of sales of supplies and equipment improved from 18.0% in 1994 to 18.7% and 20.4% in 1995 and 1996, respectively. Without BERS, the percentage for 1996 was 19.1%. This increased sales gross margin was due to a vendor selling lower margined products directly to hospitals, which resulted in a higher margin percentage on a lower volume of total sales and, in 1995, due to the impact of higher margin DPAP sales. In addition, sales gross margins were further decreased by the disposal of DPAP inventories. (See "Disposal of DPAP Inventories" below.)

Selling, General and Administrative Expenses

  Selling, general and administrative expenses increased $1,999,000 from 1994 to 1995 and $1,442,000 from 1995 to 1996. The increase from 1994 to 1995 primarily reflected performance based incentive and profit sharing accruals, planned personnel related expenses to support the Company's continuing geographic expansion, and expenses associated with planned growth in the alternate care market, including a $175,000 increase in bad debt expense to reserve for the risks associated with increased business with alternate care customers. The lower increase between 1995 and 1996 reflects a decrease in performance based incentive and profit sharing expenses. The 1996 increase includes approximately $800,000 related to BERS selling, general and administrative expenses and BERS related goodwill amortization and approximately $300,000 related to professional fees and Directors' compensation incurred in connection with the Board of Directors' review of strategic alternatives for enhancing shareholder value.

  As a result of the slower than anticipated rental revenue growth and lower margins discussed above, the Company instituted expense control initiatives discussed below.

Deferral of New Office Openings

  In August 1996, the Company announced the deferral of the opening of the previously announced offices to be located in Oklahoma City, OK and Nashville, TN.

Expense Control Initiatives

  The Company has implemented several expense control initiatives to reduce or defer costs. In August 1996, the Company announced executive salary cuts and a moratorium on new hires. In October, the Company announced the elimination of 10 corporate positions by functional consolidation and cutting nonessential activities and changed the Company's employee medical benefit program from a total company-paid plan to a shared-cost program, effective January 1, 1997. The Company expects the cost reduction in 1997 to be approximately $1 million for the full year, beginning in the first quarter of 1997. No material costs relating to these expense control initiatives were incurred in 1996, other than approximately $100,000 in costs relating to a work force reduction and the closing of one warehouse facility. However, there can be no assurance that these programs will result in decreased total expenses or that their implementation will materially improve margins.

Disposal of DPAP Inventories

  The Company experienced declining sales of DPAP devices during 1996. Because market acceptance of the DPAP devices did not meet expectations, the Company's ongoing quarterly assessment resulted in a write-down of $1,030,500 in the second quarter and a charge of $1,182,545 in the fourth quarter of 1996 to write-off the remaining carrying value of DPAP inventory and associated supplies and demo units. The DPAP devices were disposed of in early 1997.

Interest Expense

  Interest expense increased by $516,000 from 1994 to 1995 and by $734,000 from 1995 to 1996, primarily reflecting, in 1996, interest of approximately $410,000 on the BERS acquisition debt and incremental borrowings associated with capital equipment additions. The 1995 increase resulted from incremental borrowings associated with a higher level of customer driven capital spending for additions to the Company's rental equipment pool and increased short term interest rates, which affected the Company's revolving credit facility. Average borrowings, which increased from $16.3 million in 1994 to $21.4 million in 1995 and $30.5 million in 1996, were also affected by the carrying cost of surplus Bazooka inventories and the DPAP inventory.

Income Taxes

  The Company's effective tax rate decreased from 42.9% in 1994 to 41.5% in 1995 and increased to 49.6% in 1996. The increase in the effective rate in 1996 was primarily due to the effect of non-deductible expenses on the Company's lower taxable income.

Net Income

  Net income increased $753,000 from 1994 to 1995, primarily as a result of the continued trend of quarterly increases in rental revenue, which began in mid 1994. Net income decreased $1,818,000 from 1995 to 1996, primarily as a result of the disposals of DPAP inventories.

Quarterly Financial Information; Seasonality

  Quarterly operating results are typically affected by seasonal factors. Historically, the Company's first and fourth quarters are the most profitable, reflecting increased hospital utilization during the fall and winter months.

Capital Resources and Liquidity

  As an asset intensive service business, the Company requires continued access to capital to support the acquisition of equipment for rental to its customers. The Company expects that rental equipment purchases, including purchases with respect to anticipated new district office openings, will approximate $19.0 million in 1997.

  The Company has financed its equipment purchases primarily through internally generated funds and unsecured borrowings. As of December 31, 1996, these unsecured borrowings were comprised of term loans and a $20 million revolving credit facility available through June 30, 1999. As of December 31, 1996, approximately $8.7 million of the revolving credit facility was unused. Net cash flows from operating activities were $14.7 million, $13.1 million and $11.5 million for the years ended December 31, 1996, 1995 and 1994, respectively.

  The Company believes that net cash flow from operating activities and use of its existing credit facility will be sufficient to fund working capital and capital expenditure needs for the foreseeable future. Assuming debt financing continues to be available at reasonable rates, the Company anticipates maintaining a ratio of long-term debt to total capitalization in the range of 40% to 60%. Such ratio was 56.1% as of December 31, 1996.

  The Company does not maintain cash balances at its principal bank under a Company policy whereby the net of collected balances and cleared checks is, at the Company's option, applied to or drawn from the credit facility on a daily basis. At December 31, 1996, BERS held $197,000 of cash in an account which will be closed in 1997.

Completed Acquisition

  On August 13, 1996, the Company completed its acquisition of Biomedical Equipment Rental and Sales, Inc. (BERS) pursuant to a stock purchase agreement among the Company and the shareholders of BERS. As a result of the acquisition, the Company acquired all of the outstanding capital stock of BERS, and BERS became a wholly owned subsidiary of the Company. In connection with the acquisition, the Company paid approximately $10,700,000 to the shareholders of BERS and repaid approximately $1,650,000 of outstanding indebtedness of BERS. BERS results are included in the financial statements only from the date of acquisition.

Industry Assessment

  The Company's customers, primarily acute care hospitals and other health care providers, have been and continue to be faced with cost containment pressures and uncertainties with respect to health care reform. The Company believes that, although specific legislation has not been enacted, reform has begun with movement toward health care related consolidations, managed care and the formation of integrated healthcare systems. There appears to be an effort by providers of health care to coordinate all aspects of patient care irrespective of delivery location. Likely changes in reimbursement methodology, and a gradual transition toward fixed, per-capita payment systems and other risk-sharing mechanisms will reward health care providers who improve efficiencies and effectively manage their costs, while providing care in the most appropriate setting. Although future reimbursement policies remain uncertain and unpredictable, the Company believes that the current reform efforts will continue to focus on cost containment in health care, with universal access to care and quality of care being important, but nonetheless secondary considerations.

  The Company believes its Pay-Per-Use Equipment Management Programs respond favorably to the current reform efforts by providing high quality equipment through programs which help health care providers improve their efficiency while effectively matching costs to patient needs, wherever that care is being provided. While the Company's strategic focus appears consistent with the providers' efforts to contain costs and improve efficiencies, there can be no assurances as to how health care reform will ultimately evolve and the impact it will have on the Company.

  Because the capital equipment procurement decisions of health care providers are significantly influenced by the regulatory and political environment for health care, historically the Company has experienced certain adverse operating trends in periods when significant health care reform initiatives were under consideration and uncertainty remained as to their likely outcome. To the extent general cost containment pressures or health care spending and reimbursement reform, or uncertainty as to possible reform, causes hospitals and other health care providers to defer the procurement of medical equipment, reduce their capital expenditures or change significantly their utilization of medical equipment, the Company's results of operations could be adversely affected.

Pending Sale of the Company

  On February 10, 1997, the Company and MEDIQ Incorporated entered into a definitive agreement for MEDIQ to acquire UHS for $17.50 per UHS share. Including the assumption of the Company's debt, the total purchase price is approximately $138,000,000. The transaction is structured as a cash merger that is expected to close in late March or early April, 1997 and is subject to approval by a majority of UHS's shareholders and Hart-Scott-Rodino clearance.

Rental Equipment Build Up

  The Company acquired its equipment pool of Bazooka portable specialty beds under an exclusive agreement which was terminated in March 1996. The Company does not expect to acquire any additional Bazooka beds. Utilization of Bazooka beds in the Company's pool is currently below the desired level, resulting in a temporary product imbalance (approximately $2,816,000 of excess equipment at December 31, 1996 versus approximately $2,471,000 at December 31, 1995). The Company has performed an impairment analysis based upon projected income and cash flows in accordance with current accounting literature and has determined that these assets are currently fully recoverable. The Company believes this supply/demand imbalance will be reduced. However, in the event that anticipated growth in customer demand for this product does not occur, the Company's margin on the products could be adversely affected.


             ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
             ----------------------------------------------------


The report of Independent Accountants, Financial Statements and Schedules are set forth on pages 44 to 63 of this report.



   ITEM 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
   ------------------------------------------------------------------------
                             FINANCIAL DISCLOSURE
                             --------------------



None.

                                   PART III.
                                   ---------

         ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
         ------------------------------------------------------------

Directors of the Registrant

     Certain biographical information furnished by the Company's directors and the directors' respective terms of office are presented below.

     Michael W. Bohman (age 47) has been a director of the Company since 1987. He joined the Company in 1972 and has held various positions with the Company, including Product Coordinator and District and Divisional Manager. Since 1987, Mr. Bohman has been the Company's Vice President of Customer Service and Sales. Mr. Bohman's term as a director expires in 1997.

     Terrance D. McGrath (age 71) has been a director of the Company since 1987. Mr. McGrath retired as co-president of UHS in 1985. Mr. McGrath's term as a director expires in 1997.

     Thomas A. Minner (age 57) has been a director of the Company since 1987. He joined the Company in 1969 as Director of Finance and has been President since 1985 and Chief Executive Officer and Chairman of the Board of Directors since 1987. Mr. Minner's term as a director expires in 1998.

     Paul W. Larsen (age 46) has been a director of the Company since 1987. He joined the Company in 1975 as a Biomedical Engineer and has held various positions with the Company, including Administrative Services Manager and Corporate Planning Director. Since 1987, Mr. Larsen has been the Vice President of Administrative Services, Secretary and Treasurer of the Company. Mr. Larsen's term as a director expires in 1998.

     Karen M. Bohn (age 43) has been a director of the Company since December 1994. Since June 1995 and from January 1988 to May 1994, Ms. Bohn has served as the Chief Administrative Officer of Piper Jaffray Companies Inc. ("PJCI"). From May 1994 to June 1995, Ms. Bohn served as the interim President and Chief Executive Officer of Piper Trust Company ("Piper Trust"), a full service trust company. PJCI, through its subsidiaries (including Piper Trust and Piper Jaffray, Inc.), engages in various aspects of the financial services industry. Ms. Bohn's term as a director expires in 1999.

     Samuel B. Humphries (age 54) has been a director of the Company since 1991. Since 1991, Mr. Humphries has been President, Chief Executive Officer and a director of Optical Sensors, Inc., a startup company developing non-invasive blood gas sensors. Prior to 1991, Mr. Humphries was President and Chief Executive Officer of American Medical Systems, a division of Pfizer Inc. that produces medical implants. Mr. Humphries' term as a director expires in 1999.

Executive Officers of the Registrant

     Certain biographical information furnished by the Company's executive officers is present below.


      Name             Age    Position
      ----             ---    --------

Thomas A. Minner       57     President, Chief Executive Officer and Chairman of the Board

Michael W. Bohman      47     Vice President of Customer Service and Sales

Paul W. Larsen         46     Vice President of Administrative Services, Secretary and Treasurer

David E. Dovenberg     52     Vice President of Finance and Chief Financial Officer

Duane R. Wenell        49     Vice President of Marketing

     Information concerning the background of Messrs. Minner, Bohman and Larsen is contained herein under the caption "Directors of the Registrant."

     Mr. Dovenberg joined the Company in 1988 as Vice President of Finance and Chief Financial Officer. Prior to joining the Company, Mr. Dovenberg had been with The Prudential Insurance Company of America since 1969. From 1979 to 1988, Mr. Dovenberg was a Regional Vice President in the area of corporate investments in private placements for Prudential Capital Corporation. Mr. Dovenberg has been a member of the Board of Directors of Lund International Holdings, Inc. since June 1994.

     Mr. Wenell joined the Company in 1972 and has held various positions with the Company, including Biomedical Instrumentation Representative and Marketing Manager. Since 1987, Mr. Wenell has been Vice President of Marketing and Special Services.

     The Company's executive officers are appointed by the Board of Directors and serve until their successors are elected or appointed.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than ten percent shareholders are also required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied.

                       ITEM 11.  EXECUTIVE COMPENSATION
                       --------------------------------

Report of Compensation Committee on Executive Compensation

     Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and its other executive officers. The disclosure requirements for these individuals (the "executive officers") include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of the report requirement, the Compensation Committee of the Board of Directors (the "Committee"), at the direction of the Board of Directors, has prepared the following report for inclusion in this Form 10-K.

     Overview

     The Committee is responsible for establishing and making certain recommendations to the Board of Directors concerning executive compensation, including annual base salaries, bonuses, stock options, long-term incentives and other benefits. The Committee is composed entirely of independent outside directors of the Company. The Committee annually reviews and evaluates the Company's corporate performance, compensation levels and equity ownership of its executive officers.

     The Company's executive compensation policies and programs have been developed and refined over the past several years. In late 1993, the Committee and the full Board extensively reviewed the Company's existing executive compensation and approved additional compensation programs and plans for the Company's executive officers commencing January 1994. The Committee, with the aid of an independent consulting firm, sought to bring the Company's executive compensation in line with comparable companies and to have an appropriate portion of executive compensation tied to the long-term performance of the Company. Overall, the outcome of the Committee's review was to establish new performance-based incentive compensation and to tie a greater proportion of total compensation to Company performance.

     The executive compensation philosophy of the Company is intended to (1) compensate executive officers in a manner that reinforces the executive officer's commitment to long-term service with the Company and provides compensation comparable to other similarly situated companies, thus allowing the Company to retain talented executives who are critical to the Company's long-term success; and (2) support a pay for performance policy that motivates executive officers to achieve overall corporate goals and awards individual executive officers with compensation based on short- and long-term individual and corporate performance. In particular, the Company's executive compensation program provides for a portion of executive compensation to be fixed, maintains relative equity among executives, offers modest annual cash incentives based on Company performance and certain subjective factors and offers significant cash and equity incentives tied to the Company's long-term performance.

     Executive Compensation Program

     The components of the Company's executive compensation program which are subject to the discretion of the Committee on an individual basis include cash- and equity-based compensation. Specifically, these components consist of (1) base salaries, (2) annual performance-based cash incentives (bonuses), (3) stock options and (4) long-term performance-based cash incentives. The ultimate composition of executive compensation reflects the Company's goals of attracting and retaining highly qualified personnel and supporting a performance-oriented environment that rewards both corporate and personal performance over the long term. Most of the executive officers have been with the Company in excess of ten years, and, together, the executive officers hold a significant portion of the Common Stock. These factors have caused the Committee to focus more on the need to retain its current executive officers, rather than attracting new executives, and to foster continuing loyalty to the Company within the executive officer group.

     Base Salary. Annual base salaries are established as a result of the Committee's analysis of each executive officer's individual performance during the prior year, the overall performance of the Company during the prior year and historical compensation levels within the executive officer group. Generally, the Committee seeks to set base salaries at a level which is above the average for companies of comparable revenues and growth history. At the beginning of 1996, base salaries for the year were set to reflect modest merit increases (4.3%) from the prior year. Subsequently, the executive officers voluntarily agreed to a salary reduction effective August 1, 1996. Mr. Minner, as President, agreed to a 15% reduction in salary and the Vice Presidents agreed to a 10% reduction in salary.

     Bonuses. Beginning in fiscal 1994, the Company's executive officers were eligible for annual cash bonuses under the Company's Annual Incentive Plan (the "AIP"). The AIP provides the opportunity for executives to earn annual cash bonuses based on the achievement of predetermined financial objectives. Targeted bonus amounts are 30% of annual base salary for the Chief Executive Officer and 20% of annual base salary for all other executive officers. All, none or a portion of these targeted bonus amounts may be paid, based upon the achievement of three equally-weighted performance goals and application of a formula which adjusts the targeted bonus amount relative to such achievement. Two of these performance goals are financial goals approved annually by the Committee and the Board of Directors and include a pre-tax income objective and a rental revenue objective. The third performance goal is subjective, permitting the Committee to acknowledge achievement of individual and Company goals that are nonfinancial in nature. If certain threshold levels of the specified financial objectives are not met, none of the applicable portion of the targeted bonus will be paid. In the event the Company fails to have positive net income for any year, no bonuses will be paid under the AIP for that year. In addition, to the extent performance goals are exceeded, targeted bonus amounts may be increased by up to 50%. Thus, under the AIP, the maximum annual bonus opportunity is 45% of annual base salary for the Chief Executive Officer and 30% of annual base salary for all other executive officers.

     In 1996, threshold levels of the specified financial objectives were not achieved, and accordingly no bonuses were awarded based on these two performance goals. Bonuses to the named executive officers under the AIP for 1996, as set forth in the "Summary Compensation Table" below, reflect the Committee's belief that the Company had achieved significant nonfinancial objectives, and such bonuses were equal to one-half of the targeted nonfinancial bonus amount.

     Stock Options. The Company's 1992 Long-Term Incentive and Stock Option Plan (the "Stock Option Plan") is designed to align a portion of executive and other senior employee compensation with the long-term interests of shareholders. The Stock Option Plan permits the granting of several different types of stock-based awards to a broad range of employees. To date, only stock options have been awarded. Generally, the Committee will not grant options to purchase more than 100,000 shares of Common Stock in the aggregate in any one year. The stock options give the holder the right to purchase shares of UHS Common Stock over a ten-year period at the fair market value per share as of the date the option is granted.

     Long-Term Cash Incentives. Beginning in fiscal 1994, each of the Company's executive officers received awards under the Company's Long-Term Incentive Plan (the "LTIP"). Under the LTIP, awards are made to the Company's executive officers on an annual basis. Each award represents a targeted cash amount that may be earned by the executive at the end of a three-year period in the event that specified, cumulative pre-tax income and rental revenue objectives approved by the Board of Directors and the Committee are achieved during such period. The pre-tax income objective and the rental revenue objective are weighted equally in determining whether all, none or a portion of the award will be paid, such that, if the targeted rental revenue objective is achieved over the three year period, but the targeted pre-tax income objective is not, the executive is entitled to be paid one-half of the applicable award amount. Payouts under the LTIP are targeted at 60% of annual base salary for the Chief Executive Officer and 30% of annual base salary for all other executive officers. LTIP award recipients may receive a portion of the targeted payout amount if certain threshold levels of each of the specified objectives are met. If these thresholds are not met, none of the applicable portion of the targeted payout will be made. In addition, to the extent performance goals are exceeded, targeted bonus amounts may be increased. In addition to annual grants in each of 1994, 1995 and 1996, executive officers received a one-time award upon adoption of the LTIP.

Compensation of Chief Executive Officer

     The Company's Chief Executive Officer is compensated generally in accordance with the criteria discussed above relating to the executive compensation program. Compensation for the Chief Executive Officer consists of the following components: (1) base salary, (2) an annual performance-based cash bonus, (3) stock options and (4) long-term performance-based cash incentives. Mr. Minner's base salary is established as a result of the Committee's analysis of the Chief Executive Officer's individual performance during the prior year, the overall performance of the Company during the prior year and historical compensation levels at the chief executive officer level.

     At the beginning of 1996, Mr. Minner's base salary for 1996 reflected a 4.3% merit increase over his 1995 base salary. Subsequently, Mr. Minner agreed to a 15% reduction in salary, effective August 1, 1996. Mr. Minner's 1996 bonus was determined in accordance with the AIP described above. Although the Committee considered many factors, the following indicia of personal performance were particularly important to the Company in determining the amount of Mr. Minner's salary and the discretionary portion of his bonus: (1) the continuing growth of the Company despite increased uncertainty in the health care industry, and (2) the ability of the Company to exceed or meet the level of performance of its competitors.

     Mr. Minner's long-term incentive compensation (stock option grants and LTIP awards) was consistent with the prior year and was intended to provide a significant and appropriate tie between overall compensation and the performance of the Company over the long term. Based on information gathered for the Committee by the independent consulting firm in late 1993, the Committee believes that such long-term incentives are comparable to those provided to chief executives by companies of similar revenue size and growth history.

     Section 162(m)

     The Company, with the approval of shareholders at the 1994 annual meeting, amended the Stock Option Plan in order to comply with the proposed guidelines under Section 162(m) of the Internal Revenue Code of 1986, as amended, relating to the deductibility of compensation paid to executive officers named in the "Summary Compensation Table." As a result of this amendment, the Committee believes that option grants will be considered "qualified performance-based compensation" not subject to the limitation imposed by such Section. The Committee does not believe that annual compensation to any of the named executive officers for purposes of Section 162(m) will exceed $1 million in fiscal 1997 or for the foreseeable future. The Committee will continue to monitor this matter and may propose additional changes to the executive compensation program if warranted.

KAREN M. BOHN and
SAMUEL B. HUMPHRIES,
The Members of the Compensation Committee

Director Compensation

     Members of the Board of Directors who are not employees of the Company receive payments of $14,400 per year and $1,000 per meeting attended for their services, and all directors are reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. In connection with their services on a Special Committee, established by the Board of Directors to carry out the process of exploring alternatives to enhance shareholder value ("Special Committee"), Mr. Humphries, Mr. McGrath and Ms. Bohn, the non-employee directors, received in 1996 through February 1997, $25,000, $15,000 and $15,000, respectively, plus $1000 for each of the nine Special Committee meetings attended. Directors employed by the Company receive no directors' fees.

     In addition, non-employee directors are eligible to participate in the Company's 1992 Directors' Stock Option Plan, as amended (the "Directors' Plan"). Eligible directors are automatically granted an option to purchase 4,000 shares of Common Stock (an "Initial Grant") on the date they first became a director, and such options are exercisable six months following the date of grant. On the date of each annual meeting of shareholders, each eligible director receives an additional option grant of 2,500 shares of Common Stock which first becomes exercisable six months after the date of grant. The exercise price of an option granted under the Directors' Plan is the fair market value (based on the Nasdaq Stock Market closing price) of the Common Stock on the date the option is granted. Options to purchase an aggregate of 37,000 shares have been automatically granted to Mr. Humphries, Mr. McGrath and Ms. Bohn.

Compensation Committee Interlocks and Insider Participation; Certain
Relationships

     Ms. Bohn, a director of UHS and member of the Compensation Committee in 1996, is a Managing Director of Piper Jaffray, Inc. ("Piper Jaffray"), and Chief Administrative Officer of Piper Jaffray Companies, Inc., the parent of Piper Jaffray. Piper Jaffray has provided from time to time financial advisory services for the Company. In November 1996, the Company engaged Piper Jaffray to assist in analyzing its strategic alternatives to enhance shareholder value. In February 1997, Piper Jaffray, pursuant to an engagement letter dated January 3, 1997, provided the Company with a financial opinion as to the fairness, from a financial point of view, to the shareholders of a proposed merger with and into MEDIQ Incorporated, a Delaware corporation. Ms. Bohn has not been and is not expected to be directly involved in the provision of any such services.

Summary Compensation Table

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the four highest paid executive officers of the Company whose salary and bonus earned in 1996 exceeded $100,000.

                                                                  Long-Term
                                Annual Compensation             Compensation
                                -------------------             ------------
                                                           Awards
                                                            Stock     Payouts   All Other
Name and                                                   Options     LTIP      Compen-
Principal Position           Year   Salary    Bonus(1)   (Shares)(2)  Payouts   sation(3)
---------------------------  ----  --------  ----------  -----------  -------  ------------

Thomas A. Minner             1996  $268,248  $14,177      21,480      $72,548     $4,500
 Chairman, Chief             1995   271,476   69,353      22,400        --         4,500
 Executive Officer           1994   260,913   19,759      25,000        --         4,500
 and President

Michael W. Bohman            1996   186,712    6,462      10,740       25,512      4,500
 Vice President of           1995   185,621   31,614      11,200        --         4,500
 Customer Service            1994   178,403   14,953      12,500        --         4,500
 and Sales

Paul W. Larsen               1996   177,499    6,143      10,740       24,250      4,500
 Vice President of           1995   176,445   30,051      11,200        --         4,500
 Administrative Services,    1994   169,583   14,214      12,500        --         4,500
 Secretary and Treasurer

David E. Dovenberg           1996   170,279    5,904      10,740       23,306      4,500
 Vice President of           1995   169,574   28,881      11,200        --         4,500
 Finance and Chief           1994   162,979   13,660      12,500        --         4,500
 Financial Officer

Duane R. Wenell              1996   162,551    5,624      10,740       22,204      4,500
 Vice President of           1995   161,556   27,515      11,200        --         4,500
 Marketing                   1994   155,272   13,014      12,500        --         4,411

(1) The amounts shown in this column represent bonuses earned for the fiscal year indicated. Such bonuses are paid shortly after the end of such fiscal year.

(2) The stock options shown in this column were all granted pursuant to the Stock Option Plan. For a discussion of the material terms of option grants under the Stock Option Plan see footnote 1 to the table below entitled "Option Grants During the Year Ended December 31, 1996." Although the Stock Option Plan permits grants of certain performance awards, including restricted stock and freestanding stock appreciation rights, no grants of those incentives have been made.

(3) The amounts shown in this column represent contributions by the Company for the named executive officers to the UHS Employees' Thrift and Savings Plan for the fiscal year indicated.

Employment Contracts and Change in Control Arrangements

     None of the Company's executive officers currently has a written employment agreement.

     Effective January 1994, the Company adopted the Top Management Change-in-Control Severance Plan (the "Severance Plan"). The Severance Plan is designed to encourage continuity of management in the event of a change of control of the Company. Under the Severance Plan, each of the Company's executive officers is eligible to receive a severance payment up to three times his base salary in the event of a change of control of the Company and termination of such officer within three years of such change in control for reasons other than death, total disability or "just cause" and voluntary termination without "good reason" (all as defined in the Severance Plan). The Severance Plan defines a "change of control" to occur upon (1) an acquisition by any person of 20% or more of the Company's combined voting power, if the Board of Directors declares such acquisition to be a "change in control", (2) an acquisition by any person of 40% or more of the Company's combined voting power, (3) a majority of directors are persons other than persons nominated or appointed by the Board of Directors, (4) a sale of more than 50% of the assets of the Company or the Merger of the Company into another company or (5) a vote of a majority of the directors that a change of control will occur and such a change in control does occur within six months thereafter.

     The Company has certain other compensatory arrangements with its executive officers which will result from a change in control of the Company. To the extent not already exercisable, options granted to the named executive officers under the Stock Option Plan generally become exercisable in the event of a merger in which the Company is not the surviving corporation, a transfer of all of the Company's stock, a sale of substantially all of the Company's assets or a dissolution or liquidation of the Company, unless the successor corporation assumes the outstanding options or substitutes substantially equivalent options. In addition, under the supplemental pension plan discussed below, the named executive officers are entitled to receive a lump sum payment equal to the present value of all benefits accrued under such plan upon any qualifying termination of such executive officer's employment (as defined under the Severance Plan) within thirty-six months of a change of control (as defined under the Severance Plan). In the event of such a change in control, named executive officers are also entitled to payment of a pro rata portion of all awards granted under the LTIP based on achievement of performance objectives during that portion of the performance period elapsed prior to the change in control.

Stock Options

     The following tables summarize option grants during the year ended December 31, 1996 to the Chief Executive Officer and the executive officers named in the "Summary Compensation Table" above, and the values of the options held by such persons at December 31, 1996. No options held by named executive officers were exercised during 1996.

                                Option Grants During Year Ended December 31, 1996
                      ----------------------------------------------------------------------
                                                                               Potential
                                     % of                                  Realizable Value
                                     Total                                 at Annual Rates
                                    Options                                 of Stock Price
                                  Granted to    Exercise                   Appreciation for
                                   Employees    or Base                    Option Term (3)
                       Options     in Fiscal     Price       Expiration  -------------------
           Name       Granted(1)  Year 1996    ($/Sh)(2)        Date        5%         10%
--------------------  ----------  ----------   --------      ----------  --------   --------
Thomas A. Minner       21,480        20.72%       $9.37        01/19/06  $126,516   $320,697
Michael W. Bohman      10,740        10.36         9.37        01/19/06    63,258    160,348
Paul W. Larsen         10,740        10.36         9.37        01/19/06    63,258    160,348
David E. Dovenberg     10,740        10.36         9.37        01/19/06    63,258    160,348
Duane R. Wenell        10,740        10.36         9.37        01/19/06    63,258    160,348

(footnotes continued on following page)

(1) Each option represents the right to purchase one share of Common Stock. The stock option grants shown in this column were all made on January 19, 1996 pursuant to the Stock Option Plan, and will become exercisable with respect to one-third of the shares subject to the option on July 19, 1997, 1998 and 1999.

(2) The exercise price is equal to the market price on the date of grant with respect to each option. The exercise price may be paid in cash, in shares of Common Stock with a market value as of the date of exercise equal to the option price or a combination of cash and shares of Common Stock.

(3) The compounding assumes a ten-year exercise period for all option grants. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, or stock option exercises are dependent on the future performance of the underlying Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved. If the price of the Common Stock at the date of grant ($9.37) were to appreciate at 5% and 10%, respectively, compounded annually for ten years (the term of the option), then the Common Stock would have a closing price on January 19, 2006 of approximately $15.26 and $24.30 per share, respectively (assuming no change in the number of outstanding shares of UHS Common Stock).

                          Aggregated Option Exercises During Year Ended December 31, 1996
                                     and Value of Options at December 31, 1996
                          ---------------------------------------------------------------
                                            Number of Unexercised        Value of Unexercised
                       Shares                    Options at              In-the-Money Options
                      Acquired                December 31, 1996          December 31, 1996(1)
                         on      Value    --------------------------  --------------------------
       Name           Exercise  Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
------------------    --------  --------  -----------  -------------  -----------  -------------
Thomas A. Minner          0        --        43,632         44,748     $160,053       $132,157
Michael W. Bohman         0        --        27,066         22,374       90,464         66,079
Paul W. Larsen            0        --        27,066         22,374       90,464         66,079
David E. Dovenberg        0        --        27,066         22,374       90,464         66,079
Duane R. Wenell           0        --        27,066         22,374       90,464         66,079
------------------------------------------------------------------------------------------------

(1) Based on the closing price of the Company's Common Stock on December 31, 1996 ($10.75).

Long Term Incentive Plan

      The following table reflects awards made under the Company's Long-Term Incentive Plan (the "LTIP") described above during the fiscal year ended December 31, 1996 to the Chief Executive Officer and the executive officers named in the Summary Compensation Table above. Any payments earned and made under the LTIP will be reported in the Summary Compensation Table in the year paid. The amounts shown in the table are for illustration purposes only and should not be construed as payouts for the executives listed. Performance thresholds must be achieved before any payments are made under the LTIP.

                           Long-Term Incentive Plans--Awards During Year Ended December 31, 1996
                           ---------------------------------------------------------------------
                                                                   Estimated Future Payouts Under
                                         Performance or            Non-Stock Price-Based Plans(3)
                       Number of       Other Period Until     ----------------------------------------
       Name             Units(1)    Maturation or Payout (2)     Threshold        Target      Maximum
------------------    ------------  ------------------------  ---------------  -------------  --------
Thomas A. Minner        170,137        December 31, 1998          $59,548        $170,137     $280,726

Michael W. Bohman        58,166        December 31, 1998           20,358          58,166       95,974

Paul W. Larsen           55,291        December 31, 1998           19,352          55,291       91,230

David E. Dovenberg       53,138        December 31, 1998           18,598          53,138       87,678

Duane R. Wenell          50,625        December 31, 1998           17,719          50,625       83,531

(1) Each unit represents one dollar of a targeted cash payment to be made upon achievement of certain cumulative performance goals over a three-year period. Performance goals are based on target levels of pre-tax income and rental revenues, and the payouts are adjusted pursuant to a formula which adjusts for performance against the target goals.

(2) Each performance period is a three-year period ending on the date indicated. Payouts, if any, will be made shortly after receipt of audited financial statements for the applicable period, provided that a pro rata portion of such payouts may be made earlier upon a "change in control" as described above under "Employment Contracts and Change in Control Arrangements."

(3) Unless a threshold level of either or both of the cumulative performance goals are achieved, there will be no payouts at the end of the performance period.

Retirement Plan

      The following table sets forth various estimated maximum annual pension benefits under a combination of the Company's qualified non-contributory defined benefit pension plan and non-qualified supplemental pension plan, maintained for certain highly compensated employees (together the "Pension Plans"), on a straight life annuity basis, based upon Social Security benefits now available, assuming retirement at age 65 at various levels of compensation and specified remuneration and years of credited service. Amounts shown are subject to Social Security offset.

     Compensation                        Years of Credited Service
     ------------                        -------------------------
                                 5            10           20            30
                              -------       -------      -------      --------
       $100,000.............  $ 6,500       $13,000      $26,000      $ 32,500
        125,000.............    8,500        17,000       34,000        42,500
        150,000.............   10,500        21,000       42,000        52,500
        200,000.............   14,500        29,000       58,000        72,500
        300,000.............   22,500        45,000       90,000       112,500

      A participant's remuneration covered by the Pension Plans is his or her average salary (as reported in the Summary Compensation Table) for the five consecutive plan years in which the employee received his or her highest average compensation. The table does not reflect certain limitations on annual benefits payable imposed by the Internal Revenue Code, because the Company's non-qualified supplemental pension plan provides for the payment of additional benefits so that retiring employees may receive, in the aggregate, the benefits they would have been entitled to receive had such limitations not been imposed. As of December 31, 1996, Messrs. Minner, Bohman, Larsen, Dovenberg and Wenell had 27.0, 23.5, 21.3, 8.7 and 25.0 years of credited service, respectively, under the Pension Plans.

Comparative Stock Performance

     The graph below compares the cumulative total shareholder return on UHS Common Stock with the cumulative total return of the Nasdaq Stock Market Index (U.S. companies only) and the Nasdaq Health Services Stocks Index over the same period for the period from June 9, 1992 (the date of the initial public offering of UHS Common Stock) to December 31, 1996 (assuming the investment in UHS Common Stock and each index was $100 on June 9, 1992, and that dividends, if any, were reinvested).

         Comparison of Cumulative Total Return Since June 9, 1992 among Universal Hospital Services, Inc., Nasdaq Market Index (US) and Peer Group Index
--------------------------------------------------------------------------------

                                  UNIVERSAL
Measurement Period                 HOSPITAL                NASDAQ
(Fiscal Year Covered)           SERVICES, INC.          MARKET INDEX            PEER GROUP
--------------------            --------------          ------------            ----------
Measurement Pt-
6/9/92                             $100.00                $100.00                $100.00
FYE 12/31/92                       $109.375               $118.814               $117.897
FYE 12/31/93                       $ 71.875               $138.390               $136.025
FYE 12/31/94                       $ 78.125               $133.319               $145.944
FYE 12/31/95                       $121.875               $188.538               $185.380
FYE 12/31/96                       $134.375               $231.918               $185.830

               ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
               --------------------------------------------------
                             OWNERS AND MANAGEMENT
                             ---------------------

      The following table sets forth as of February 15, 1997, information about the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the Common Stock of the Company, by each director, nominee for election as director and each executive officer, and by all executive officers and directors as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                                          Amount and
                                           Nature of
                                           Beneficial
Name and Address of Beneficial Owner    Ownership(1)(2)   Percent
------------------------------------    ---------------   -------

Thomas A. Minner(3)                        339,183 (4)      6.3%

Michael W. Bohman(3)                       253,901          4.7

Paul W. Larsen(3)                          198,289          3.7

David E. Dovenberg(3)                      198,792 (5)      3.7

Duane R. Wenell(3)                         192,364 (6)      3.6

Karen M. Bohn(3)                             9,300            *

Samuel B. Humphries(3)                      14,000            *

Terrance D. McGrath(3)                      89,268          1.7

Peter H. Kamin                             425,600 (7)      7.9
Peak Investment Limited Partnership
  One Financial Center
  Suite 1600
  Boston, Massachusetts 02111
Private Capital Management, Inc.           410,800 (8)      7.6
  3003 Tamiami Trail North
  Naples, Florida 33940
Dimensional Fund Advisors                  327,300 (9)      6.1
  1299 Ocean Avenue
  11th Floor
  Santa Monica, California 90401
Wynnefield Partner Small Cap               268,700 (10)     5.0
 Value, L.P.
  Channel Partnership II
  One Penn Plaza, Suite 4720
  New York, New York 10119

All directors and executive              1,216,894         21.9
  officers as a group (8 persons)

------------------------
*   Less than 1%

(footnotes continued on following page)

(1) Beneficial ownership is determined in accordance with rules of the SEC and includes generally voting power and/or investment power with respect to securities. Shares of UHS Common Stock subject to options currently exercisable or exercisable within 60 days of February 15, 1997 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of UHS Common Stock shown as beneficially owned by them.

(2) Includes the following number of shares which could be acquired within 60 days of February 15, 1997 through exercise of stock options: Mr. Minner, 43,632 shares; Mr. Bohman, 27,066 shares; Mr. Larsen, 27,066 shares; Mr. Dovenberg, 27,066 shares; Mr. Wenell, 27,066 shares; Ms. Bohn, 9,000 shares; Mr. Humphries, 14,000 shares; Mr. McGrath, 14,000 shares; and all executive officers and directors as a group, 188,896 shares.

(3) The address for these individuals is 1250 Northland Plaza, 3800 West 80th Street, Bloomington, Minnesota 55431-4442.

(4)  Includes 100,000 shares held by Mr. Minner's wife.

(5)  Includes 63,432 shares held by Mr. Dovenberg's wife.

(6) Includes 85,298 shares held in trust as to which Mr. Wenell has sole voting and investment power and 80,000 shares held in trust as to which Mr. Wenell's spouse has sole voting and investment power.

(7) Based on a Schedule 13D Report dated as of November 22, 1996 filed jointly by Peter H. Kamin and Peak Investment Limited Partnership ("Peak"). Mr. Kamin has sole voting power over 43,500 shares and share voting power over 382,100 shares, 256,600 over which he shares voting power with Peak. Mr. Kamin is a director, officer and shareholder and the controlling person of Peak Management, Inc., the sole general partner of Peak.

(8) In its Schedule 13D Report dated as of October 30, 1996, Private Capital Management, Inc. ("PCM") has indicated that (a) PCM is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940; (b) PCM shares dispositive power as to 410,800 of the shares listed above with Bruce S. Sherman, also an investment adviser registered under
     Section 203 of the Investment Advisers Act of 1940; (c) PCM has voting power with respect to none of the shares listed above; (d) the shares listed above include 22,000 shares held by Michael J. Seaman; and (e) Mr. Seaman is an employee of PCM and affiliates thereof and (i) does not exercise sole or shared dispositive or voting powers with respect to the shares held by PCM and (ii) disclaims beneficial ownership of shares held by each other, Mr. Sherman or PCM.

(9) In its Schedule 13G Report dated as of February 5, 1997, Dimensional Fund Advisors ("DFA") has indicated that (a) DFA is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940; (b) DFA has sole voting power with respect to 219,700 of the shares; and (c) DFA has sole dispositive power as to all of the shares.

(10) Based on a Schedule 13D Report dated as of December 16, 1996 filed jointly by Wynnefield Partners Small Cap Value, L.P. ("Wynnefield") and Channel Partnership II ("Channel"). Includes 263,000 shares owned by Wynnefield and 5,700 shares owed by Channel.

Change in Control

     On February 10, 1997, the Company and MEDIQ Incorporated entered into a definitive agreement for MEDIQ to acquire the Company for $17.50 per UHS share ("MEDIQ Merger"). The transaction is structured as a cash merger that is expected to close in late March or early April, and is subject to approval by a majority of the Company's shareholders and Hart-Scott-Rodino clearance.

            ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
            -------------------------------------------------------

Certain Relationships and Related Transactions

      Ms. Bohn, a director of UHS and member of the Compensation Committee in 1996, is a Managing Director of Piper Jaffray, Inc. ("Piper Jaffray"), and Chief Administrative Officer of Piper Jaffray Companies, Inc., the parent of Piper Jaffray. Piper Jaffray has provided from time to time financial advisory services for the Company. In November 1996, the Company engaged Piper Jaffray to assist in analyzing its strategic alternatives to enhance shareholder value. In February 1997, Piper Jaffray, pursuant to an engagement letter dated January 3, 1997, provided the Company with a financial opinion as to the fairness, from a financial point of view, to the shareholders of the proposed MEDIQ merger (the "Piper Jaffray Opinion"). Ms. Bohn has not been and is not expected to be directly involved in the provision of any such services.

      For acting as financial advisor, UHS has agreed to pay Piper Jaffray (i) a fee of $125,000 due under the initial engagement letter dated November 7, 1996;
(ii) $275,000 in cash upon Piper Jaffray rendering the Piper Jaffray Opinion;
(iii) $25,000 in cash upon Piper Jaffray rendering an update to the Piper Jaffray Opinion at the time of mailing of a proxy statement relating to the merger to the UHS shareholders; and (iv) in the event a sale or merger of UHS, including the proposed merger with MEDIQ, is consummated pursuant to an agreement or commitment which is entered into before January 3, 2000, a success fee payable in cash equal to 1.8% of the consideration paid in such transaction for the equity of UHS, including options, less the fees paid under (i), (ii) and
(iii) above. To date, Piper Jaffray has been paid an aggregate of $400,000 of fees pursuant to the engagement letter. Whether or not the proposed merger with MEDIQ is consummated, UHS has also agreed to reimburse Piper Jaffray for its reasonable out-of-pocket expenses and to indemnify it against certain liabilities relating to or arising out of services performed by Piper Jaffray as financial advisor to UHS.

                                    PART IV
                                    -------

   ITEM 14.  EXHIBITS, FINANCIAL STATEMENTS, SCHEDULE AND REPORTS ON FORM 8-K
   --------------------------------------------------------------------------


(a)  The following documents are filed as part of this Report:

     1. Consolidated Financial Statements
        ---------------------------------

        Report of Independent Accountants

        Balance Sheets as of December 31, 1996 and 1995

        Statements of Income for the years ended December 31, 1996, 1995, and
        1994

        Statements of Shareholders' Equity for the years ended
        December 31, 1996, 1995, and 1994

        Statements of Cash Flows for the years ended December 31, 1996, 1995, and 1994

        Notes to Financial Statements


     2. Consolidated Financial Statement Schedule required to be filed by Item 8
        ------------------------------------------------------------------------
        and Paragraph (d) of this Item 14.
        ----------------------------------

        Schedule II - Valuation and Qualifying Accounts and Reserves

        All other supplemental financial schedules are omitted as not applicable or not required under the rules of Regulation S-X or the information is presented in the financial statements or notes thereto.

    3. Exhibits
       --------

     Exhibit
     -------
      No.       Description                                    Method of Filing
      ---       -----------                                    ----------------

     3.1        Restated Articles of Incorporation                    (1)
                of the Company

     3.2        Bylaws of the Company                                 (1)

     4.1        Form of Certificate for Common Stock                  (1)

     4.3        Note Purchase Agreement dated as of
                November 24, 1992 between the Company and
                Northwestern National Life Insurance Company,
                Northern Life Insurance Company and The North
                Atlantic Life Insurance Company of America
                (including form of the Company's 7.47% Senior
                Note Due 2002)                                        (2)

     4.3(a)    Amendment dated December 15, 1993 to Note
               Purchase Agreement dated as of
               November 24, 1992 between the Company and
               Northwestern National Life Insurance Company,
               Northern Life Insurance Company and The
               North Atlantic Life Insurance Company of
               America (including form of the Company's
               7.47% Senior Note Due 2002)                               (4)

     4.3(b)    Amendment dated February 15, 1995 to Note
               Purchase Agreement dated as of November 24, 1992
               between the Company and Northwestern National Life
               Insurance Company, Northern Life Insurance Company
               and the North Atlantic Life Insurance Company of
               America (including form of the Company's 7.47%
               Senior Note Due 2002)                                     (5)

     4.4       Note Purchase Agreement dated as of March 1, 1995
               between the Company and Northern Life Insurance
               Company (including form of the Company's 9.6%
               Senior Note Due 2004)                                     (5)

     4.5       Amendment dated June 30, 1996 to Note Purchase
               Agreement dated as of November 24, 1992 between
               the Company and Northwestern National Life Insurance
               Company of America (including form of the Company's
               7.47% Senior Note Due 2002) and to Note Purchase
               Agreement dated as of March 1, 1995 between the
               Company and Northern Life Insurance Company (including
               form of the Company's 9.6% Senior Note Due 2004)          (7)

     4.5(a)    Amendment dated February 21, 1997 to Note Purchase
               Agreement dated as of November 24, 1992 between the Company and Northern Life Insurance Company, ReliaStar
               Life Insurance Company (formerly Northwestern National Life Insurance Company) and ReliaStar Bankers Security Life
               Insurance Company, successor by merger to the North Atlantic
               Life Insurance Company of America (including form of the Company's 7.47% Senior Note Due 2002) and to Note
               Purchase Agreement dated as of March 1, 1995 between the Company and Northern Life Insurance Company
               (including form of the Company's 9.6% Senior Note Due
               2007)                                              Filed herewith

     4.6       Note Purchase and Private Shelf Agreement dated
               July 24, 1996 between the Company and The Prudential Insurance Company of America (including form of the
               Company's 8.1% Series A Senior Note Due 2007)            (7)

     4.7 Amendment dated September 19, 1996 to Note Purchase and Private Shelf Agreement dated July 24, 1996 between the Company and the Prudential Insurance Company of America, (including form of the Company's 8.29% Series B Senior
               Note due 2009)                                           (8)

    4.7(a)   Amendment dated February 20, 1997 to Note Purchase
             and Private Shelf Agreement dated July 24, 1996 between
             the Company and The Prudential Insurance Company
             of America, (including form of the Company's 8.10% Series
             A Senior Note due 2007 and the Company's 8.29% Series
             B Senior Note due 2009)                              Filed herewith

    4.8 Rights Agreement dated as of November 8, 1996 between the Company and Norwest Bank Minnesota, National Association,
             as Rights Agent                                            (9)

   10.1      Universal Hospital Services, Inc.
             1992 Employee Stock Purchase Plan, as amended              (5)

   10.2*     Universal Hospital Services, Inc.
             1992 Long-Term Incentive and Stock Option Plan
             (including form of Incentive Stock Option Agreement),
             as amended                                                 (5)

   10.3*     Universal Hospital Services, Inc. 1992 Directors'
             Stock Option Plan, as amended                              (5)

   10.4      Amended and Restated Credit Agreement, with
             Amended and Restated Promissory Note, dated
             June 30, 1996 between the Company and First
             Bank National Association                                  (7)

   10.4(a)   Amendment dated February 28, 1997 to
             Amended and Restated Credit Agreement, with
             Amended and Restated Promissory Note, dated
             June 30, 1996 between the Company and First
             Bank National Association                            Filed herewith

   10.5      Form of Restrictive Agreement, dated
             June 23, 1987, between the Company
             and certain shareholders of the Company                    (1)

   10.6      Lease, dated June 12, 1992, between
             the Company and Hartford Underwriters
             Insurance Company                                          (3)

   10.7      Intercreditor Agreement, dated July 24, 1996 by
             and among Northwestern National Life Insurance
             Company, Northern Life Insurance Company, The
             North Atlantic Life Insurance Company, The
             Prudential Insurance Company of America and
             First Bank National Association                            (7)

   10.8      Universal Hospital Services, Inc.
             Top Management Change-In-Control
             Severance Plan, as amended                                 (6)

   10.8(a)   Amendment to Universal Hospital Services, Inc.
             Top Management Change-In-Control Severance Plan            (8)

   10.9      Universal Hospital Services, Inc.
             Long-Term Incentive Plan, as amended                       (6)

   10.10     Universal Hospital Services, Inc.
             Supplemental Pension Plan, as amended                      (6)

     11      Schedule of Computation of Per Share Earnings  Filed herewith

     23.1    Consent of Coopers & Lybrand L.L.P.            Filed herewith

     27      Financial Data Schedule                        Filed herewith

---------

     * Management compensatory plan filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K

     (1) Incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-47220) (the "Registration Statement").

     (2) Incorporated by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 1992.

     (3) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1992.

     (4) Incorporated by reference to the Company's Annual Report of Form 10-K for the period ended December 31, 1993.

     (5) Incorporated by reference to the Company's Annual Report of Form 10-K for the period ended December 31, 1994.

     (6) Incorporated by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 1995.

     (7) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1996.

     (8) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1996.

     (9) Incorporated by reference to the Company's Current Report on Form 8-K, dated November 8, 1996.

(b)  Reports on Form 8-K

     Form 8-K, dated November 8, 1996, reporting the adoption of a Rights Agreement dated as of November 8, 1996 between the Company and Norwest Bank Minnesota, National Association, as Rights Agent.

     Form 8-K, dated December 12, 1996, reporting the announcement of the formation of a Special Committee to investigate alternative methods of enhancing shareholder value.

     Form 8-K, dated December 19, 1996, reporting the announcement of receipt of four preliminary intentions to acquire the Company.


(c) See Exhibits listed in Item 14 hereof and the Exhibits attached as a separate section of this report.

(d) The Index to Financial Statements and Supplemental Schedules are included following the signatures beginning at page 43 of this Report.

                                  SIGNATURES
                                  ----------

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on March 12, 1997.

                                         UNIVERSAL HOSPITAL SERVICES, INC.


                                         By     /s/ Thomas A. Minner
                                           -------------------------
                                                  Thomas A. Minner
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed by the following persons on behalf of the registrant and in the capacities indicated on March 10, 1997.


  /s/ Thomas A. Minner                   President, Chief Executive
  ----------------------------             Officer and Chairman of the
  Thomas A. Minner                         Board of Directors
                                           (Principal Executive Officer)


  /s/ David E. Dovenberg                 Vice President of Finance and
  ----------------------------             Chief Financial Officer
  David E. Dovenberg                       (Principal Financial and
                                           Accounting Officer)


  /s/ Michael W. Bohman                  Vice President of Customer Service and
  ----------------------------             Sales and Director
  Michael W. Bohman


  /s/ Paul W. Larsen                     Vice President of Administrative
  ----------------------------             Services, Secretary and Treasurer and
  Paul W. Larsen                           Director


  /s/ Samuel B. Humphries                Director
  ---------------------------
  Samuel B. Humphries


  /s/ Terrance D. McGrath                Director
  ----------------------------
  Terrance D. McGrath


  /s/ Karen M. Bohn                      Director
  ----------------------------
  Karen M. Bohn

                       UNIVERSAL HOSPITAL SERVICES, INC.
                       ---------------------------------



                         INDEX TO FINANCIAL STATEMENTS
                           AND SUPPLEMENTAL SCHEDULES

                                                                  PAGE REFERENCE
                                                                    IN REPORT
                                                                   ON FORM 10-K
                                                                  -------------

Report of Independent Accountants                                        44

Consolidated Financial Statements:

     Balance Sheets as of December 31, 1996 and 1995                     45

     Statements of Income for the years ended
     December 31, 1996, 1995 and 1994                                    46

     Statements of Shareholders' Equity for the years ended
     December 31, 1996, 1995 and 1994                                    47

     Statements of Cash Flows for the years ended
     December 31, 1996, 1995 and 1994                                    48

     Notes to Consolidated Financial Statements                          49

Supplemental Schedules:

     Report of Independent Accountants on Financial Statement Schedule   62

     Schedule II - Valuation and Qualifying Accounts and Reserves        63


Report of Independent Accountants



To the Board of Directors and Shareholders of Universal Hospital Services, Inc. and Subsidiary:

We have audited the accompanying consolidated balance sheets of Universal Hospital Services, Inc. and Subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Universal Hospital Services, Inc. and Subsidiary as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                                 COOPERS & LYBRAND L.L.P.



Minneapolis, Minnesota
February 19, 1997, except as to
information presented in the last
paragraph of Note 8 for which the
date is February 28, 1997.

Universal Hospital Services, Inc. and Subsidiary
Consolidated Balance Sheets
December 31, 1996 and 1995

                             ASSETS                      1996          1995
Current assets:
  Cash and cash equivalents                           $   197,422
  Accounts receivable, less allowance for doubtful
    accounts of $418,000 in 1996 and $410,000 in
    1995                                               12,123,972   $10,588,579
  Inventories                                           1,256,388     2,848,559
  Other                                                 1,562,303       424,634
  Deferred income taxes                                   708,000       520,000
                                                      -----------   -----------

    Total current assets                               15,848,085    14,381,772

Property and equipment:
  Rental equipment, at cost less accumulated
    depreciation                                       44,546,290    40,847,236
  Property and office equipment, at cost less
    accumulated depreciation                            3,497,589     3,409,694
                                                      -----------   -----------

     Total property and equipment, net                 48,043,879    44,256,930

Intangible assets:
  Goodwill, less accumulated amortization              15,057,516     8,186,639
  Other                                                   757,396        24,131
                                                      -----------   -----------

      Total assets                                    $79,706,876   $66,849,472
                                                      ===========   ===========

             LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt                   $ 1,957,743   $ 2,800,000
  Accounts payable                                      3,044,392     5,160,357
  Accrued compensation and pension                      1,990,640     2,428,471
  Accrued expenses                                      1,184,573       609,983
  Book overdrafts                                         858,364     1,124,577
                                                      -----------   -----------

    Total current liabilities                           9,035,712    12,123,388

Deferred compensation and pension                       1,772,692     1,426,876
Deferred income taxes                                   4,578,000     3,800,000
Long-term debt                                         35,192,589    20,787,667

Commitments and contingencies

Shareholders' equity:
  Preferred Stock, $.01 par value; 5,000,000 shares
    authorized, no shares issued and outstanding
  Common Stock, $.01 par value; 10,000,000 shares
    authorized, 5,371,921 and 5,445,270 shares issued
    and outstanding at December 31, 1996 and 1995,
    respectively                                           53,719        54,453
  Additional paid-in capital                           14,870,153    15,385,450
  Retained earnings                                    14,204,011    13,271,638
                                                      -----------   -----------

    Total shareholders' equity                         29,127,883    28,711,541
                                                      -----------   -----------

    Total liabilities and shareholders' equity        $79,706,876   $66,849,472
                                                      ===========   ===========

                 The accompanying notes are an integral part
                   of the consolidated financial statements.

Universal Hospital Services, Inc. and Subsidiary
Consolidated Statements of Income
for the years ended December 31, 1996, 1995 and 1994

                                                                   1996           1995          1994
Revenues:
  Equipment rentals                                             $50,742,774    $45,869,789    $38,980,411
  Sales of supplies and equipment                                 5,555,173      6,585,373      7,825,686
  Other                                                             642,653        580,632        483,329
                                                                -----------    -----------    -----------
    Total revenues                                               56,940,600     53,035,794     47,289,426
                                                                -----------    -----------    -----------
Cost and expenses:
  Cost of equipment rentals                                      13,331,864     11,841,142     10,017,671
  Rental equipment depreciation                                  12,602,442     10,799,372      9,527,243
  Cost of supplies and equipment sales                            4,422,441      5,352,163      6,419,012
  Disposal of DPAP inventories                                    2,213,045
  Selling, general and administrative                            20,001,105     18,559,504     16,561,038
  Interest                                                        2,518,330      1,784,141      1,268,519
                                                                -----------    -----------    -----------

    Total costs and expenses                                     55,089,227     48,336,322     43,793,483
                                                                -----------    -----------    -----------
Income before provision for income taxes                          1,851,373      4,699,472      3,495,943

Provision for income taxes:
  Current                                                           329,000      1,454,000      1,467,000
  Deferred                                                          590,000        495,000         32,000
                                                                -----------    -----------    -----------
                                                                    919,000      1,949,000      1,499,000
                                                                -----------    -----------    -----------
    Net income                                                  $   932,373    $ 2,750,472    $ 1,996,943
                                                                ===========    ===========    ===========
Earnings per common share                                              $.17           $.50           $.37
                                                                ===========    ===========    ===========
Weighted average common shares outstanding                        5,494,510      5,502,258      5,449,116
                                                                ===========    ===========    ===========

        The accompanying notes are an integral part of the consolidated financial statements.

Universal Hospital Services, Inc. and Subsidiary
Consolidated Statements of Shareholders' Equity for the years ended December 31, 1996, 1995 and 1994

                                                                                           Additional                      Total
                                                                       Common Stock          Paid-In        Retained   Shareholders'
                                                                     ------------------      Capital        Earnings       Equity
                                                                      Common     Class B
Balance, December 31, 1993                                           $37,504    $16,684    $15,304,299   $ 8,524,223    $23,882,710

Sale of 37,901 shares of common stock to employees under
  stock purchase plan                                                    379                   187,956                      188,335

Repurchase of 5,000 shares of common stock
  under stock repurchase plan                                            (50)                  (32,450)                     (32,500)

Net income                                                                                                 1,996,943      1,996,943
                                                                     -------    -------    -----------   -----------    -----------

Balance, December 31, 1994                                            37,833     16,684     15,459,805    10,521,166     26,035,488

Sale of 33,311 shares of common stock to employees under
  stock purchase plan                                                    333                   197,848                      198,181

Repurchase of 40,000 shares of common stock under                       (400)                 (274,600)                    (275,000)
stock repurchase plan

Conversion of 1,668,353 shares of Class B common stock to
  1,668,353 shares of common stock                                    16,684    (16,684)

Issuance of stock pursuant to exercise of stock options,
  300 shares                                                               3                     2,397                        2,400

Net income                                                                                                 2,750,472      2,750,472
                                                                     -------    -------    -----------   -----------    -----------

Balance, December 31, 1995                                            54,453       -        15,385,450    13,271,638     28,711,541

Sale of 24,668 shares of common stock to employees under
  stock purchase plan                                                    247                   178,103                      178,350

Repurchase of 103,000 shares of common stock under
  stock repurchase plan                                               (1,030)                 (726,345)                    (727,375)

Issuance of stock pursuant to exercise of stock options,
  4,983 shares                                                            49                    32,945                       32,994

Net income                                                                                                   932,373        932,373

                                                                     -------    -------    -----------   -----------    -----------
Balance, December 31, 1996                                           $53,719    $  -       $14,870,153   $14,204,011    $29,127,883
                                                                     =======    =======    ===========   ===========    ===========
                      The accompanying notes are an integral part of the consolidated financial statements.

Universal Hospital Services, Inc. and Subsidiary
Consolidated Statements of Cash Flows
for the years ended December 31, 1996, 1995 and 1994


                                                              1996           1995          1994
Cash flows from operating activities:
    Net income                                          $    932,373    $  2,750,472    $  1,996,943
    Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization                      13,896,586      11,763,390      10,395,841
       Provision for doubtful accounts                       317,805         297,123          40,685
       Gain on sales of equipment                           (229,548)       (291,644)       (230,053)
       Disposal of DPAP inventories                        2,213,045
       Deferred income taxes                                 590,000         495,000          32,000
       Changes in operating assets and liabilities,
        net of impact of acquisition:
          Accounts receivable                               (663,645)     (2,136,984)     (1,049,999)
          Inventories and other operating assets          (1,438,516)     (1,569,796)         19,198
          Accounts payable and accrued expenses             (961,120)      1,763,219         344,957
                                                        ------------    ------------    ------------
       Net cash provided by operating activities          14,656,980      13,070,780      11,549,572
                                                        ------------    ------------    ------------

Cash flows from investing activities:
    Rental equipment purchases                           (14,466,057)    (19,244,437)    (15,167,893)
    Property and office equipment purchases                 (744,110)       (666,526)       (753,520)
    Proceeds from sale of equipment                          716,110         529,973         387,550
    Acquisition of BERS, net of cash acquired            (12,074,854)
    Other                                                   (290,216)       (343,654)
                                                        ------------    ------------    ------------
       Net cash used in investing activities             (26,859,127)    (19,724,644)    (15,533,863)
                                                        ------------    ------------    ------------
Cash flows from financing activities:
   Proceeds from issuance of common stock                    211,344         200,581         188,335
   Repurchase of common stock                               (727,375)       (275,000)        (32,500)
   Proceeds under loan agreements                         52,158,000      35,055,000      20,345,000
   Payments under loan agreements                        (38,976,187)    (28,602,333)    (16,860,000)
   (Decrease) increase in book overdraft                    (266,213)        275,616         343,456
                                                        ------------    ------------    ------------
       Net cash provided by financing activities          12,399,569       6,653,864       3,984,291
                                                        ------------    ------------    ------------
Net change in cash and cash equivalents                      197,422          -               -

Cash and cash equivalents at beginning of period              -               -               -
                                                        ------------    ------------    ------------
Cash and cash equivalents at end of period              $    197,422    $     -         $     -
                                                        ============    ============    ============

Supplemental cash flow information:
   Interest paid                                        $  2,329,000    $  1,766,000    $  1,278,000
                                                        ============    ============    ============

   Income taxes paid                                    $  1,388,000    $  1,347,000    $  1,550,000
                                                        ============    ============    ============
   Rental equipment purchases included in accounts
       payable                                          $  1,438,837    $  3,217,757    $  1,218,954
                                                        ============    ============    ============

The accompanying notes are an integral part of the consolidated financial statements.

Universal Hospital Services, Inc. and Subsidiary
Notes to Consolidated Financial Statements

1.   Description of Business:

     Universal Hospital Services, Inc. (the Company or UHS) is a leading provider of movable medical equipment, service programs and products to healthcare providers in both the acute and alternate care markets. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Biomedical Equipment Rental and Sales Incorporated (BERS) since August 1996 (see Note 4). Through a national network of UHS district offices, providers have access to the Company's pool of medical devices through the unique Pay-Per-Use/TM/ equipment management program. This program charges customers only when equipment is in use on a patient, and is supported by a full range of services including delivery, training, technical and educational support, inspection and maintenance. The Company also sells medical products not used in its rental pool and disposable medical products used in conjunction with the medical equipment it rents.

2.   Pending Sale of the Company:

     On February 10, 1997, the Company and MEDIQ Incorporated (MEDIQ) entered into a definitive agreement for MEDIQ to acquire 100% of UHS outstanding common stock for $17.50 per share. Including the assumption of the Company's debt, the total purchase price is expected to be approximately $138,000,000. The transaction is to be structured as a cash merger that is expected to close in late March or early April 1997, subject to approval by a majority of the Company's shareholders and regulatory clearances.

3.   Significant Accounting Policies:

     Basis of Consolidation:

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Inventories:

     Inventories consist of supplies and equipment held for resale and are valued at the lower of cost (first-in, first-out method) or market.

     Rental Equipment:

     Depreciation of rental equipment is provided on the straight-line method over the equipments' estimated useful lives of five to seven years. The cost and accumulated depreciation of rental equipment, retired or sold, is eliminated from their respective accounts and the resulting gain or loss is recorded in income.

Universal Hospital Services, Inc. and Subsidiary
Notes to Consolidated Financial Statements, Continued

3.   Significant Accounting Policies, continued:

     Property and Office Equipment:

     Property and office equipment includes land, buildings, leasehold improvements and shop and office equipment.

     Depreciation of property and office equipment is provided on the straight-line method over estimated useful lives of thirty years for buildings, remaining lease term for leasehold improvements, and three to ten years for shop and office equipment. The cost and accumulated depreciation of property and equipment, retired or sold, is eliminated from their respective accounts and the resulting gain or loss is recorded in income.

     Cash and Cash Equivalents:

     The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents. The Company's cash and cash equivalents are deposited with two financial institutions.

     Goodwill:

     Goodwill represents the excess purchase cost of acquired assets over the tangible and identifiable intangible assets' estimated fair market values at the date of acquisition and is being amortized on a straight-line basis over 15 to 40 years. Accumulated amortization was $2,646,315 and $2,168,203 as of December 31, 1996 and 1995, respectively.

     Long-Lived Assets:

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". The adoption of SFAS No. 121 did not have a significant impact on the Company's financial position or results of operations.

     The Company periodically assesses the recoverability of long-lived assets principally rental equipment and goodwill based on projected income and related cash flows on an undiscounted basis.

     Revenues:

     Equipment is generally rented on a short-term basis and rentals are recorded in income as earned. Supply and equipment sales are recorded at the time of shipment.

     Income Taxes:

     Deferred income taxes are computed using the asset and liability method, such that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between financial reporting amounts and the tax bases of existing assets and liabilities based on currently enacted tax laws and tax rates.

     Earnings Per Share of Common Stock:

     Earnings per share of common stock is calculated by dividing net income by the weighted average common and common equivalent shares outstanding during the year. Common equivalent shares include the dilutive effect of stock options.

Universal Hospital Services, Inc. and Subsidiary
Notes to Consolidated Financial Statements, Continued


3.   Significant Accounting Policies, continued:

     Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant management estimates relate to the determination of the allowance for uncollectible accounts receivable and obsolete inventories, estimation of the useful lives of rental equipment for computing depreciation, assessment of the recoverability of long-lived assets, self-insured medical reserves and determination of pension plan actuarial assumptions.

4.   Acquisition of Biomedical Equipment Rental and Sales, Inc. (BERS):

     On August 13, 1996, the Company acquired BERS pursuant to a Stock Purchase Agreement among the Company and the shareholders of BERS. Pursuant to the agreement, the Company acquired all of the outstanding capital stock of BERS for approximately $10.7 million and repayment of approximately $1.6 million of outstanding indebtedness of BERS. The acquisition was accounted for using the purchase method. Accordingly, the purchase price was allocated to assets and liabilities acquired based on their estimated fair values. This treatment resulted in approximately $7.3 million of cost in excess of net tangible assets acquired (goodwill), which is being amortized on a straight-line basis over 15 years. The estimated fair values of assets and liabilities acquired are as follows:

     Cash                                                           $   217,000
     Accounts receivable                                                949,000
     Rental equipment                                                 4,221,000
     Goodwill                                                         7,349,000
     Other assets                                                       852,000
     Accounts payable and other liabilities                           1,296,000
                                                                    -----------
                                                                    $12,292,000
                                                                    ===========

     BERS' operations have been included in the Company's consolidated results of operations since the date of acquisition.

Universal Hospital Services, Inc. and Subsidiary
Notes to Consolidated Financial Statements, Continued

4. Acquisition of Biomedical Equipment Rental and Sales, Inc. (BERS), continued:

     The following summarized, unaudited pro forma results of operations for the year ended December 31, 1996 and 1995, assume the acquisition of BERS occurred as of the beginning of the respective periods.


                                                           1996         1995
     Total revenues                                     $60,497,000  $58,977,000
     Net income                                         $   651,000  $ 2,457,000
     Net earnings per common share                      $       .12  $       .45



5.   Disposal of DPAP Inventories:

     The Company experienced declining sales of Demand Positive Airway Pressure
     (DPAP) devices during 1996. Because market acceptance of the DPAP devices did not meet expectations, the Company's ongoing quarterly assessments resulted in a write-down of $1,030,500 in the second quarter and a charge of $1,182,545 in the fourth quarter of 1996 to write-off the remaining carrying value of DPAP inventory and associated supplies and demo units. The DPAP devices were disposed of in early 1997.



6.   Book Overdrafts:

     The Company does not maintain cash balances at its principal bank under a policy whereby the net of collected balances and cleared checks is, at the Company's option, applied to or drawn from the revolving credit facility on a daily basis. At December 31, 1996 and 1995, the Company had book overdrafts of $858,364 and $1,124,577, respectively.

Universal Hospital Services, Inc. and Subsidiary
Notes to Consolidated Financial Statements, Continued


7.   Property and Equipment:

     Property and equipment at December 31, consists of the following:

                                                           1996          1995
     Rental equipment                                  $107,441,784  $94,935,050
     Less accumulated depreciation                       62,895,494   54,087,814
                                                       ------------  -----------

       Rental equipment, net                             44,546,290   40,847,236
                                                       ------------  -----------

     Land                                                   120,000      120,000
     Buildings and leasehold improvements                 1,356,042    1,195,272
     Office equipment                                     5,473,317    5,065,317
                                                       ------------  -----------

                                                          6,949,359    6,380,589
     Less accumulated depreciation                        3,451,770    2,970,895
                                                       ------------  -----------

     Property and office equipment, net                   3,497,589    3,409,694
                                                       ------------  -----------

       Total property and equipment, net               $ 48,043,879  $44,256,930
                                                       ============  ===========

8.   Long-Term Debt:

     Long-term debt at December 31, consists of the following:

                                                         1996          1995
     8.10% Series A notes, payable in varying
       quarterly installments beginning
       September 1, 1997, with the remaining
       balance due in 2007, uncollateralized         $ 10,000,000

     7.47% senior note payable, due in quarterly
       installments of $350,000, with the
       remaining balance due in 2002,
       uncollateralized                                 8,500,000  $ 9,900,000

     8.29% Series B notes, payable in varying
       quarterly installments beginning
       June 1, 2007, with the remaining balance
       due in 2009, uncollateralized                    4,000,000

     9.60% senior note payable, due in quarterly
       installments of $375,000
       beginning March 1, 2003, uncollateralized        3,000,000    3,000,000

     Term loan agreement at 2% per annum over the
       bank's reference rate, repaid during 1996                     6,766,667

     Revolving credit agreement, uncollateralized      11,337,000    3,921,000

     Other                                                313,332
                                                     ------------  -----------
                                                       37,150,332   23,587,667
     Less current portion of long-term debt            (1,957,743)  (2,800,000)
                                                     ------------  -----------
       Total long-term debt                          $ 35,192,589  $20,787,667
                                                     ============  ===========

Universal Hospital Services, Inc. and Subsidiary
Notes to Consolidated Financial Statements, Continued


8.   Long-Term Debt, continued:

     Under the revolving credit agreement with a bank, the Company may borrow up to $20,000,000 with a maturity date of June 30, 1999. Borrowings bear interest at a rate of between 1.50% and 2.25% per annum over the bank's Reserve Adjusted Certificate of Deposit Rate (RACD) as defined in the agreement. At December 31, 1996, the Company's interest rate was 7.60%, based on the bank's RACD of 5.60%.

     The fair value of long-term debt, based on discounted cash flow analysis using current market interest rates for the same or similar issues of debt as of December 31, 1996 would be approximately $38,500,000.

     At December 31, 1996, aggregate long-term repayment requirements are as follows:

              1997                        $ 1,957,743
              1998                          2,205,589
              1999                          2,100,000
              2000                          2,100,000
              2001                          2,100,000
          Thereafter                       26,687,000
                                          -----------
     Total long-term debt                 $37,150,332
                                          ===========

     The long-term debt agreements restrict dividend payments in excess of approximately $1,700,000, and stock repurchases require, among other things, that the Company maintain certain working capital and other financial ratios.

9.   Commitments and Contingencies:

     Rental expenses were approximately $3,500,000, $3,300,000 and $2,600,000 for the years ended December 31, 1996, 1995 and 1994, respectively. The Company is committed under various noncancellable operating leases for regional sales and service offices and vehicles with minimum annual rental commitments of approximately the following:

              1997                        $ 2,144,000
              1998                          1,577,000
              1999                          1,048,000
              2000                            641,000
              2001                            361,000
          Thereafter                          210,000
                                          -----------
          Total                           $ 5,981,000
                                          ===========

     The Company in the ordinary course of business could be subject to liability claims related to the equipment that it rents and services. The Company believes that its liability insurance is adequate to meet any present or future liability claims.

Universal Hospital Services, Inc. and Subsidiary
Notes to Consolidated Financial Statements, Continued


10.  Employee Benefit Plans:

     The Company sponsors a noncontributory defined benefit pension plan that covers substantially all of its employees. Plan benefits are to be paid to eligible employees at retirement based primarily on years of credited service and on participants' compensation. Plan assets consist primarily of U.S. Government securities and common stocks.

     Pension expense, in thousands, for the years ended December 31, included the following components:

                                                     1996     1995     1994
     Service cost of the current year               $ 348   $   273   $ 332
     Interest cost on projected benefit obligation    598       538     520
     Actual return on assets held in the plan        (864)   (1,441)    (84)
     Net amortization and deferral                    348       951    (348)
                                                    -----   -------   -----

     Pension expense                                $ 430   $   321   $ 420
                                                    =====   =======   =====

     The funded status of the plan and the amounts shown in the accompanying consolidated balance sheet, in thousands, at December 31, consist of the following:

                                                             1996     1995
     Actuarial present value of:
       Vested benefit obligation                            $5,677   $5,519
       Nonvested benefit obligation                            263      299
                                                            ------   ------

     Accumulated benefit obligation                         $5,940   $5,818
                                                            ======   ======

     Projected benefit obligation                           $7,902   $7,959
     Fair value of assets held in plan                       7,661    6,466
                                                            ------   ------

     Unfunded excess of projected benefit obligations
      over plan assets                                         241    1,493
     Net unrecognized (gain) loss from past assumption
      experience differences                                   903     (211)
                                                            ------   ------

     Pension liability included in the consolidated
      balance sheet                                         $1,144   $1,282
                                                            ======   ======

     The following assumptions were used to determine the projected benefit obligation at December 31:

                                                     1996     1995     1994
     Discount rate                                  7.75%     7.25%   8.25%
     Projected compensation increases               4.50%     5.00%   5.50%
     Expected return on assets                      8.50%     8.50%   8.50%

Universal Hospital Services, Inc. and Subsidiary
Notes to Consolidated Financial Statements, Continued

10.  Employee Benefit Plans, continued:

     Effective January 1, 1994, the Company adopted a supplemental executive retirement plan (SERP) designed to make up the shortfall in retirement benefits caused by limitations specified by the Omnibus Budget Reconciliation Act of 1993. This plan provides supplemental pension benefits to the executive officers of the Company in addition to the amounts received under the Company's defined benefit plan described above. This combination of benefits is equivalent to those benefits which would have been paid under the Company's qualified defined benefit pension plan without regard to the Internal Revenue Service statutory limitation on qualifying wages. Such benefits will be paid from the Company's assets. The unfunded accumulated benefit obligation under the plan at December 31, 1996 and 1995 was $315,000 and $248,000, respectively. The projected benefit obligation under the plan at December 31, 1996 and 1995 was $1,057,000 and $1,185,000, respectively. Assumptions used to calculate the benefit obligations were consistent with the Company's defined benefit pension plan, except that projected compensation increases were assumed to be 5.5% in 1996 and 1995. The pension expense for the years ended December 31, 1996, 1995 and 1994 related to this plan was $44,000, $138,000 and $132,000 respectively.

     The Company also sponsors a defined contribution plan, which qualifies under Section 401(a) of the Internal Revenue Code and covers substantially all of the Company's employees. Employees contribute up to 6% of their earnings as a thrift contribution, subject to IRS limitations, and up to 10% as a voluntary contribution. The Company matches 50% of employee thrift contributions. The Plan was amended and restated on December 6, 1994 to add a 401(k) provision that allows employees to contribute annually up to 6% of their base compensation before tax, subject to IRS limitations, and up to 6% as an after-tax contribution. Under the amended and restated plan, the Company matches 50% of the first 6% of base compensation that a participant contributes to the Plan. The effective date of the 401(k) provision was July 1, 1995. For the years ended December 31, 1996, 1995 and 1994, approximately $279,000, $234,000 and $211,000, respectively, was expensed as contributions to the plan.

     The Company is self-insured for employee health care costs. The Company is liable for claims up to $83,250 per family per plan year and aggregate claims up to 125% of expected claims per plan year. Self-insurance costs are accrued based upon the aggregate of the liability for reported claims and an actuarially determined estimated liability for claims incurred but not reported.

Universal Hospital Services, Inc. and Subsidiary
Notes to Consolidated Financial Statements, Continued


11.  Income Taxes:

     The provision for income taxes consisted of the following:

                                           1996           1995          1994
       Currently payable:
         Federal                         $228,000     $1,153,000     $1,176,000
         State                            101,000        301,000        291,000
                                         --------     ----------     ----------
                                          329,000      1,454,000      1,467,000
                                         --------     ----------     ----------
       Deferred:
         Federal                          445,000        414,000         22,000
         State                            145,000         81,000         10,000
                                         --------     ----------     ----------
                                          590,000        495,000         32,000
                                         --------     ----------     ----------
                                         $919,000     $1,949,000     $1,499,000
                                         ========     ==========     ==========

Reconciliations between the Company's effective income tax rate and the U.S. statutory rate for each of the three years ended December 31 follow:


                                                   1996     1995     1994
     Statutory U.S. Federal income tax rate        34.0%    34.0%    34.0%
     State income taxes, net of U.S. Federal
       income tax benefit                           8.7      5.2      5.5
     Goodwill amortization                          4.6      1.8      2.4
     Other                                          2.3       .5      1.0
                                                   ----     ----     ----
               Effective income tax rate           49.6%    41.5%    42.9%
                                                   ====     ====     ====

Universal Hospital Services, Inc. and Subsidiary
Notes to Consolidated Financial Statements, Continued


11.  Income Taxes, continued:

     The components of the Company's overall net deferred tax liability at December 31, 1996 and 1995 are as follows:

                                                            1996         1995
       Deferred tax assets:
         Accounts receivable                            $  131,000   $  162,000
         Accrued and deferred compensation and pension   1,025,000      828,000
         Inventory reserve                                  72,000       85,000
         Other assets                                       47,000       47,000
         Alternative Minimum Tax (AMT) credit              150,000
                                                        ----------   ----------
              Total deferred tax asset                   1,425,000    1,122,000
                                                        ----------   ----------
       Deferred tax liabilities:
         Accelerated depreciation                        5,269,000    4,351,000
         Other                                              26,000       51,000
                                                        ----------   ----------
              Total deferred tax liability               5,295,000    4,402,000
                                                        ----------   ----------
              Net deferred tax liability                $3,870,000   $3,280,000
                                                        ==========   ==========

     The Company has not recorded a valuation allowance as of December 31, 1996 and 1995 related to the deferred tax assets, as management believes the future reversing taxable temporary differences will be sufficient to recover the total deferred tax asset.

12.  Shareholders' Equity:

     Each outstanding share of common stock is entitled to one vote.

     In December 1995, each share of the Class B common stock was converted to one share of common stock through a secondary offering. No proceeds of the offering were received by the Company.

     In December 1994, the Board of Directors authorized a stock repurchase program under which up to 500,000 shares of the Company's common stock could have been repurchased. Such purchases could have been made at prevailing prices on the open market, by block purchase or in private transactions at any time until June 30, 1996. A total of 45,000 shares have been purchased in the open market pursuant to these authorizations. In July 1996, an additional 300,000 shares were authorized by the Board of Directors for repurchase. Such purchases can be made at any time until June 30, 1997. A total 103,000 have been purchased pursuant to these authorizations.

Universal Hospital Services, Inc. and Subsidiary
Notes to Consolidated Financial Statements, Continued

12.  Shareholders' Equity, continued:

     In November 1996 the Company adopted a shareholder rights plan under which rights to purchase shares of a new series of preferred stock have been declared as a dividend at the rate of one right for each share of common stock held by shareholders of record at the close of business on November 21, 1996. Each right under the shareholder rights plan will entitle the holder to buy one 1/100th of a share of a new series of junior preferred stock at a price of $40. The rights will be exercisable only if a person or group acquires or makes a tender offer for 15% or more of the Company's outstanding common stock (except in connection with an offer permitted by the Board of Directors and other limited exceptions). The rights are redeemable at 1/10th of a cent per right at any time prior to the acquisition of a 15% position. The acquisition described in Note 2 is expected to meet the criteria of a permitted offer. As such, the rights will expire upon closing of the agreement.

     If a person or group acquires 15% or more of the Company's common stock (except in connection with a permitted offer), each right will entitle its holder to purchase, at the right's then-current exercise price, the Company's common stock having a market value of twice the right's exercise price. If the Company is acquired in a merger or sells 50% or more of its assets or earning power, each right will entitle its holder to purchase, at the right's then-current exercise price, the acquiring Company's common stock having a market value of twice the right's exercise price.

13.  Stock Option and Stock Purchase Plans:

     During 1992 and as amended in 1994, the Company adopted a Long-Term Incentive and Stock Option Plan, a Director's Stock Option Plan and an Employee Stock Purchase Plan. Under the Long-Term Incentive and Stock Option Plan (Incentive and Stock Option Plan), the Company may grant incentive stock options, stock options and performance awards to the Company's employees. A total of 600,000 shares of common stock are reserved for issuance under the Incentive and Stock Option Plan. The Incentive and Stock Option Plan expires in 2002. These options become exercisable in increments over a 3-1/2 year period, expiring 10 years after the grant date.

     The Director's Stock Option Plan (Director Plan) covers nonemployee directors. Options may be granted annually to eligible directors. Under the Director Plan, the Company has reserved 75,000 shares of common stock for issuance. Options under the Director Plan become exercisable six months subsequent to date of grant, expiring five years after the grant date.

     All options were granted at fair market value at date of grant.

Universal Hospital Services, Inc. and Subsidiary
Notes to Consolidated Financial Statements, Continued

13. Stock Option and Stock Purchase Plans, continued:

    Stock option activity with respect to the Incentive and Stock Option Plan and Director Plan is as follows:

                         Incentive and Stock Option Plan            Director Plan
                         -------------------------------     ------------------------------
          Shares             1996      1995      1994           1996      1995       1994

Granted                     113,650   108,150   120,800         7,500     7,500      9,000
   Exercisable               (4,983)     (300)
Terminated                     (300)   (1,800)  (15,550)
                         ----------  --------  --------      --------  --------     --------
December 31:
  Outstanding               504,667   396,300   290,250        37,000    29,500     22,000
                         ==========  ========  ========      ========  ========     ========
Exercisable                 278,640   178,273    83,630        37,000    29,500     18,000

      Weighted Average
   Exercise Price Per Share

Granted                       $9.12     $6.88     $5.38         $8.75     $8.25      $6.56
Exercised                     $6.62     $8.00
Terminated                    $8.00     $8.00     $8.26

December 31:
   Outstanding                $7.42     $7.12     $7.21         $7.95     $7.75      $7.58

Stock options outstanding at December 31, 1996 for the Incentive and Stock Option Plan and Director Plan had a range of exercise prices of $5.38 to $9.38 and $6.00 and $8.75, respectively, and an average remaining life of 6.56 and
2.48 years, respectively.

Under the Employee Stock Purchase Plan, an eligible employee may purchase shares of common stock from the Company through payroll deductions of up to 10% of their base compensation at a price share equal to 85% of the lesser of the fair market value of the Company's common stock as of the first or last day of each six-month offering period. A total of 225,000 shares are reserved for issuance under this plan. During 1996 and 1995, respectively, 57,979 and 33,311 shares were purchased by employees under this plan, leaving 37,147 available for purchase at December 31, 1996.

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, a new standard of accounting and reporting for stock-based compensation plans. The Company has adopted the new standard in 1996. The Company has continued to measure compensation cost for its incentive and stock option plan, director plan and employee stock purchase plan, using the intrinsic value method of accounting it has historically used and, therefore, the new standard has no effect on the Company's operating results.

Universal Hospital Services, Inc. and Subsidiary
Notes to Consolidated Financial Statements, Continued


13.  Stock Option and Stock Purchase Plans, continued:

     Had the Company used the fair value-based method of accounting for its incentive and stock option plan, director plan and employee stock purchase plan beginning in 1995 and charged compensation cost against income, over the vesting period, based on the fair value of options at the date of grant, net income and net income per share for the years ended December 31, 1996 and 1995 would have been reduced to the following pro forma amounts:

                                                1996              1995

      Net income                             $ 709,168         $2,622,340

      Net income per share                   $     .13         $      .48

     The weighted-average grant-date fair value of options granted during 1996 and 1995 was $5.28 and $4.13, respectively. The weighted-average grant-date fair value of options was determined separately for each grant under the Company's various plans by using the fair value of each option grant on the date of grant, utilizing the Black-Scholes option-pricing model and the following key assumptions:

                                              1996              1995

      Risk-free interest rates             5.1% to 6.9%      5.6% to 7.8%

      Expected life                       .5 to 8 years     .5 to 8 years

      Expected volatility                 53.2% to 59.4%    31.1% to 59.4%

      Expected dividends                       None              None

LOGO
                       UNIVERSAL HOSPITAL SERVICES, INC.
                              1250 NORTHLAND PLAZA
                             3800 WEST 80TH STREET
                       BLOOMINGTON, MINNESOTA 55431-4442
             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS APRIL 4, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned appoints Thomas A. Minner and Paul W. Larsen, and each of them, with power to act without the other and with all the right of substitution in each, the proxies of the undersigned to vote all shares of Universal Hospital Services, Inc. (the "Company") held by the undersigned on February 26, 1997, at the Special Meeting of Shareholders of the Company, to be held on April 4, 1997, at 9:00 a.m. at the Radisson Hotel South, 7800 Normandale Boulevard, Bloomington, Minnesota, and all adjournments thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.
  Receipt of Notice of Special Meeting of Shareholders and Proxy Statement is acknowledged by your execution of this proxy. Complete, sign, date, and return this proxy in the addressed envelope--no postage required. Please mail promptly to save further solicitation expenses.
1. Approval of Merger     [_] FOR the Merger[_] AGAINST the Merger[_] ABSTAIN
 Agreement, dated as
 of February 10, 1997,
 by and among MEDIQ
 Incorporated, PRN
 Merger Corporation
 and Universal
 Hospital Services,
 Inc.

             (continued, and to be dated and signed, on other side)
P
R
O
X
Y
2. To vote with discretionary authority upon such other matters as may come before the meeting. (Discretionary authority will be only exercised with respect to votes in favor or abstentions.)
  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS PROVIDED BY THE UNDERSIGNED SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ITEM 1 LISTED HEREIN. UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.

                                           SIGNATURE(S)

                                           ------------------------------------

                                           ------------------------------------

                                           Dated: _______________________, 1997
                                           INSTRUCTION: When shares are held
                                           by joint tenants, all joint tenants
                                           should sign. When signing as attor-
                                           ney, executor, administrator,
                                           trustee, custodian, or guardian,
                                           please give full title as such. If
                                           shares are held by a corporation,
                                           this proxy should be signed in full
                                           corporate name by its president or
                                           other authorized officer. If a
                                           partnership holds the shares sub-
                                           ject to this proxy, an authorized
                                           person should sign in the name of
                                           such partnership.